    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 8, 1997
                                                      REGISTRATION NO. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                               HS RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                         1311                        94-3036864
(State or other jurisdiction of  (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)   Classification Code Number)      Identification Number)

                            ------------------------
                               ONE MARITIME PLAZA
                                   15TH FLOOR
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 433-5795
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                            ------------------------
                             JAMES M. PICCONE, ESQ.
                                GENERAL COUNSEL
                               HS RESOURCES, INC.
                           1999 BROADWAY, SUITE 3600
                             DENVER, COLORADO 80202
                                 (303) 296-3600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
           It is requested that copies of communications be sent to:
                           RONALD R. LEVINE II, ESQ.
                           DAVIS, GRAHAM & STUBBS LLP
                       370 SEVENTEENTH STREET, SUITE 4700
                             DENVER, COLORADO 80202
                                 (303) 892-9400
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of the Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

==================================================================================================
                                                        PROPOSED
                                                        MAXIMUM       PROPOSED
                                         AMOUNT         OFFERING       MAXIMUM         AMOUNT OF
      TITLE OF EACH CLASS OF              TO BE          PRICE        AGGREGATE      REGISTRATION
    SECURITIES TO BE REGISTERED        REGISTERED      PER SHARE   OFFERING PRICE         FEE
--------------------------------------------------------------------------------------------------
9 1/4% Senior Subordinated Notes
  Due 2006.........................   $150,000,000        100%      $150,000,000        $45,455
--------------------------------------------------------------------------------------------------
Guaranties of 9 1/4% Senior
  Subordinated Notes...............        (1)            (1)            (1)              (1)
==================================================================================================

(1) No separate consideration will be received for the guaranties of the debt securities registered hereby.
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

***************************************************************************
*                                                                         *
*  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A  *
*  REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED     *
*  WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT  *
*  BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE        *
*  REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT    *
*  CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY     *
*  NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH  *
*  SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO            *
*  REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH        *
*  STATE.                                                                 *
*                                                                         *
***************************************************************************


                  SUBJECT TO COMPLETION, DATED JANUARY 8, 1997
PRELIMINARY PROSPECTUS

                               HS RESOURCES, INC.
OFFER TO EXCHANGE ITS 9 1/4% SENIOR SUBORDINATED NOTES DUE 2006 THAT HAVE
   BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OF ITS
      OUTSTANDING 9 1/4% SENIOR SUBORDINATED NOTES DUE 2006

***************************************************************************
*                                                                         *
*            THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT      *
*            5:00 P.M., NEW YORK CITY TIME, ON                , 1997,     *
*                    UNLESS EXTENDED (THE "EXPIRATION DATE")              *
*                                                                         *
***************************************************************************

    HS Resources, Inc., a Delaware corporation (the "Company" or "HSR"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $150,000,000 aggregate principal amount of its 9 1/4% Senior Subordinated Notes due 2006 (the "Exchange Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like principal amount of its outstanding 9 1/4% Senior Subordinated Notes Due 2006 (the "Outstanding Notes" and, together with the Exchange Notes, the "Notes"), of which $150,000,000 aggregate principal amount is outstanding. The Exchange Notes and the Outstanding Notes are collectively referred to herein as the "Notes."

    The terms of the Exchange Notes are identical in all material respects to the terms of the Outstanding Notes, except that (i) the Exchange Notes have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Outstanding Notes and generally will not be entitled to registration rights, and (ii) the Exchange Notes will not provide for any increase in the interest rate thereon related to such registration rights. In that regard, the Outstanding Notes provide that if an exchange offer registration statement is (i) not filed by January 24, 1997 or
(ii) not declared effective by March 27, 1997, Special Interest (as defined) will accrue and be payable semi-annually until such time as an exchange offer registration statement is filed or becomes effective, as the case may be. In addition, (i) if an exchange offer is not consummated or a resale shelf registration statement is not declared effective by April 25, 1997 or (ii) if either the exchange offer registration statement or the resale shelf registration statement has been declared effective and such registration statement ceases to be effective or usable (subject to certain exceptions), Special Interest will accrue and be payable semi-annually until such time as an exchange offer is consummated or a resale shelf registration statement is declared effective, as the case may be. See "Description of the Exchange Notes" and "Description of the Outstanding Notes." The Exchange Notes are being offered for exchange in order to satisfy certain obligations of the Company under the Registration Agreement dated November 27, 1996 (the "Registration Agreement") between the Company and the Initial Purchasers (as defined) of the Outstanding Notes. The Exchange Notes will be issued under the same Indenture (as defined) as the Outstanding Notes and the Exchange Notes and the Outstanding Notes will constitute a single series of debt securities under the Indenture. In the event that the Exchange Offer is consummated, any Outstanding Notes that remain outstanding after consummation of the Exchange Offer and the Exchange Notes issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount of Notes have taken certain actions or exercised certain rights under the Indenture.

    The Exchange Notes will be general, unsecured obligations of the Company, subordinated in right of payment to all existing and any future Senior Indebtedness (as defined) of the Company. The Exchange Notes will rank pari passu with existing and any future senior subordinated indebtedness and senior to any future subordinated indebtedness of the Company. See "Description of the Exchange Notes -- Subordination." The Exchange Notes will be fully and unconditionally guaranteed on an unsecured, senior subordinated basis by certain Restricted Subsidiaries (as defined). Each of the current Subsidiary Guarantors (as defined) is a borrower under, or guarantor of, the Chase Facility (as defined), which ranks senior to the Exchange Notes, and the obligations under the Chase Facility are secured by a significant portion of the assets of the Company. In addition, all indebtedness and liabilities of the Company's subsidiaries that are not Subsidiary Guarantors will be effectively senior in right of payment to the Exchange Notes and the Subsidiary Guaranties (as defined). As of September 30, 1996, after giving effect to the Offering of the Outstanding Notes (the "Offering") and the application of the estimated net proceeds of the Offering, (i) Senior Indebtedness would have been approximately $173.0 million, (ii) senior subordinated indebtedness would have been approximately $225.0 million, (iii) the total consolidated indebtedness of the Company would have aggregated approximately $398.0 million and (iv) the total liabilities and indebtedness of the Company's subsidiaries that are not Subsidiary Guarantors (including trade payables, deferred taxes and accrued liabilities), on an aggregate basis, would have been approximately $8.4 million. The Indenture permits the Company and its Restricted Subsidiaries to incur additional Indebtedness (as defined) under certain circumstances. See "Use of Proceeds," "Description of Other Indebtedness" and "Description of the Exchange Notes."

    Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business on the first anniversary of the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

      SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
     OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
       OFFENSE.

               The date of this Prospectus is             , 1997.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM JAMES M. PICCONE, SECRETARY, HS RESOURCES, INC., 1999 BROADWAY, SUITE 3600, DENVER, COLORADO 80202, TELEPHONE (303) 296-3600. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY
                                    .

     The Company is making the Exchange Offer in reliance on the position of the staff of the Division of Corporate Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporate Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporate Finance, and subject to the two immediately following sentences, the Company believes that the Exchange Notes issued pursuant to this Exchange Offer in exchange for the Outstanding Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities
Act) of such Exchange Notes. However, any holder of the Outstanding Notes who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Notes, or any broker-dealer who purchased Outstanding Notes from the Company to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporate Finance of the Commission set forth in the above mentioned interpretive letters, (b) will not be permitted or entitled to tender such Outstanding Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Outstanding Notes unless such sale is made pursuant to an exemption from such requirements. Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." In the event that applicable interpretations by the staff of the Division of Corporate Finance of the Commission change or otherwise do not permit resales of the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act, holders of Exchange Notes who transfer Exchange Notes in violation of the prospectus delivery provisions of the Securities Act or without an exemption from registration thereunder may incur liability thereunder.

     Each holder of Outstanding Notes who wishes to exchange Outstanding Notes for Exchange Notes in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company, (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Outstanding Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporate Finance of the Commission in the interpretive letters referred to above, the Company believes that broker-dealers who acquired Outstanding Notes for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill the prospectus delivery requirements with respect to the Exchange Notes received upon exchange of such

Outstanding Notes (other than Outstanding Notes that represent an unsold allotment from the original sale of the Outstanding Notes) with a prospectus meeting the requirements of the Securities Act, that may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Agreement, the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Notes for a period ending one year after the consummation of the Exchange Offer or, if earlier, when all such Exchange Notes have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of Exchange Notes."

     In that regard, each Participating Broker-Dealer who surrenders Outstanding Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to each such Participating Broker-Dealer or the Company has give notice that the sale of Exchange Notes may be resumed, as the case may be. If the Company gives such notice to suspend the sale of the Exchange Notes, it shall extend the one-year period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Notes or to and including the date on which the Company has given notice that the sale of Exchange Notes may be resumed, as the case may be.

     Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Outstanding Notes. The Exchange Notes will be a new issue of securities for which there is currently no market. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. Although the Initial Purchasers have informed the Company that they each currently intend to make a market in the Exchange Notes, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The Company currently does not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

     Any Outstanding Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Indenture (except for those rights that terminate upon the consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Outstanding Notes will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to such holders (other than Initial Purchasers or under certain limited circumstances relating to holders who are not eligible to participate in the Exchange Offer) to provide the registration under the Securities Act of the Outstanding Notes held by them. If Outstanding Notes are tendered and accepted in the Exchange Offer, the market for untendered Outstanding Notes is likely to diminish; accordingly, holders who do not tender their Outstanding

Notes may encounter difficulties in selling such notes following the Exchange Offer. See "Risk Factors -- Consequences of a Failure to Exchange Outstanding Notes."

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OUTSTANDING NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OUTSTANDING NOTES PURSUANT TO THE EXCHANGE OFFER.

     Outstanding Notes may be tendered for exchange on or prior to 5:00 p.m.,
New York City time, on                , 1997, unless the Exchange Offer is
extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Outstanding Notes may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Outstanding Notes being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions that may be waived by the Company and to the terms and provisions of the Registration Agreement. See "The Exchange Offer -- Conditions to the Exchange Offer." Outstanding Notes may be tendered in whole or in part in a principal amount of $1,000 and integral multiples thereof. The Company has agreed to pay all expenses of the Exchange Offer, except for any expenses relating to the printing of this Prospectus, which printing expenses will be paid by the Initial Purchasers. Each Exchange Note will bear interest from the most recent date to which interest has been paid or duly provided for on the Outstanding Note surrendered in exchange for such Exchange Note or, if no such interest has been paid or duly provided for on such Outstanding Note, from November 27, 1996. Holders of the Outstanding Notes whose Outstanding Notes are accepted for exchange will not receive accrued interest on such Outstanding Notes for any period from and after the last Interest Payment Date (as defined) to which interest has been paid or duly provided for on such Outstanding Notes prior to the original issue date of the Exchange Notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on such Outstanding Notes, and will be deemed to have waived the right to receive any interest on such Outstanding Notes accrued from and after such Interest Payment Date or, if no such interest has been paid or duly provided for, from and after November 27, 1996. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of the Outstanding Notes as
of                , 1997.

     The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. See "Use of Proceeds." No dealer-manager is being used in connection with this Exchange Offer. See "Plan of Distribution."

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY OR ITS SUBSIDIARIES SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS

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                                                                                        PAGE
                                                                                        ----
AVAILABLE INFORMATION.................................................................    5
INCORPORATION BY REFERENCE............................................................    6
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS.......................................    6
PROSPECTUS SUMMARY....................................................................    7
RISK FACTORS..........................................................................   17
THE EXCHANGE OFFER....................................................................   24
USE OF PROCEEDS.......................................................................   33
CAPITALIZATION........................................................................   34
SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA.............................   35
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..........................................................................   37
BUSINESS AND PROPERTIES...............................................................   44
MANAGEMENT............................................................................   54
DESCRIPTION OF OTHER INDEBTEDNESS.....................................................   57
DESCRIPTION OF THE EXCHANGE NOTES.....................................................   59
DESCRIPTION OF THE OUTSTANDING NOTES..................................................   91
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...............................................   91
PLAN OF DISTRIBUTION..................................................................   94
LEGAL MATTERS.........................................................................   96
EXPERTS...............................................................................   96
GLOSSARY OF OIL AND NATURAL GAS TERMS.................................................   97

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports and other information may be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices: 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Commission by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements, and other information. HSR's common stock is listed on the New York Stock Exchange (the "NYSE"). Reports, proxy and information statements and other information relating to HSR can be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005. In addition, for so long as any of the Outstanding Notes remains outstanding, the Company and the Subsidiary Guarantors have agreed to make available to any prospective purchaser of the Outstanding Notes or beneficial owner of the Outstanding Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act. Any such request and requests for the agreements summarized herein should be directed to James M. Piccone, Secretary, HS Resources, Inc., 1999 Broadway, Suite 3600, Denver, Colorado 80202, telephone (303) 296-3600.

     This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Notes. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to a copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                           INCORPORATION BY REFERENCE

     The Company's annual report on Form 10-K for the year ended December 31, 1995, quarterly reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996, and Current Report on Form 8-K filed June 22, 1996, are incorporated by reference in this Prospectus. All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

     Upon request, the Company will provide without charge to each person to whom a copy of this Prospectus has been delivered a copy of any documents incorporated by reference herein (other than exhibits unless the exhibits are specifically incorporated by reference into this Prospectus). Requests should be directed to James M. Piccone, HS Resources, Inc., 1999 Broadway, Suite 3600, Denver, Colorado 80202.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus includes statements that are not purely historical and are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding the Company's expectations, hopes, beliefs, intentions or strategies regarding the future. All statements other than statements of historical facts included in this Prospectus, including without limitation, statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business and Properties" regarding reserves and their values, planned capital expenditures, increases in oil and natural gas production, the number and prospective nature of anticipated wells to be drilled in 1996 and thereafter, development potential, infill potential, exploitation and exploration prospects and leads, drilling prospects, consolidation opportunities, markets for the Company's oil and gas production and the Company's financial position, business strategy and other plans and objectives for future operations, and future oil and natural gas demand, supply, marketing, transportation and pricing factors, are forward-looking statements. All forward-looking statements included in this Prospectus are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward-looking statements. Although the Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct or that the Company will take any actions that may presently be planned. There are numerous uncertainties inherent in estimating quantities of proved oil and natural gas reserves and projecting future rates of production and timing of development expenditures, including many factors beyond the control of the Company. Certain important factors that could cause actual results to differ materially from the Company's expectations are disclosed under "Risk Factors" and elsewhere in this Prospectus. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by such factors.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the Consolidated Financial Statements, the Unaudited Pro Forma Combined Financial Statements and the notes thereto appearing elsewhere or incorporated by reference in this Prospectus. The pro forma combined statement of operations and reserve information give effect to (i) the acquisition of certain assets from Basin Exploration, Inc. ("Basin") in March and June 1996 (the "Acquisitions") and (ii) the merger with Tide West Oil Company ("Tide West") in June 1996 (the "Merger"). Prospective purchasers should carefully consider the information set forth in "Risk Factors" in evaluating the Offering. Certain terms relating to the oil and natural gas industry are defined in "Glossary of Oil and Natural Gas Terms." Unless the context otherwise requires, all references in this Prospectus to "HSR" or the "Company" are to HS Resources, Inc. and its subsidiaries.

                                  THE COMPANY

     HS Resources, Inc. is a leading United States independent energy company engaged in the development, acquisition, exploitation, exploration, production and marketing of oil and natural gas. Through its experienced management and technical staff, the Company has consistently increased reserves and production and has established itself as one of the most efficient operators in the industry. HSR has created a diversified asset base in three core geographic areas: the Denver-Julesburg Basin (the "D-J Basin") of the Rocky Mountains, the Anadarko and Arkoma Basins of the Mid-Continent and the on-shore Gulf Coast area. It has done so by executing a large scale development drilling program focused in the Wattenberg Field area of the D-J Basin and through the Acquisitions, the Merger and the formation of Gulf Coast joint ventures. The Company believes that each core geographic area adds operational and financial opportunities, positioning the Company to maximize the benefits of its more predictable, long-lived production in the D-J Basin, while providing meaningful exposure to higher return potential exploitation and exploration projects in the Mid-Continent and Gulf Coast. HSR has an inventory of growth opportunities that includes in excess of 1,850 infill, development and exploratory drilling locations and over 1.1 million gross undeveloped acres.

     The Company has achieved substantial growth in reserves, production, revenues and EBITDA (as defined) over the past five years. HSR has increased reserves from 20.8 MMBoe as of December 31, 1990, to 143.9 MMBoe on a pro forma basis as of December 31, 1995. HSR also increased production from 0.9 MMBoe for the year ended December 31, 1991, to 11.1 MMBoe on a pro forma basis for the year ended December 31, 1995. Oil and natural gas revenues and EBITDA also have grown significantly over this period, increasing from $12.8 million and $8.3 million, respectively, for the year ended December 31, 1991, to $115.2 million and $84.8 million, respectively, on a pro forma basis for the year ended December 31, 1995. On a pro forma basis for the nine months ended September 30, 1996, the Company generated oil and natural gas revenues of $96.5 million and EBITDA of $73.5 million.

     At December 31, 1995, the Company's pro forma reserves had an estimated pre-tax present value (discounted at 10%) of $555 million. Natural gas constituted approximately 75% of the Company's reserves and approximately 73% of the Company's reserves were classified as proved developed. At September 30, 1996, the Company operated more than 73% of its 3,544 wells. Management believes that its ability to control the operation of its wells and to minimize overhead expenses has contributed to the Company achieving one of the lowest cost structures in the industry.

                               BUSINESS STRATEGY

     HSR's objective is to maximize its long-term value through aggressive growth in its oil and natural gas reserves and production. The Company has successfully achieved its goals through an ongoing strategy of (i) increasing its diversified long-lived asset base, (ii) building a substantial inventory of development, exploitation and exploration projects, (iii) utilizing state-of-the-art exploration, drilling and production techniques, (iv) effecting consolidation in its core geographic areas, (v) maintaining low operating costs, (vi) capturing downstream value and (vii) maximizing financial flexibility.

     - Increase Diversified Long-lived Asset Base. HSR has assembled a diversified portfolio of predictable, long-lived properties, which, in the aggregate, generate significant high margin production and cash flows. HSR presently owns interests in 3,544 gross wells and had an aggregate pro forma reserves-to-production ratio of 13:1 as of December 31, 1995. The Company's current product mix consists of approximately 75% natural gas and 25% oil, with most wells producing both oil and natural gas. The Company is diversified geographically and geologically with core producing properties across the D-J Basin and the Mid-Continent area and also owns extensive undeveloped leaseholds in the Gulf Coast and Rocky Mountain regions.

     - Build a Substantial Inventory of Development, Exploitation and Exploration Projects. The Company intends to continue expanding its substantial portfolio of development, exploitation and exploration projects. As of September 30, 1996, HSR had identified approximately 900 development drillsites and 750 potential infill drillsites in the D-J Basin. The lower risk infill and development projects in the D-J Basin are complemented by relatively higher risk and potentially higher return exploitation and exploration projects in the Mid-Continent and Gulf Coast regions. Based upon preliminary interpretation of seismic and geologic data, the Company has identified approximately 170 exploitation and development drilling locations in the Mid-Continent area and approximately 60 exploitation and exploration projects and leads in its Gulf Coast project area.

     - Utilize Advanced Exploration, Drilling and Production Techniques. In the D-J Basin, the Company is testing the use of coiled tubing drilling and is using both sophisticated fracturing technologies and directional drilling to enhance production and obtain additional reserves from existing wellbores. In order to improve its exploitation and exploration drilling success rates, the Company utilizes 3-D seismic extensively, including advanced imaging techniques of coherence cube or continuity processing and advanced interpretation and geostatistical techniques. The Company has acquired more than 450 square miles of 3-D seismic data in its core geographic areas and plans to acquire an additional 180 square miles of 3-D seismic data in the Gulf Coast within the next six months. The Company, directly or indirectly, employs or contracts with 33 experienced geologists and geophysicists to develop its projects.

     - Consolidate in Core Geographic Areas. The Company is continuing to pursue its consolidation strategy in the D-J Basin, where it currently produces approximately 24% of total D-J Basin natural gas production. By effecting consolidation in the D-J Basin, the Company capitalizes on opportunities for further operating and administrative cost efficiencies and improves its product marketing position through control of increased volumes. HSR will pursue a similar consolidation strategy in various fields and basins within the Mid-Continent area.

     - Maintain Low Operating Costs. The Company is an industry leader in operational efficiencies and field management, historically ranking as one of the lowest cost operators in the United States. During 1995, HSR's general and administrative expenses were $0.80 per Boe, and its lease operating expenses were $1.95 per Boe. On a pro forma basis, during the first nine months of 1996, the Company's general and administrative expenses were $0.66 per Boe, and its lease operating expenses were $2.19 per Boe.

     - Capture Downstream Value. The Company seeks to enhance both its margins and operating flexibility through its marketing, trading and transportation business. HSR is one of the most active natural gas producer/marketers in the Colorado Front Range area and directly markets approximately 60% of its natural gas production from the D-J Basin. A significant portion of this production is sold directly to over 400 commercial and industrial end users. In the Mid-Continent area, the Company markets its own natural gas production and also purchases third party natural gas for resale. The Colorado Front Range and Mid-Continent marketing and trading operations are fully integrated, thus providing opportunities for HSR to improve product prices and profit from market imbalances and trading opportunities between the two regions and to capitalize on the combined expertise of the two groups.

     - Maximize Financial Flexibility. The Company is committed to maintaining substantial financial flexibility. In funding its growth, HSR has employed a broad array of financing strategies to minimize its cost of capital, including public equity and debt, tax credit financing structures, divestitures and asset monetizations. Management currently expects its 1997 capital expenditure budget to be fully funded by internally-generated cash flow. Additionally, the Company intends to divest approximately $65 million of non-core properties and apply the proceeds from such sales to reduce outstanding borrowings under the Chase Facility.

                              RECENT DEVELOPMENTS

  Basin Property Acquisitions

     In March and June of 1996, the Company completed the Acquisitions, acquiring all of Basin's D-J Basin properties for aggregate cash consideration of $125.5 million. The Acquisitions included a total of 850 gross wells at December 31, 1995, having approximately 35 MMBoe of net proved reserves and approximately 5,500 Boe of net daily production. The Acquisitions also included approximately 250 potential development drillsites. The acquired properties are in the immediate vicinity of HSR's existing D-J Basin operations, and HSR has integrated these assets into its property base with no material increase in overhead, resulting in a substantial decrease in general and administrative costs per Boe of production. In addition to the improved economics associated with consolidation, HSR's controlled natural gas volumes in the D-J Basin have increased, strengthening HSR's active Colorado Front Range natural gas marketing activities. The Company believes that there remain significant future exploitation and infill drilling opportunities to further develop existing reserves in the D-J Basin through the application of developing technologies, including directional drilling applications.

  Tide West Merger

     On June 17, 1996, the Company completed the Merger with Tide West. The total consideration of $187.7 million consisted of $119.8 million in cash and net liabilities assumed and HSR common stock with an aggregate market value of approximately $67.9 million. The Merger added 1,259 gross wells, approximately
39.1 MMBoe of net proved reserves and approximately 9,985 Boe of net daily production to the Company. Through the Merger, the Company diversified its property base into the Mid-Continent area, acquired a large inventory of exploitation, development and exploration opportunities, and acquired an active natural gas trading and transportation operation. The geographical location of the Tide West properties and the proximity of the Tide West properties to the Mid-Continent markets and Henry Hub provide the Company with product market and price diversification. Tide West's undrilled locations have a relatively higher reserve potential but a slightly higher risk profile than HSR's D-J Basin properties. To date, HSR has identified approximately 170 potential exploitation and development drillsites on properties acquired in the Merger.

  Gulf Coast Joint Ventures

     The Company's strategy in establishing operations in the on-shore Gulf Coast region has been to joint venture with experienced Gulf Coast exploration organizations that have existing projects and positions and are at the forefront of applied technologies, including advanced imaging applications of 3-D seismic data. To date, the Company has formed two joint ventures, SouthTech Exploration, L.L.C. ("SouthTech") and Chenier Exploration ("Chenier"), that are complementary in approach and geographic coverage. As a result, the Company has accelerated its cycle time in generating, analyzing and exploiting 3-D seismic projects in the Gulf Coast. Entry into the Gulf Coast is a key component of the Company's diversification strategy. High rate, shorter-lived production from this area will complement the Company's existing long-lived production profile. Furthermore, the higher return potential of the Gulf Coast provides greater balance to the Company's overall risk profile.

                               THE EXCHANGE OFFER

EXCHANGE OFFER............ Up to $150,000,000 aggregate principal amount of
                           Exchange Notes are being offered in exchange for like aggregate principal amount of Outstanding Notes. Outstanding Notes may be tendered for exchange in whole or in part in a principal amount of $1,000 and integral multiples thereof. The Company is making the exchange offer in order to satisfy its obligations under the Registration Agreement relating to the Outstanding Notes. The Company will issue the Exchange Notes to tendering holders of the Outstanding Notes promptly following the Expiration Date.

REGISTRATION AGREEMENT.... The Outstanding Notes were sold by the Company on
                           November 27, 1996 to Salomon Brothers Inc, Chase Securities Inc., Lehman Brothers Inc. and Prudential Securities Incorporated (collectively, the "Initial Purchasers"), who placed the Outstanding Notes with Qualified Institutional Buyers ("QIBs") and institutional accredited investors. In connection therewith, the Company executed and delivered for the benefit of the holders of the Outstanding Notes the Registration Agreement providing for, among other things, the Exchange Offer.

EXPIRATION DATE........... 5:00 p.m., New York City time, on                ,
                           1997 unless the Exchange Offer is extended by the Company. See "The Exchange Offer -- Expiration Date; Extensions; Amendments."

CONDITIONS TO THE
  EXCHANGE OFFER.......... The Exchange Offer is subject to certain conditions, which may be waived by the Company in its sole discretion. See "The Exchange Offer -- Conditions to the Exchange Offer." The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered or accepted for exchange.

                           The Company reserves the right (i) to delay the acceptance of the Outstanding Notes for exchange,
                           (ii) to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of certain conditions, (iii) to extend the Expiration Date of the Exchange Offer and retain all of the Outstanding Notes tendered pursuant to the Exchange Offer, subject, however, to the right of holders of the Outstanding Notes to withdraw their tendered Outstanding Notes or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer -- Conditions to the Exchange Offer."

PROCEDURES FOR TENDERING
  OUTSTANDING NOTES....... Each holder of Outstanding Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Outstanding Notes and any other required documentation to the Exchange Agent (as defined) at the address set forth herein. By executing the Letter of Transmittal each holder will represent to the Company that, among other things, (i) the Exchange Notes acquired pursuant to the Exchange Offer by the holder and any beneficial owners of Outstanding Notes are being acquired in the ordinary course of business of the person receiving such Exchange Notes, (ii) neither the holder nor such beneficial owner is participating in, intends to participate in or has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and (iii) neither the holder nor such beneficial owner is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, or, if it is an affiliate of the Company, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker or dealer as a result of market making activities or other trading activities, may participate in the Exchange Offer but may be deemed an "underwriter" under the Securities Act and, therefore, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Company has undertaken, for a period of one year from the consummation of the Exchange Offer, to maintain the effectiveness of this Prospectus for use in satisfaction of such persons' obligations to deliver a prospectus. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker or dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange Offer -- Resales of Exchange Notes."

SPECIAL PROCEDURES FOR
  BENEFICIAL OWNERS....... Any beneficial owner whose Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Outstanding Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Outstanding Notes, either make appropriate arrangements to register ownership of the Outstanding Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

GUARANTEED DELIVERY
  PROCEDURES.............. Holders of Outstanding Notes who wish to tender their
                           Outstanding Notes and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date must tender their Outstanding Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

WITHDRAWAL RIGHTS......... Tenders may be withdrawn at any time prior to the
                           Expiration Date. See "The Exchange
                           Offer -- Withdrawal Rights."

CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES............ The exchange of the Outstanding Notes for Exchange
                           Notes by tendering holders will not be a taxable exchange for federal income tax purposes, and such holders will not recognize any taxable gain or loss or any interest income for federal income tax purposes as a result of such exchange. Holders should review the information set forth under "Certain Federal Income Tax Consequences" for a discussion of certain U.S. tax considerations relating to the Exchange Notes prior to tendering the Outstanding Notes in the Exchange Offer.

USE OF PROCEEDS........... The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. See "Use of Proceeds."

EXCHANGE AGENT............ Harris Trust Company of New York is serving as
                           Exchange Agent in connection with the Exchange Offer. See "The Exchange Offer -- Exchange Agent."

                               THE EXCHANGE NOTES

EXCHANGE NOTES............ $150,000,000 in aggregate principal amount of 9 1/4%
                           Senior Subordinated Notes due 2006. The form and terms of the Exchange Notes are identical in all material respects to the terms of the respective Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except for certain transfer restrictions and registration rights relating to the Outstanding Notes and except for certain interest provisions relating to such registration rights. See "Description of the Exchange Notes."

MATURITY.................. November 15, 2006.

INTEREST ON THE
  EXCHANGE NOTES.......... The Exchange Notes will bear interest at the rate of
                           9 1/4% per annum, payable semiannually on May 15 and November 15, commencing May 15, 1997.

OPTIONAL REDEMPTION....... The Exchange Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after November 15, 2001, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, prior to November 15, 1999, up to 33 1/3% of the aggregate principal amount of the Notes originally issued is redeemable at the option of the Company, in whole or in part, from time to time, at 109.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, with the net proceeds of one or more Equity Offerings (as defined), provided that at least 66 2/3% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after such redemption. See "Description of the Exchange
                           Notes -- Optional Redemption."

SUBSIDIARY GUARANTIES..... The Exchange Notes will be unconditionally guaranteed on a senior subordinated basis by each of the Initial Subsidiary Guarantors (as defined) under the Subsidiary Guaranties and by certain Restricted Subsidiaries of the Company if they become a Significant Subsidiary (as defined) in the future. See "Description of the Exchange Notes -- Subsidiary Guaranties."

SUBORDINATION OF EXCHANGE
  NOTES AND SUBSIDIARY
  GUARANTIES.............. The Exchange Notes and the Subsidiary Guaranties will be general, unsecured obligations of the Company and the Subsidiary Guarantors, as applicable. The Notes and the Subsidiary Guaranties will be subordinated in right of payment to all existing and any future Senior Indebtedness, will rank pari passu with existing and any future senior subordinated indebtedness and senior to any future subordinated indebtedness of the Company or the Subsidiary Guarantors, as applicable. See "Description of the Exchange Notes -- Subordination." As of September 30, 1996, after giving effect to the Offering, (i) Senior Indebtedness would have been approximately $173.0 million, (ii) senior subordinated indebtedness would have been approximately $225.0 million, (iii) the total consolidated indebtedness of the Company would have aggregated approximately $398.0 million and (iv) the total liabilities and indebtedness of the Company's subsidiaries that are not Subsidiary Guarantors (including trade payables, deferred taxes and accrued liabilities), on an aggregate basis, would have been approximately $8.4 million. Subject to certain limitations set forth in the Indenture, the

                           Company and its subsidiaries (including the Subsidiary Guarantors) may incur additional indebtedness including indebtedness that would be senior to or pari passu with the Notes. See "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of Other Indebtedness," and "Description of the Exchange Notes -- Certain Covenants."

CHANGE OF CONTROL......... Upon the occurrence of a Change of Control (as defined), each holder of the Exchange Notes may require the Company to purchase for cash such holder's Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. In the event of a Change of Control, there can be no assurance that the Company or the Subsidiary Guarantors will have the financial resources or be permitted under the terms of their other indebtedness to repurchase the Exchange Notes. See "Risk Factors -- Risks Relating to a Change of Control" and "Description of the Exchange
                           Notes -- Repurchase at the Option of Holders Upon a Change of Control."

CERTAIN COVENANTS......... The Indenture pursuant to which the Exchange Notes will be issued contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to (i) incur additional Indebtedness, (ii) incur Indebtedness that is subordinate to Senior Indebtedness but senior to the Exchange Notes, (iii) incur secured Indebtedness that is not Senior Indebtedness, (iv) pay dividends or make other distributions with respect to the Capital Stock (as defined) or Redeemable Stock (as defined) of the Company or to purchase, redeem or retire Capital Stock or Redeemable Stock of the Company or any Affiliate (as defined) thereof or make other Restricted Payments (as defined), (v) enter into certain transactions with Affiliates, (vi) create certain liens, (vii) enter into certain consolidations, mergers and transfers of assets,
                           (viii) issue any Capital Stock of a Restricted Subsidiary or permit any Person (as defined) other than the Company or a Restricted Subsidiary to own such stock, (ix) permit any Restricted Subsidiary to suffer to exist certain types of restrictions on the ability of Restricted Subsidiaries to pay dividends and make other transfers of assets to the Company and other Restricted Subsidiaries and (x) dispose of the proceeds of certain asset sales. All of these limitations are subject to a number of important qualifications. See "Description of the Exchange Notes -- Certain Covenants" and "-- Merger, Consolidation and Sale of Substantially All Assets."

LISTING................... None. See "Risk Factors -- Lack of Public Market."

SINKING FUND.............. None

For additional information with respect to the Exchange Notes (including defined terms), see "Description of the Exchange Notes."

                                  RISK FACTORS

     An investment in the Exchange Notes involves certain risks that a potential purchaser should carefully evaluate prior to making such an investment. See "Risk Factors."

     SUMMARY CONSOLIDATED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

     The following table presents summary financial data for the Company as of the dates and for the periods indicated. The financial data for the years ended December 31, 1993, 1994 and 1995, were derived from the audited consolidated financial statements of the Company. The financial data for the nine months ended September 30, 1995 and 1996, have been derived from the Company's unaudited consolidated financial statements. The unaudited pro forma combined statement of operations data for the year ended December 31, 1995, and for the nine months ended September 30, 1996, give effect to the Acquisitions and the Merger as if such transactions had occurred at the beginning of each such period. The summary historical and pro forma financial data are qualified in their entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Unaudited Pro Forma Combined Financial Statements and the Consolidated Financial Statements and the respective related notes thereto, presented elsewhere herein. For additional information relating to the Company's operations, see "Business and Properties."

                                                                  HISTORICAL
                                             ----------------------------------------------------        PRO FORMA COMBINED
                                                                                 NINE MONTHS        -----------------------------
                                                                                    ENDED                            NINE MONTHS
                                                YEARS ENDED DECEMBER 31,         SEPTEMBER 30,       YEAR ENDED         ENDED
                                             ------------------------------   -------------------   DECEMBER 31,    SEPTEMBER 30,
                                               1993       1994       1995       1995       1996         1995            1996
                                             --------   --------   --------   --------   --------   -------------   -------------
                                                                                  (UNAUDITED)                (UNAUDITED)
                                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
STATEMENT OF OPERATIONS:
  Oil and natural gas revenues.............  $ 45,382   $ 58,827   $ 53,394   $ 41,013   $ 67,169      $115,179        $ 96,454
  Trading and transportation and other.....     2,095      1,574      1,946      1,589     21,594        88,228          71,803
                                             --------   --------   --------   --------   --------      --------        --------
        Total revenues.....................    47,477     60,401     55,340     42,602     88,763       203,407         168,257
                                             --------   --------   --------   --------   --------      --------        --------
  Production expense.......................     9,692     13,444     13,986     10,723     16,726        30,439          23,595
  Cost of trading and transportation.......        --         --         --         --     18,951        80,642          66,175
  Depreciation, depletion and
    amortization...........................    15,299     25,079     26,609     20,593     29,523        61,302          43,533
  General and administrative expense.......     3,123      4,228      4,076      2,997      2,923         7,573           4,964
  Interest expense and other...............     3,118      7,539     10,219      7,575     15,482        27,404          20,739
                                             --------   --------   --------   --------   --------      --------        --------
        Total expenses.....................    31,232     50,290     54,890     41,888     83,605       207,360         159,006
  Income (loss) before provision for income
    taxes..................................    16,245     10,111        450        714      5,158        (3,953)          9,251
  Provision (benefit) for income taxes.....     6,189      3,852        176        277      1,965        (1,506)          3,525
                                             --------   --------   --------   --------   --------      --------        --------
        Net income (loss)..................  $ 10,056   $  6,259   $    274   $    437   $  3,193      $ (2,447)       $  5,726
                                             ========   ========   ========   ========   ========      ========        ========
        Net income (loss) per share........  $   0.93   $   0.53   $   0.02   $   0.04   $   0.24      $  (0.14)       $   0.33
                                             ========   ========   ========   ========   ========      ========        ========
  Weighted average number of common and
    common equivalent shares...............    10,858     11,713     11,440     11,474     13,546        17,601          17,431
BALANCE SHEET DATA (END OF PERIOD):
  Cash and cash equivalents................  $ 21,119   $    657   $    117   $  1,076   $  5,944      $     --        $     --
  Working capital (deficiency).............    16,221     (2,384)   (16,115)    (5,943)     3,608            --              --
  Oil and natural gas properties, net......   184,188    242,009    278,811    265,744    652,512            --              --
  Total assets.............................   228,260    269,070    302,089    287,732    708,690            --              --
  Long-term debt...........................    74,420    103,478    125,537    123,522    392,316            --              --
  Stockholders' equity.....................   113,299    119,358    119,174    119,595    186,817            --              --
OTHER FINANCIAL DATA:
  Net cash provided by operating
    activities.............................  $ 33,745   $ 36,553   $ 31,179   $ 28,358   $ 34,001      $     --        $     --
  Capital expenditures(1)..................    59,202     72,169     33,529     28,584     34,392            --              --
  EBITDA(2)................................    34,662     42,729     37,278     28,881     50,163        84,753          73,523
  Ratio of EBITDA to interest expense(2)...      11.1x       5.7x       3.6x       3.8x       3.2x          3.1x            3.5x
  As adjusted pro forma ratio of EBITDA to
    interest expense(2)(3).................        --         --         --         --         --           2.8x            3.1x
  Ratio of earnings to fixed
    charges(4)(5)..........................       5.0x       1.9x        --         --        1.2x           --             1.2x
  As adjusted pro forma ratio of earnings
    to fixed charges(3)(4)(5)..............        --         --         --         --         --            --             1.1x

                                               (See footnotes on following page)

---------------

(1) Capital expenditures exclude acquisition costs of $34,697,000, $14,044,000 and $29,357,000 for the years ended December 31, 1993, 1994 and 1995, respectively, and $15,360,000 and $220,549,000 for the nine months ended September 30, 1995 and 1996, respectively.

(2) EBITDA, or "earnings before interest, income taxes, extraordinary items, depreciation and amortization," reflects income from operations plus depreciation, depletion and amortization, impairment of proved oil and natural gas properties, non-recurring costs and exploration expense. EBITDA is not a generally accepted accounting principle measure, but provides supplemental information for evaluating the Company's ability to make payments in respect of the Notes. It should not be construed as an alternative to income from operations, net income or cash flow from operations and is presented solely as a supplemental disclosure.

(3) The unaudited as adjusted pro forma ratio of EBITDA to interest expense and the unaudited as adjusted pro forma ratio of earnings to fixed charges give effect to the Offering and the use of proceeds thereof as if the Offering had been consummated at the beginning of the indicated period. See "Use of Proceeds."

(4) For purposes of calculating the ratio of earnings to fixed charges and the unaudited as adjusted pro forma ratio of earnings to fixed charges, earnings consist of net earnings before income taxes and fixed charges (exclusive of capitalized interest). Fixed charges consist of interest expense (which includes amounts capitalized and the amortization of debt discount) and that portion of rental cost that is equivalent to interest (estimated to be one-third of rental cost).

(5) Earnings were insufficient to cover fixed charges by $1,551,000, $767,000 and $8,142,000 at December 31, 1995, September 30, 1995, and pro forma December 31, 1995, respectively. As adjusted pro forma earnings were insufficient to cover as adjusted pro forma fixed charges by $11,567,000 at December 31, 1995.

                       SUMMARY OPERATING AND RESERVE DATA

     The following table presents summary operating data and estimated net proved reserves as of the dates and for the periods indicated. The pro forma combined information gives effect to the Acquisitions and the Merger as if such transactions had occurred at the beginning of each such period. For additional information relating to the Company's estimated net oil and natural gas reserves and operating data, see "Business and Properties -- Oil and Natural Gas Reserves," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations" and Notes to Consolidated Financial Statements.

                                                                 HISTORICAL
                                           ------------------------------------------------------        PRO FORMA COMBINED
                                                                                 NINE MONTHS        -----------------------------
                                                                                    ENDED                            NINE MONTHS
                                               YEARS ENDED DECEMBER 31,          SEPTEMBER 30,       YEAR ENDED         ENDED
                                           --------------------------------    ------------------   DECEMBER 31,    SEPTEMBER 30,
                                             1993        1994        1995       1995       1996         1995            1996
                                           --------    --------    --------    -------    -------   -------------   -------------
                                                                                  (UNAUDITED)                (UNAUDITED)
NET PRODUCTION DATA:
  Oil (MBbls).............................      967       1,664       1,582      1,263      1,360          2,806         1,757
  Natural gas (MMcf)......................   14,684      20,108      21,049     16,328     23,221         49,858        34,533
  Total production (MBoe).................    3,414       5,015       5,090      3,985      5,230         11,116         7,513
Average Sales Prices:
  Oil (per Bbl)........................... $  16.09    $  14.83    $  16.52    $ 16.29    $ 20.32     $    16.60       $ 20.37
  Natural gas (per Mcf)...................     2.03        1.70        1.30       1.25       1.70           1.38          1.76
OPERATING DATA:
Lease operating expense (per Boe).........     1.60        1.66        1.95       1.89       2.23           1.97          2.19
Production taxes (per Boe)................     1.24        1.02        0.80       0.80       0.97           0.76          0.96
General and administrative expense (per
  Boe)....................................     0.91        0.84        0.80       0.75       0.56           0.68          0.66
Five year average finding cost (per
  Boe)(1).................................     3.36        4.31        4.61         --         --             --            --
Net wells completed during the period.....      219         215         109         88        115             --            --
RESERVE INFORMATION:
Net proved reserves (end of period)(2)(3)
  Oil (MBbls).............................   16,300      18,301      19,588         --         --         35,332            --
  Natural gas (MMcf)......................  252,413     265,278     298,777         --         --        651,498            --
  Total net proved reserves (MBoe)........   58,369      62,514      69,384         --         --        143,915            --
Annual reserve replacement(3)(4)..........      509%        183%        241%        --         --             --            --
Estimated reserve life (years)(3)(5)......       17          12          14         --         --             13            --
Estimated future net revenues before
  income taxes (in thousands)(2)(3)....... $432,060    $463,303    $532,954         --         --     $1,089,704            --
Present value of estimated future net
  revenues before income taxes (discounted
  at 10%) (in thousands)(2)(3)............ $210,537    $230,331    $257,045         --         --     $  555,368            --

---------------

(1) Represents the average finding cost per Boe during the five years ended December 31 of the year indicated. See "Glossary of Oil and Natural Gas Terms."

(2) As of December 31, 1995, the average sales prices used for purposes of estimating the Company's net proved reserves, the future net revenues therefrom and the present value of such future net revenues were $1.65 per Mcf of natural gas and $18.59 per Bbl and excludes the effects of the Company's hedging activities. See "Risk Factors -- Volatility of Oil and Natural Gas Prices; Marketability of Production," "-- Estimation of Reserves," "Business and Properties -- Oil and Natural Gas Reserves" and
    Note 16 to Consolidated Financial Statements.

(3) Estimates of the Company's historical net proved oil and natural gas reserves and related revenues as of December 31, 1993, 1994 and 1995, were prepared by the Company and reviewed by Williamson Petroleum Consultants, Inc., independent petroleum engineers. Estimates of the Company's pro forma net proved oil and natural gas reserves and related revenues as of December 31, 1995, were prepared by the Company. See "Risk Factors -- Volatility of Oil and Natural Gas Prices; Marketability of Production," "-- Estimation of Reserves," "-- Replacement Reserves," "Business and Properties -- Oil and Natural Gas Reserves" and Note 16 to Consolidated Financial Statements.

(4) The annual reserve replacement is a percentage determined on a Boe basis by dividing the estimated reserves added during a year from exploitation, development and exploration activities, acquisitions of proved reserves and revisions of previous estimates, excluding property sales, by the oil and natural gas produced during that year.

(5) Estimated reserve life is calculated on a Boe basis by dividing the total estimated proved reserves at year-end by the total production during the year.

                                  RISK FACTORS

     Holders of the Outstanding Notes should consider carefully the specific factors set forth below, as well as the other information set forth elsewhere in this Prospectus, in connection with their investment in the Company and in considering the Exchange Offer.

VOLATILITY OF OIL AND NATURAL GAS PRICES; MARKETABILITY OF PRODUCTION

     The Company's revenues, profitability and future rate of growth are substantially dependent upon prevailing prices for its oil and natural gas. Hydrocarbon prices can be extremely volatile and in recent years have been depressed at times by warm weather, weak demand and excess total domestic and imported supplies. Oil and natural gas prices have risen recently, but there can be no assurance that such price levels will be sustained. Prices are also affected by actions of state and local agencies, the United States and foreign governments and international cartels. These external factors and the volatile nature of the energy markets make it difficult to estimate accurately future prices of oil and natural gas. Prices for D-J Basin natural gas, which represents a significant portion of the Company's overall production, were depressed until recently and have at times been more volatile than the prices prevailing in the broader United States natural gas market. Although from time to time the Company hedges a portion of its oil and natural gas production to provide some protection from price declines, any substantial or extended decline in the price of oil or natural gas would have a material adverse effect on the Company's financial condition and results of operations. The marketability of the Company's production depends upon the availability and capacity of refineries, natural gas gathering systems, pipelines and processing facilities. Federal and state regulation of oil and natural gas production and transportation, general economic conditions and changes in supply and demand all could adversely affect the Company's ability to produce and market its oil and natural gas. If market factors were to change dramatically, the financial impact on the Company could be substantial. The availability of markets and the volatility of product prices are beyond the control of the Company and thus represent a significant risk. See "-- Governmental and Environmental Regulation" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

EFFECTS OF LEVERAGE; EXISTING INDEBTEDNESS

     As of September 30, 1996, as adjusted to give effect to the Offering and the application of the estimated net proceeds therefrom, the Company's total long-term debt would have been approximately $398.0 million. See "Capitalization" and "Use of Proceeds From the Sale of the Outstanding Notes." The Company's leverage has important consequences to holders of the Notes, including the following: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired; (ii) a portion of the Company's cash flow from operations must be dedicated to the payment of the principal of and interest on its existing indebtedness; (iii) certain of the Company's borrowings, principally those under the Chase Facility, are at variable rates of interest, which may make the Company vulnerable to increases in interest rates; and (iv) the terms of certain of the Company's indebtedness permit its creditors to accelerate payments upon certain events of default or a change of control of the Company. As of September 30, 1996, after giving effect to the Offering and the application of the estimated net proceeds therefrom (but excluding the effect of interest rate hedging arrangements covering $80 million in principal amount of indebtedness), 43.5% of the aggregate borrowings of the Company would have been floating rate obligations and 56.5% of the Company's borrowings would have been fixed rate obligations, with an overall range of interest rates from 6 3/4% to 9 7/8% per annum. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     The Chase Facility, the indenture under which the Company's 9 7/8% Notes (as defined) were issued (the "Existing Indenture") and the Indenture impose financial and other restrictions on the Company and its subsidiaries, including limitations on the incurrence of additional indebtedness and limitations on the sale of assets. The Chase Facility also requires the Company to (i) make periodic payments of interest, (ii) make principal payments from the proceeds of certain asset sales and in the event the Company's outstanding debt exceeds the Borrowing Base (as defined therein), (iii) maintain certain financial ratios, including interest coverage and leverage ratios and (iv) maintain a minimum level of consolidated cash flow. There can be no assurance that these requirements or other material requirements of the Chase Facility will be met in the future. If they are not, the lenders under the Chase Facility would be entitled to declare the indebtedness thereunder immediately due and payable. Additionally, in the event of such an acceleration of indebtedness by the lenders under the Chase Facility, a default would be deemed to occur under the terms of the Notes and the 9 7/8% Notes. See "Description of Other Indebtedness" and "Description of the Exchange Notes -- Events of Default and Notice."

     In addition, the Indenture and the Existing Indenture contain certain restrictive covenants that may limit the ability of the Company to engage in certain transactions. The restrictive covenants contained in the Indenture are in many cases materially different from the restrictive covenants contained in the Existing Indenture, and in certain cases, may allow the Company to engage in transactions that are prohibited by the terms of the 9 7/8% Notes. The Company's ability to take advantage of any such possible increased flexibility may be limited during the period that the 9 7/8% Notes remain outstanding. Similarly, the restrictive covenants in the Indenture may limit the ability of the Company to engage in transactions permitted by the Existing Indenture. See "Description of Other Indebtedness" and "Description of the Exchange Notes -- Certain Covenants."

     Moreover, in certain situations, holders of the 9 7/8% Notes have rights that are senior to the rights of the holders of the Notes. Specifically, in the event of an asset sale by the Company that triggers an obligation to offer to purchase the 9 7/8% Notes and the Notes pursuant to their respective indentures, the Company is required to fulfill such payment obligations relating to the 9 7/8% Notes prior to fulfilling such payment obligations relating to the Notes. There can be no assurance that the Company will have sufficient funds to fulfill its obligations under the Indenture in the event of such an asset sale. See "Description of Other Indebtedness" and "Description of the Exchange
Notes -- Certain Covenants -- Limitation on Asset Sales."

     Based upon the current and anticipated level of operations, the Company believes that its cash flow from operations, together with the estimated net proceeds from the sale of the Outstanding Notes, the proceeds available under the Chase Facility and its other sources of liquidity, will be adequate to meet its anticipated requirements in the foreseeable future for working capital, capital expenditures, interest payments and scheduled principal payments. There can be no assurance, however, that the Company's business will continue to generate cash flow at or above current levels. If the Company is unable to generate sufficient cash flow from operations to service its debt, it may be required to refinance all or a portion of its existing debt, including the Notes (provided the necessary consents are obtained), or to obtain additional financing. There can be no assurance that any such refinancing would be possible or that any additional financing could be obtained. The Company's ability to meet its debt service obligations and reduce total indebtedness will be dependent not only upon its future drilling and production performance, but also on oil and natural gas prices, general economic conditions and financial, business and other factors affecting the Company's operations, many of which are beyond the Company's control. The Company's strategy and historical focus has been, and is expected to continue to be, the development, acquisition, exploitation, exploration, production and marketing of oil and natural gas. Each of these activities requires substantial capital. The Company intends to finance such capital expenditures in the future through cash flow from operations, the incurrence of additional indebtedness and/or the issuance of additional equity securities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." For a more detailed description of certain of the Company's outstanding indebtedness and loan covenants related thereto that could limit the Company's operating and financial flexibility, see "Description of Other Indebtedness."

CONSEQUENCES OF A FAILURE TO EXCHANGE OUTSTANDING NOTES

     The Outstanding Notes have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions, including the Company's and the Trustee's right in certain cases to require the delivery of opinions of counsel, certifications and other information prior to any such transfer. Outstanding Notes that remain outstanding after the consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Outstanding Notes that remain outstanding will not be entitled to any rights to have such Outstanding Notes registered under the Securities Act or to any similar rights under the Registration Agreement (subject to certain limited exceptions). The Company currently intends to register under the Securities Act Outstanding Notes that remain outstanding after consummation of the Exchange Offer only if such Outstanding Notes are held by Initial Purchasers and persons ineligible to participate in the Exchange Offer. If Outstanding Notes are tendered and accepted in the Exchange Offer, the market for untendered Outstanding Notes is likely to diminish; accordingly, holders who do not tender their Outstanding Notes may encounter difficulties in selling such notes following the Exchange Offer.

     The Exchange Notes and any Outstanding Notes that remain outstanding after consummation of the Exchange Offer will constitute a single series of debt securities under the Indenture and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount thereof have taken certain actions or exercised certain rights under the Indenture. See "Description of the Exchange Notes."

     The Indenture provides that if an exchange offer registration statement is
(i) not filed by January 24, 1997 or (ii) not declared effective by March 27, 1997, Special Interest will accrue and be payable semi-annually until such time as an exchange offer registration statement is filed or becomes effective, as the case may be. In addition, (i) if an exchange offer is not consummated or a resale shelf registration statement is not declared effective by April 25, 1997 or (ii) if either the exchange offer registration statement or the resale shelf registration statement has been declared effective and such registration statement ceases to be effective or usable (subject to certain exceptions), Special Interest will accrue and be payable semi-annually until such time as an exchange offer is consummated or a resale shelf registration statement is declared effective, as the case may be. Following consummation of the Exchange Offer neither the Outstanding Notes nor the Exchange Notes will be entitled to any increase in the interest rate thereon. See "Description of the Outstanding Notes" and "Description of the Exchange Notes."

SUBORDINATION OF THE NOTES AND THE SUBSIDIARY GUARANTIES

     The Outstanding Notes are and the Exchange Notes will be subordinated in right of payment to all present and future Senior Indebtedness of the Company, including the principal, premium (if any) and interest with respect to the Senior Indebtedness. The Notes will rank pari passu with all present and future senior subordinated indebtedness of the Company and will rank senior to all future Subordinated Indebtedness (as defined) of the Company. In addition, the Subsidiary Guaranties will be subordinated in right of payment to all existing and future Senior Indebtedness of the Subsidiary Guarantors, will rank pari passu with all existing and future senior subordinated indebtedness of the Subsidiary Guarantors and will rank senior to all future Subordinated Indebtedness of the Subsidiary Guarantors. As of September 30, 1996, after giving effect to the Offering and the application of the estimated net proceeds therefrom, the Company and the Subsidiary Guarantors would have had approximately $173.0 million of Senior Indebtedness outstanding. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company, assets of the Company and the Subsidiary Guarantors will be available to pay obligations of the Notes only after all Senior Indebtedness of the Company and the Subsidiary Guarantors has been paid in full. There can be no assurance that there will be sufficient assets to pay amounts due on all or any of the Notes. The holders of any indebtedness of the Company's subsidiaries other than the Subsidiary Guarantors will be entitled to payment thereof from the assets of such subsidiaries prior to the holders of any general, unsecured obligations of the Company, including the Notes. See "Description of the Exchange Notes -- Subordination," "Description of the Outstanding Notes" and "-- Subsidiary Guaranties."

     The Notes are also unsecured and will be effectively subordinated to any secured indebtedness of the Company. As of the date of this Prospectus, the indebtedness outstanding under the Chase Facility is secured by liens on a portion of the assets of the Company. Any Senior Indebtedness of the Company or any Subsidiary Guarantor may be secured by all or a portion of the assets of the Company or such Subsidiary Guarantor, as appropriate. The ability of the Company to comply with the provisions of the Chase Facility or any other Senior Indebtedness may be affected by events beyond the Company's control. The breach of any such provisions could result in a default under the Chase Facility or any other Senior Indebtedness, in which case, depending on the actions taken by the lenders thereunder, or their successors or assignees, such lenders could elect to declare all amounts borrowed under the Chase Facility or any other Senior Indebtedness, together with accrued interest, to be due and payable, and the Company and the Subsidiary Guarantors could be prohibited from making payments of interest and principal on the Notes until the default is cured or all Senior Indebtedness is paid or satisfied in full. In addition, such lenders could proceed against the collateral, which constitutes a significant portion of the Company's assets. See "Description of Other Indebtedness," "Description of the Exchange Notes -- Subordination" and "Description of the Outstanding Notes."

FRAUDULENT CONVEYANCE

     If a court in a lawsuit brought by an unpaid creditor or representative of creditors, such as a trustee in bankruptcy, or the Company as a debtor-in-possession, were to determine under relevant Federal or state fraudulent conveyance statutes that the Company did not receive fair consideration or reasonably equivalent value for incurring indebtedness, including the Notes, and that, at the time of such incurrence, the Company (i) was insolvent, (ii) was rendered insolvent by reason of such incurrence or grant, (iii) was engaged in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, then such court, subject to applicable statutes of limitation, could void the Company's obligations under the Notes, subordinate the Notes to other indebtedness of the Company or take other action detrimental to the holders of the Notes.

     The measure of insolvency for these purposes will depend upon the governing law of the relevant jurisdiction. Generally, however, a company will be considered insolvent for these purposes if the sum of that company's debts is greater than the fair value or the fair saleable value of all of that company's property or if the present fair saleable value of that company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Moreover, regardless of solvency, a court could void an incurrence of indebtedness, including the Notes, if it determined that such transaction was made with the intent to hinder, delay or defraud creditors. In addition, a court could subordinate indebtedness, including the Notes, to the claims of all existing and future creditors on similar grounds. The Company believes that, after giving effect to the Offering, the Company was (i) neither insolvent nor rendered insolvent by the incurrence of indebtedness in connection with the Offering, (ii) in possession of sufficient capital to run its business effectively and (iii) incurring debts within its ability to pay as the same mature or become due.

     In addition, the Subsidiary Guaranties may be subject to review under relevant Federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or a lawsuit brought by or on behalf of creditors of the Subsidiary Guarantors. In such a case, the analysis set forth above would generally apply, except that the Subsidiary Guaranties could also be subject to the claim that, since the Subsidiary Guaranties were incurred for the benefit of the Company (and only indirectly for the benefit of the Subsidiary Guarantors), the obligations of the Subsidiary Guarantors thereunder were incurred for less than reasonably equivalent value of fair consideration. A court could void the Subsidiary Guarantors' obligation under the Subsidiary Guaranties, subordinate the Subsidiary Guaranties to other indebtedness of the Subsidiary Guarantors or take other action detrimental to the holders of the Notes. See "Description of Other Indebtedness," "Description of the Exchange Notes" and "Description of the Outstanding Notes."

ESTIMATION OF RESERVES

     There are numerous uncertainties in estimating quantities of proved reserves, future rates of production and the timing and success of development expenditures, including many factors beyond the control of the Company. Thus, the reserve data set forth in this Prospectus are calculated estimates only. The Company's historical reserve information set forth in this Prospectus represents estimates based on reports prepared by the Company and reviewed by Williamson Petroleum Consultants, Inc. as of December 31, 1995. The reserve information with respect to the properties acquired in the Acquisitions and the Merger is based upon reports prepared by the Company, which reports have not been reviewed by an independent petroleum engineer. Although the Company believes all of its reserve estimates to be reasonable, reserve estimates are only estimates and should be expected to change as additional information becomes available. Furthermore, estimates of oil and natural gas reserves, of necessity, are projections based on engineering and production data, and the interpretation thereof, the projection of future rates of production and the timing and success of development expenditures.

     Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be exactly measured, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Accordingly, estimates of the economically recoverable quantities of oil and natural gas attributable to any particular property or group of properties, classifications of such reserves based on risk of recovery and estimates of the future net cash flows expected therefrom, which are prepared by different engineers or by the same engineers at different times, may vary substantially. Moreover, there can be no assurance that the reserves set forth herein will ultimately be produced or that the proved undeveloped reserves will be developed within the periods anticipated. Variances from the estimates contained herein could be material. In addition, the estimates of future net revenues from proved reserves of the Company and the present value thereof are based upon certain assumptions about production levels, prices and costs, which may be inaccurately estimated. With respect to such estimates, the Company emphasizes that the discounted future net cash flows should not be construed as representative of the fair market value of the proved oil and natural gas properties belonging to the Company, as discounted future net cash flows are based upon projected cash flows that do not provide for changes in oil and natural gas prices or for changes in expenses and capital costs. The accuracy of such estimates is highly dependent upon the accuracy of the assumptions upon which they were based. Actual results may differ materially from the results estimated. Holders of Outstanding Notes making a decision whether to exchange such notes for Exchange Notes are cautioned not to place undue reliance on the reserve data and resulting cash flow estimates included in this Prospectus.

     The Company accounts for its oil and natural gas producing activities under the full cost method. This method imposes certain limitations on the carrying
(book) value of proved oil and natural gas properties and requires a writedown of such assets for accounting purposes if such limits are exceeded. The risk that the Company will be required to write down the carrying value of its oil and natural gas properties increases as oil and natural gas prices decline or remain depressed. If a writedown is required, it would result in a non-cash charge to earnings. In the past, the Company has not been required to write down its oil and natural gas properties. However, no assurance can be given that the Company will not be required to make such a writedown in the future.

REPLACEMENT OF RESERVES

     HSR's future performance depends in part upon its ability to acquire, find and develop additional oil and natural gas reserves that are economically recoverable. Without successful acquisition, exploration or development activities, HSR's reserves will decline. No assurance can be given that HSR will be able to acquire or find and develop additional reserves on an economic basis.

     HSR's business is capital intensive and, to maintain its asset base of proved oil and natural gas reserves, a significant amount of cash flow from operations must be reinvested in property acquisitions, development or exploration activities. To the extent cash flow from operations is reduced and external sources of capital become limited or unavailable, HSR's ability to make the necessary capital investments to maintain or expand its asset base would be impaired. Without such investment, HSR's oil and natural gas reserves would decline.

     HSR's strategy will include continued exploitation and exploration of its existing properties and may include opportunistic acquisitions of other oil and natural gas properties. The successful acquisition of producing properties requires an assessment of recoverable reserves, future oil and natural gas prices and operating costs, potential environmental and other liabilities and other factors. Such assessments are necessarily inexact and their accuracy inherently uncertain. There can be no assurance that HSR's acquisition activities and exploration and development projects will result in increases in reserves. HSR's operations may be curtailed, delayed or canceled as a result of a lack of adequate capital and other factors, such as title problems, weather, compliance with governmental regulations or price controls, mechanical difficulties or shortages or delays in the delivery of equipment. Furthermore, while HSR's revenues may increase if prevailing natural gas and oil prices increase significantly, HSR's finding costs for additional reserves could also increase. In addition, the costs of exploration and development may materially exceed initial estimates.

SIGNIFICANTLY INCREASED OPERATIONS

     The Acquisitions and the Merger substantially increased the Company's reserves, cash flow and production. The Company's ability to achieve any advantages from the Acquisitions and the Merger will depend in large part on successfully integrating the properties and personnel of the acquired entities into the operations of the Company. No assurances can be made that the Company will be able to achieve such integration successfully.

RISKS OF HEDGING AND TRADING TRANSACTIONS

     In order to manage its exposure to price risks in the marketing of its oil and natural gas and in connection with its trading activities, HSR has in the past entered and may in the future enter into oil and natural gas futures contracts on the New York Mercantile Exchange ("NYMEX"), fixed price delivery contracts and financial swaps. Those transactions that are intended to reduce the effects of volatility of the price of oil and natural gas may limit potential gains by HSR if oil and natural gas prices were to rise substantially over the price established by the hedge. In addition, HSR's hedging and trading may expose HSR to the risk of financial loss in certain circumstances, including instances in which (i) production is less than expected, (ii) there is a widening of price differentials between delivery points for HSR's production and Henry Hub (in the case of NYMEX futures contracts) or delivery points required by fixed price delivery contracts to the extent they differ from those of HSR's production, (iii) HSR's customers or the counterparties to its futures contracts fail to purchase or deliver the contracted quantities of oil or natural gas or honor their financial commitments or (iv) a sudden, unexpected event materially affects oil or natural gas prices. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

RISKS RELATING TO A CHANGE OF CONTROL

     Upon a Change of Control, holders of the Notes and the 9 7/8% Notes will have the right to require the Company to repurchase all or any part of such holders' notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. The certain events that constitute a Change of Control under the Indenture and the Existing Indenture would constitute a default under the Chase Facility, which prohibits the purchase of the Notes by the Company in the event of certain Change of Control events unless and until such time as the Company's indebtedness under the Chase Facility is repaid in full. There can be no assurance that the Company and the Subsidiary Guarantors would have sufficient financial resources available to satisfy all of its or their obligations under the Chase Facility, the Notes and the 9 7/8% Notes in the event of a Change of Control. The Company's failure to purchase the 9 7/8% Notes or the Notes would result in a default under the Existing Indenture, the Indenture and under the Chase Facility, each of which could have adverse consequences for the Company and the holders of the Notes. See "Description of Other Indebtedness," "Description of the Exchange Notes -- Repurchase at the Option of the Holders Upon a Change of Control" and "Description of the Outstanding Notes." The definition of "Change of Control" in the Indenture includes a sale, lease, conveyance or transfer of "all or substantially all" of the assets of the Company and certain of its Restricted Subsidiaries taken as a whole to a person or group of persons. There is little case law interpreting the phrase "all or substantially all" in the context of an indenture. Because there is no precise established definition of this phrase, the ability of a holder of the Notes to require the Company to repurchase such Notes as a result of a sale, lease, conveyance or transfer of all or substantially all of the Company's assets to a person or group of persons may be uncertain.

GOVERNMENTAL AND ENVIRONMENTAL REGULATION

     The Company's operations are subject to various Federal, state and local governmental laws and regulations, which may be changed from time to time in response to economic or political factors. Matters subject to regulation include, but are not limited to, drilling and operations permits and approvals, performance bonds, reports concerning operations, discharge and other permitting requirements, the spacing of wells, unitization and pooling of properties and taxation.

     The Company's operations are subject to complex and constantly changing environmental laws and regulations adopted by Federal, state and local governmental authorities. Compliance with such laws has not had a material adverse effect upon the Company to date. Nevertheless, the discharge of oil, natural gas or other pollutants into the air, soil or water may give rise to significant liabilities by the Company to the government and/or third parties, and may require the Company to incur substantial costs for remediation. Moreover, the Company has agreed to indemnify certain sellers of producing properties from whom the Company has acquired properties against certain liabilities for environmental claims associated with the properties purchased by the Company. No assurance can be given that existing environmental laws or regulations, as currently interpreted or as may be in the future, or future laws or regulations will not materially adversely affect the Company's results of operations and financial condition or that material indemnity claims will not arise against the Company with respect to properties acquired by the Company.

     Recently there has been an increased level of regulation of oil and natural gas activities in Colorado. For example, the Colorado Oil and Gas Conservation Commission adopted, and is considering the adoption of additional, stricter regulation of matters such as soil conservation, land reclamation, fluid disposal and bonding of oil and natural gas companies. Additionally, various cities and counties are currently reviewing their ordinances to determine the level of regulatory authority, if any, they should assert over such matters. At present, it cannot be determined to what degree stricter regulations, if adopted, would adversely affect the Company's operations.

OPERATING HAZARDS; UNINSURED RISKS

     The Company's operations are subject to hazards and risks inherent in drilling for and production and transportation of oil and natural gas, such as fires, natural disasters, explosions, encountering formations with abnormal pressures, blowouts, cratering, pipeline failures and spills, any of which can result in loss of hydrocarbons, environmental pollution, personal injury claims and other damage or impacts to properties of the Company and others, including suspension of operations. The business is also subject to environmental hazards such as oil spills, natural gas leaks, ruptures and discharges of toxic natural gases, which could expose the Company to substantial liability due to pollution and other environmental damage. The Company's coverages include, but are not limited to, comprehensive general liability, automobile, personal injury, bodily injury and property damage, pollution liability, physical damage on certain assets, workers' compensation and control of well insurance. The Company believes that its insurance is adequate and customary for companies of a similar size engaged in operations similar to those of the Company, but losses could occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage.

COMPETITION

     The oil and natural gas industry is highly competitive. The Company competes in the areas of property acquisitions and the development, production and marketing of oil and natural gas with major oil companies, other independent oil and natural gas concerns and individual producers and operators. The Company also competes with major and independent oil and natural gas concerns in recruiting and retaining qualified employees. Many of these competitors have substantially greater financial and other resources than the Company.

LACK OF PUBLIC MARKET

     The Outstanding Notes were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. The Outstanding Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes. See "-- Consequences of a Failure to Exchange Outstanding Notes."

     Although the Exchange Notes will generally be permitted to be resold or otherwise transferred by the holders (who are not affiliates of the Company) without compliance with the registration and prospectus delivery requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. See "Exchange Offer -- Resales of Exchange Notes." The Company has been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the Exchange Notes. However, the Initial Purchasers are not obligated to do so and any market making activity with respect to the Exchange Notes may be discontinued at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. If the Exchange Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors including general economic conditions and the financial condition of the Company. The Company does not intend to apply for a listing or quotation of the Exchange Notes on any securities exchange or stock market. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes.

     The liquidity of, and trading market for, the Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

     Notwithstanding the registration of the Exchange Notes in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities
Act) of the Company may publicly offer for sale or resell the Exchange Notes only in compliance with the provisions of Rule 144 under the Securities Act. See "Exchange Offer -- Resales of Exchange Notes."

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Exchange Offer -- Resales of Exchange Notes."

EXCHANGE OFFER PROCEDURES

     Issuance of the Exchange Notes in exchange for the Outstanding Notes pursuant to the Exchange Offer will be made only after timely receipt by the Company of such Outstanding Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Outstanding Notes desiring to tender such Outstanding Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to tenders of Outstanding Notes for exchange.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the sale of the Outstanding Notes, the Company entered into the Registration Agreement with the Initial Purchasers, pursuant to which the Company agreed to file and to use its best efforts to cause to become effective with the Commission a registration statement with respect (subject to certain exceptions) to the exchange of the Outstanding Notes for debt securities with terms identical in all material respects to the terms of the Outstanding Notes. A copy of the Registration Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

     The Exchange Offer is being made to satisfy the contractual obligations of the Company under the Registration Agreement. The form and terms of the Exchange Notes are the same as the form and terms of the Outstanding Notes except that:
(i) the Exchange Notes have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Outstanding Notes and will not be entitled to resale registration under the Registration Agreement, although the Registration Agreement does provide for prospectus delivery procedures to assist resales of Exchange Notes, and (ii) the Exchange Notes will not provide for any increase in the interest rate thereon. In that regard, the Outstanding Notes provide that if an exchange offer registration statement is (i) not filed by January 24, 1997 or (ii) not declared effective by March 27, 1997, Special Interest will accrue and be payable semi-annually until such time as an exchange offer registration statement is filed or becomes effective, as the case may be. In addition, (i) if an exchange offer is not consummated or a resale shelf registration statement is not declared effective by April 25, 1997 or (ii) if either the exchange offer registration statement or the resale shelf registration statement has been declared effective and such registration statement ceases to be effective or usable (subject to certain exceptions), Special Interest will accrue and be payable semi-annually until such time as an exchange offer is consummated or a resale shelf registration statement is declared effective, as the case may be. See "Description of the Outstanding Notes" and "Risk Factors -- Consequences of a Failure to Exchange Outstanding Notes."

     The Exchange Offer is not being made to, nor will the Company accept tenders for exchange from, holders of Outstanding Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Outstanding Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Outstanding Notes are held of record by The Depository Trust Company who desires to deliver such Outstanding Notes by book-entry transfer at The Depository Trust Company.

TERMS OF THE EXCHANGE

     The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $150,000,000 aggregate principal amount of Exchange Notes for a like aggregate principal amount of Outstanding Notes properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Company will issue, promptly after the Expiration Date, an aggregate principal amount of up to $150,000,000 of Exchange Notes in exchange for a like principal amount of Outstanding Notes tendered and accepted in connection with the Exchange Offer. Holders may tender their Outstanding Notes in whole or in part in a principal amount of $1,000 and integral multiples thereof.

     The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered. As of the date of this Prospectus $150,000,000 aggregate principal amount of the Outstanding Notes is outstanding.

     Holders of Outstanding Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Outstanding Notes that are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Indenture, but will not be entitled to any further registration rights under the Registration Agreement, except under limited circumstances. See "Risk
Factors -- Consequences of a Failure to Exchange Outstanding Notes," "Description of the Exchange Notes -- Registration Rights Agreement" and "Description of the Outstanding Notes."

     If any tendered Outstanding Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Outstanding Notes will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

     Holders who tender Outstanding Notes in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Outstanding Notes in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

     NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE COMPANY MAKES ANY RECOMMENDATION TO HOLDERS OF OUTSTANDING NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING NOTES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OUTSTANDING NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OUTSTANDING NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" means 5:00 p.m., New York City time, on
            , 1997 unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

     The Company expressly reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Outstanding Notes for exchange, (ii) to terminate the Exchange Offer (whether or not any Outstanding Notes have theretofore been accepted for exchange) if the Company determines, in its sole and absolute discretion, that any of the events or conditions referred to under "-- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Outstanding Notes tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Outstanding Notes to withdraw their tendered Outstanding Notes as described under "-- Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, or if the Company waives a material condition of the Exchange Offer, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Outstanding Notes, and the Company will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make any public announcement and subject to applicable law, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE NOTES

     Upon the terms and subject to the conditions of the Exchange Offer, the Company will exchange, and will issue to the Exchange Agent, Exchange Notes for Outstanding Notes validly tendered and not withdrawn (pursuant to the withdrawal rights described under "-- Withdrawal Rights") promptly after the Expiration Date.

     In all cases, delivery of Exchange Notes in exchange for Outstanding Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Outstanding Notes or a book-entry confirmation of a book-entry transfer of Outstanding Notes into the Exchange Agent's account at The Depositary Trust Company ("DTC"), (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Outstanding Notes into the Exchange Agent's account at DTC.

     Subject to the terms and conditions of the Exchange Offer, the Company will be deemed to have accepted for exchange, and thereby exchanged, Outstanding Notes validly tendered and not withdrawn as, if and when the Company gives oral or written notice to the Exchange Agent of the Company's acceptance of such Outstanding Notes for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company for the purpose of receiving tenders of Outstanding Notes, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Outstanding Notes, Letters of Transmittal and related documents and transmitting Exchange Notes to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Outstanding Notes tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's acceptance for exchange of Outstanding Notes) or the Company extends the Exchange Offer or is unable to accept for exchange or exchange Outstanding Notes tendered pursuant to the Exchange Offer, then, without prejudice to the Company's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Outstanding Notes and such Outstanding Notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."

     Pursuant to the Letter of Transmittal, a holder of Outstanding Notes will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Outstanding Notes, that the Company will acquire good, marketable and unencumbered title to the tendered Outstanding Notes, free and clear of all liens, restrictions, charges and encumbrances, and the Outstanding Notes tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Outstanding Notes tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OUTSTANDING NOTES

  Valid Tender

     Except as set forth below, in order for Outstanding Notes to be validly tendered pursuant to the Exchange Offer, the Exchange Agent must receive, at one of its addresses set forth under "--Exchange Agent," a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents (collectively, the "Letter of Transmittal") and either (i) tendered Outstanding Notes, or (ii) Outstanding Notes tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, in each case on or prior to the Expiration Date, or (iii) Outstanding Notes tendered in accordance with the guaranteed delivery procedures set forth below.

     If less than all of the Outstanding Notes are tendered, a tendering holder should fill in the amount of Outstanding Notes being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Outstanding Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  Book Entry Transfer

     The Exchange Agent will establish an account with respect to the Outstanding Notes at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Outstanding Notes by causing DTC to transfer such Outstanding Notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Outstanding Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal must in any case be delivered to and received by the Exchange Agent at one of the Exchange Agent's addresses set forth under "-- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. THE LETTER OF TRANSMITTAL MUST BE
RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO             , 1997.

  Signature Guarantees

     Certificates for the Outstanding Notes need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Outstanding Notes is registered in a name other than that of the person surrendering the certificate or (b) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Outstanding Notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor" institution, including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

  Guaranteed Delivery

     If a holder desires to tender Outstanding Notes pursuant to the Exchange Offer and the certificates for such Outstanding Notes are not immediately available or time will not permit the Letter of Transmittal to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Outstanding Notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

          (i) such tenders are made by or through an Eligible Institution;

          (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to Expiration Date; and

          (iii) the certificates (or a book-entry confirmation) representing all tendered Outstanding Notes, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Notwithstanding any other provision hereof, the delivery of Exchange Notes in exchange for Outstanding Notes tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Outstanding Notes, or of a book-entry confirmation with respect to such Outstanding Notes, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof). Accordingly, the delivery of Exchange Notes might not be made to all tendering holders at the same time, and will depend upon when Outstanding Notes, book-entry confirmations with respect to Outstanding Notes and other required documents are received by the Exchange Agent.

     The Company's acceptance for exchange of Outstanding Notes tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions of the Exchange Offer.

  Determination of Validity

     All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Outstanding Notes will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by it not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company, be unlawful. The Company also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Outstanding Notes of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     The Company's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Outstanding Notes will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, any affiliates or assigns of the Company, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity such person should so indicate when signing, and unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

     A beneficial owner of Outstanding Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF EXCHANGE NOTES

     The Company is making the Exchange Offer in reliance on a position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a determination with respect to the Exchange Offer similar to that made in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company believes that Exchange Notes issued pursuant to this Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. However, any holder of Outstanding Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Notes, or any broker-dealer who purchased Outstanding Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Outstanding Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Outstanding Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Outstanding Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Outstanding Notes for Exchange Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Notes.

     Each holder of Outstanding Notes who wishes to exchange Outstanding Notes for Exchange Notes in the Exchange Offer will be required to represent that (i) it is not an Affiliate of the Company, (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Outstanding Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company believes that broker-dealers who acquired Outstanding Notes for their own accounts as a result of market-making activities or other trading activities (Participating Broker-Dealers) may fulfill their prospectus delivery requirements with respect to the Exchange Notes received upon exchange of such Outstanding Notes (other than Outstanding Notes which represent an unsold allotment from the original sale of the Outstanding Notes) with a prospectus meeting the requirements of the Securities Act, that may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Agreement, the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Notes for a period ending one year after the consummation of the Exchange Offer or, if earlier, when all such Exchange Notes have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each Participating Broker-Dealer who surrenders Outstanding Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the Exchange Notes may be resumed, as the case may be. If the Company gives such notice to suspend the sale of the Exchange Notes, it shall extend the one-year period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Notes or to and including the date on which the Company has given notice that the sale of Exchange Notes may be resumed, as the case may be.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Outstanding Notes may be withdrawn at any time on or prior to the Expiration Date.

     In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Outstanding Notes to be withdrawn, the aggregate principal amount of Outstanding Notes to be withdrawn, and (if certificates for such Outstanding Notes have been tendered) the name of the registered holder of the Outstanding Notes as set forth on the Outstanding Notes, if different from that of the person who tendered such Outstanding Notes. If Outstanding Notes have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Outstanding Notes, the tendering holder must submit the serial numbers shown on the particular Outstanding Notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Outstanding Notes tendered for the account of an Eligible Institution. If Outstanding Notes have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Outstanding Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Outstanding Notes, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Outstanding Notes may not be rescinded. Outstanding Notes properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "-- Procedures for Tendering Outstanding Notes."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Company, any affiliates or assigns of the Company, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Outstanding Notes which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

INTEREST ON THE EXCHANGE NOTES

     Each Exchange Note will bear interest at the rate of 9 1/4% per annum from the most recent date to which interest has been paid or duly provided for on the Outstanding Note surrendered in exchange for such Exchange Note or, if no interest has been paid or duly provided for on such Outstanding Note, from November 27, 1996 (the date of original issuance of such Outstanding Notes). Interest on the Exchange Notes will be payable semiannually on May 15 and November 15 of each year, commencing on the first such date following the original issuance date of the Exchange Notes.

     Holders of Outstanding Notes whose Outstanding Notes are accepted for exchange will not receive accrued interest on such Outstanding Notes for any period from and after the last Interest Payment Date to which interest has been paid or duly provided for on such Outstanding Notes prior to the original issue date of the Exchange Notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on such Outstanding Notes, and will be deemed to have waived the right to receive any interest on such Outstanding Notes accrued from and after such Interest Payment Date or, if no such interest has been paid or duly provided for, from and after November 27, 1996.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange, any Outstanding Notes for any Exchange Notes, and, as described below, may terminate the Exchange Offer (whether or not any Outstanding Notes have theretofore been accepted for exchange), or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exist or have not been satisfied:

          (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder that is an "Affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes; or

          (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer; or

          (c) any law, statute, rule or regulation shall have been adopted or enacted which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer; or

          (d) a banking moratorium shall have been declared by United States federal authorities that, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer; or

          (e) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer; or

          (f) a stop order shall have been issued by the Commission suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company, threatened for that purpose; or

          (g) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

          (h) any change, or any development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries has occurred that, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer.

     If the Company determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Company may, subject to applicable law, terminate the Exchange Offer (whether or not any Outstanding Notes have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Outstanding Notes, and the Company will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

     Harris Trust Company of New York, has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

           By Mail:                 By Overnight Courier:                By Hand:
      Wall Street Station        77 Water Street, 4th Floor           Receive Window
         P.O. Box 1010               New York, NY 10005         77 Water Street, 5th Floor
    New York, NY 10268-1010                                            New York, NY
                                 By Facsimile Transmission:
                                 (for Eligible Institutions
                                            Only)
                                       (212) 701-7636
                                       (212) 701-7637
                                    Confirm by Telephone:
                                       (212) 701-7624

     Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Outstanding Notes, and in handling or tendering for their customers.

     Holders who tender their Outstanding Notes for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Outstanding Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Outstanding Notes in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     The Company will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Outstanding Notes, approximately $144.7 million, were used to retire a portion of the outstanding indebtedness under the Company's credit facility (as amended, the "Chase Facility") with The Chase Manhattan Bank ("Chase"). Chase, which is the agent and a lender under the Chase Facility, is an affiliate of Chase Securities Inc., one of the Initial Purchasers. At September 30, 1996, $317 million was outstanding under the Chase Facility, which has a final maturity in June 2001. Borrowings under the Chase Facility bear interest at either the Base Rate (as defined) plus 0% to 0.5% or LIBOR plus 0.75% to 1.5%, as determined by the Company. The weighted average interest rate under the Chase Facility on September 30, 1996, (including the effects of interest rate hedging arrangements covering $80 million in principal amount of indebtedness) was 7.63%. The borrowings under the Chase Facility to be repaid with the proceeds of the Offering were used to finance the Acquisitions and the Merger and for other corporate purposes. For additional information regarding the Chase Facility, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Other Indebtedness."

     The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offer. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive Outstanding Notes in like principal amount. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Outstanding Notes, except certain transfer restrictions and registration rights relating to the Outstanding Notes and except for certain interest provisions relating to such registration rights. See "Description of the Exchange Notes." The Outstanding Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in the outstanding debt of the Company.

                                 CAPITALIZATION

     The following table sets forth as of September 30, 1996, (i) the historical capitalization of the Company and (ii) the capitalization of the Company as of such date, as adjusted to give effect to the sale of the Outstanding Notes and after the application of the $144.7 million in estimated net proceeds to the Company therefrom as described in "Use of Proceeds." This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and the related notes thereto, included elsewhere in this Prospectus.

                                                                            SEPTEMBER 30, 1996
                                                                        --------------------------
                                                                        HISTORICAL     AS ADJUSTED
                                                                        ----------     -----------
                                                                              (IN THOUSANDS)
Long-term debt:
  Bank facility.......................................................    $317,000       $172,302
  9 7/8% Senior Subordinated Notes due 2003 (net of unamortized
     discount)........................................................      74,581         74,581
  9 1/4% Senior Subordinated Notes due 2006 (net of unamortized
     discount)........................................................          --        149,223
  Other...............................................................         735            735
                                                                          --------       --------
          Total long-term debt........................................     392,316        396,841
                                                                          --------       --------
Stockholders' equity:
  Preferred stock $.001 par value, 15,000,000 shares authorized;
     no shares issued.................................................          --             --
  Common stock, $.001 par value, 30,000,000 shares authorized;
     17,117,861 shares issued.........................................          17             17
  Additional paid-in capital..........................................     162,878        162,878
  Retained earnings...................................................      25,677         25,677
  Treasury stock, at cost, 141,977 shares.............................      (1,755)        (1,755)
                                                                          --------       --------
          Total stockholders' equity..................................     186,817        186,817
                                                                          --------       --------
          Total capitalization........................................    $579,133       $583,658
                                                                          ========       ========

           SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

     The following table sets forth selected consolidated historical and pro forma financial data for the Company as of the dates and for the periods indicated. The historical financial data for the years ended December 31, 1991, 1992, 1993, 1994 and 1995, were derived from the Consolidated Financial Statements of the Company, which have been audited by Arthur Andersen LLP, independent public accountants. The data for the nine months ended September 30, 1995 and 1996, have been derived from the Company's unaudited consolidated financial statements, which have been prepared on the same basis as the audited Consolidated Financial Statements and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth herein. This information is not necessarily indicative of the Company's future performance. The unaudited pro forma combined statement of operations data for the year ended December 31, 1995, and for the nine months ended September 30, 1996, give effect to the Acquisitions and the Merger as if such transactions had occurred at the beginning of each such period. The data set forth in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Unaudited Pro Forma Combined Financial Statements and the Consolidated Financial Statements and the respective related notes thereto presented elsewhere herein.

                                                             HISTORICAL
                                 -------------------------------------------------------------------      PRO FORMA COMBINED
                                                                                    NINE MONTHS       ---------------------------
                                                                                       ENDED                         NINE MONTHS
                                            YEARS ENDED DECEMBER 31,                SEPTEMBER 30,      YEAR ENDED       ENDED
                                 -----------------------------------------------  ------------------  DECEMBER 31,  SEPTEMBER 30,
                                  1991      1992      1993      1994      1995      1995      1996        1995          1996
                                 -------  --------  --------  --------  --------  --------  --------  ------------  -------------
                                                                                     (UNAUDITED)      (UNAUDITED)
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
STATEMENT OF OPERATIONS:
  Oil revenues.................. $ 5,435  $ 10,321  $ 15,554  $ 24,671  $ 26,127  $ 20,580  $ 27,643    $ 46,571       $ 35,792
  Natural gas revenues..........   7,368    15,629    29,828    34,156    27,267    20,433    39,526      68,608         60,662
  Trading and transportation
    revenues....................      --        --        --        --        --        --    19,537      82,927         68,572
  Other revenues................     333     1,683     2,095     1,574     1,946     1,589     2,057       5,301          3,231
                                 -------  --------  --------  --------  --------  --------  --------    --------       --------
        Total revenues..........  13,136    27,633    47,477    60,401    55,340    42,602    88,763     203,407        168,257
                                 -------  --------  --------  --------  --------  --------  --------    --------       --------
  Production taxes..............   1,108     2,493     4,222     5,134     4,050     3,177     5,059       8,497          7,179
  Lease operating expense.......   1,939     2,831     5,470     8,310     9,936     7,546    11,667      21,942         16,416
  Cost of trading and
    transportation..............      --        --        --        --        --        --    18,951      80,642         66,175
  Depreciation, depletion and
    amortization................   4,388     8,829    15,299    25,079    26,609    20,593    29,523      61,302         43,533
  General and administrative
    expense.....................   1,753     1,874     3,123     4,228     4,076     2,997     2,923       7,573          4,964
  Interest expense and other....   2,975     4,039     3,118     7,539    10,219     7,575    15,482      27,404         20,739
                                 -------  --------  --------  --------  --------  --------  --------    --------       --------
        Total expenses..........  12,163    20,066    31,232    50,290    54,890    41,888    83,605     207,360        159,006
                                 -------  --------  --------  --------  --------  --------  --------    --------       --------
  Income (loss) before provision
    for income taxes and
    extraordinary item..........     973     7,567    16,245    10,111       450       714     5,158      (3,953)         9,251
  Income tax expense
    (benefit)...................     389     2,883     6,189     3,852       176       277     1,965      (1,506)         3,525
  Extraordinary item............      --       994        --        --        --        --        --          --             --
                                 -------  --------  --------  --------  --------  --------  --------    --------       --------
  Net income (loss)............. $   584  $  3,690  $ 10,056  $  6,259  $    274  $    437  $  3,193    $ (2,447)      $  5,726
                                 =======  ========  ========  ========  ========  ========  ========    ========       ========
EARNINGS PER SHARE:
  Income (loss) from continuing
    operations before
    extraordinary item.......... $  0.11  $   0.69  $   0.93  $   0.53  $   0.02  $   0.04  $   0.24    $  (0.14)      $   0.33
  Extraordinary item............      --     (0.14)       --        --        --        --        --          --             --
                                 -------  --------  --------  --------  --------  --------  --------    --------       --------
  Earnings (loss) per common and
    common equivalent
    share(1).................... $  0.11  $   0.55  $   0.93  $   0.53  $   0.02  $   0.04  $   0.24    $  (0.14)      $   0.33
                                 =======  ========  ========  ========  ========  ========  ========    ========       ========
  Weighted average number of
    common and common equivalent
    shares......................   5,320     6,747    10,858    11,713    11,440    11,474    13,546      17,601         17,431
                                 =======  ========  ========  ========  ========  ========  ========    ========       ========
BALANCE SHEET DATA (END OF
  PERIOD):
  Cash and cash equivalents..... $ 7,402  $  7,101  $ 21,119  $    657  $    117  $  1,076  $  5,944    $     --       $     --
  Working capital
    (deficiency)................   2,340     3,606    16,221    (2,384)  (16,115)   (5,943)    3,608          --             --
  Oil and natural gas
    properties, net.............  68,008   102,517   184,188   242,009   278,811   265,744   652,512          --             --
  Total assets..................  83,026   120,452   228,260   269,070   302,089   287,732   708,690          --             --
  Long-term debt................  36,303    20,640    74,420   103,478   125,537   123,522   392,316          --             --
  Stockholders' equity..........  28,901    78,731   113,299   119,358   119,174   119,595   186,817          --             --
OTHER FINANCIAL DATA:
  Net cash provided by operating
    activities.................. $ 3,051  $ 20,469  $ 33,745  $ 36,553  $ 31,179  $ 28,358  $ 34,001    $     --       $     --
  Capital expenditures(2).......  16,935    43,968    59,202    72,169    33,529    28,584    34,392          --             --
  EBITDA(3).....................   8,336    20,436    34,662    42,729    37,278    28,881    50,163      84,753         73,523
  Ratio of EBITDA to interest
    expense(3)..................     2.8x      5.1x     11.1x      5.7x      3.6x      3.8x      3.2x        3.1x           3.5x
  As adjusted pro forma ratio of
    EBITDA to interest
    expense(3)(4)...............      --        --        --        --        --        --        --         2.8x           3.1x
  Ratio of earnings to fixed
    charges(5)(6)...............      --       2.1x      5.0x      1.9x       --        --       1.2x         --            1.2x
  As adjusted pro forma ratio of
    earnings to fixed
    charges(4)(5)(6)............      --        --        --        --        --        --        --          --            1.1x

                                               (See footnotes on following page)

---------------

(1) Fully diluted earnings per share are the same as primary earnings per share in all periods except 1993, in which fully diluted earnings per share were $0.92.

(2) Capital expenditures exclude acquisition costs of $1,674,000, $1,384,000, $34,697,000, $14,044,000 and $29,357,000 for the years ended December 31,
    1991, 1992, 1993, 1994 and 1995, respectively, and $15,360,000 and
    $220,549,000 for the nine months ended September 30, 1995 and 1996, respectively.

(3) EBITDA, or "earnings before interest, income taxes, extraordinary items, depreciation and amortization," reflects income from operations plus depreciation, depletion and amortization, impairment of proved oil and natural gas properties, non-recurring costs and exploration expense. EBITDA is not a generally accepted accounting principle measure, but provides supplemental information for evaluating the Company's ability to make payments in respect of the Notes. It should not be construed as an alternative to income from operations, net income or cash flow from operations and is presented solely as a supplemental disclosure.

(4) The unaudited as adjusted pro forma ratio of EBITDA to interest expense and the unaudited as adjusted pro forma ratio of earnings to fixed charges give effect to the Offering and the use of proceeds thereof as if the Offering had been consummated at the beginning of the indicated period. See "Use of Proceeds."

(5) For purposes of calculating the ratio of earnings to fixed charges and the unaudited as adjusted pro forma ratio of earnings to fixed charges, earnings consist of net earnings before income taxes and fixed charges (exclusive of capitalized interest). Fixed charges consist of interest expense (which includes amounts capitalized and the amortization of debt discount) and that portion of rental cost that is equivalent to interest (estimated to be one-third of rental cost).

(6) Earnings were insufficient to cover fixed charges by $723,000, $1,551,000, $767,000 and $8,142,000 at December 31, 1991, December 31, 1995, September
    30, 1995, and pro forma December 31, 1995, respectively. As adjusted pro forma earnings were insufficient to cover as adjusted pro forma fixed charges by $11,567,000 at December 31, 1995.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL

     Over the past 12 months, the Company has undertaken several strategic initiatives that have positioned the Company for a period of significant growth in reserves, production, cash flow and earnings. In 1995, the Company articulated a strategy that included (i) consolidating in its core geographic areas, particularly the D-J Basin, (ii) diversifying its asset base outside of the D-J Basin, (iii) capturing more of the value stream by marketing its production and (iv) maximizing its financial flexibility. By completing the Acquisitions and the Merger and by forming two important, exploration-focused Gulf Coast joint ventures, SouthTech and Chenier, HSR has taken the fundamental initial steps to implement its strategy. Management's focus for the foreseeable future will be to continue to execute this strategy with particular emphasis on activities that maximize the financial returns from HSR's expanded asset base.

     The Company now has three significant core areas of operations, the geologic and geographic diversity of which combine to create an oil and natural gas company with attractive, long-lived reserves balanced with meaningful exposure to exploration and technologically-driven upside. The Company has also created a strategically important and profitable presence in the natural gas marketing, trading and transportation business, which provides the opportunity for the Company to increase its operating margins on production from both the D-J Basin and Mid-Continent areas.

     The United States oil and gas industry is subject to large variations in profitability due to fluctuating commodity prices and related changes in rates of reinvestment by industry participants. Over the past year the industry has seen increases in both oil and natural gas prices from the relatively low price levels experienced in 1995. Several factors have lead to a positive fundamental outlook for the oil and gas industry and improved economics for production in the Company's core geographic areas. These include (i) historically low natural gas storage levels combined with relatively high wellhead capacity utilization,
(ii) increasing overall natural gas demand, (iii) deregulation of distribution and marketing channels, particularly for D-J Basin and Rocky Mountain production and (iv) successful application of advanced oil and natural gas exploration, drilling and production technologies.

NATURAL GAS PRICE CONSIDERATIONS

     Approximately 75% of the Company's proved producing reserves consist of natural gas located in the D-J Basin and Mid-Continent area. The absolute level and volatility of natural gas prices have a material impact on the Company. See "Risk Factors -- Volatility of Oil and Natural Gas Prices; Marketability of Production."

     During 1995 and early 1996, prices for Rocky Mountain natural gas were substantially below prices for natural gas in markets outside the Rocky Mountain region. This disparity was caused by low demand for Rocky Mountain gas due to an unusually warm winter season and above-normal availability of hydro-electric power in the western United States. This resulted in excess natural gas supply in the Rocky Mountains which led to downward price pressure in the Colorado Front Range market. However, in recent months, the market for the Company's natural gas has strengthened due to several factors. First, the excess supply from Wyoming natural gas producers has declined as a result of increased demand from West Coast markets. Second, in October 1995, the Colorado Public Utilities Commission approved tariff changes that effectively eliminated transportation costs for D-J Basin natural gas sold to the Colorado Front Range market, resulting in an approximately $0.40 per MMBtu transportation cost advantage for D-J Basin producers. Third, in the last 18 months, the supply of D-J Basin natural gas has declined due to reduced drilling in the D-J Basin and natural production declines. The average natural gas price received by the Company for its D-J Basin production has increased from $1.28 per Mcf in 1995 to $1.60 per Mcf in the first nine months of 1996. In addition, expansion of pipeline capacity has begun, which will, in mid- to late-1997, provide additional transportation outlets for Wyoming producers to markets other than the Colorado Front Range (the area from Denver north to Fort Collins and south to Colorado Springs). The Company believes that these developments will further reduce the disparity between D-J Basin pricing and pricing generally available elsewhere in the United States.

     The D-J Basin provides a significant portion of the Company's natural gas production. Historically, the price of D-J Basin natural gas (on a Btu-equivalent basis) has been linked closely to the Colorado Interstate Gas pipeline ("CIG") Rocky Mountain Index. However, more recently, as a result of the tariff changes and the seasonal nature of demand in the Colorado Front Range, the price for D-J Basin natural gas tends to reflect the CIG Rocky Mountain index during the low demand summer months (generally April through October) and Mid-Continent indices during the high demand winter periods (generally November through March).

     Gas prices in the Mid-Continent are closely tied to established indices which are influenced by national supply and demand factors. Average natural gas prices received by the Company in the Mid-Continent generally fluctuate with changes in Mid-Continent posted prices, which for the years 1993 through 1995 averaged $0.18 per Mcf less than the Henry Hub price. The average natural gas price received in the Mid-Continent since the Merger in June 1996 through October 1996, was $1.98, or $0.29 below the Henry Hub price.

OIL PRICE CONSIDERATIONS

     Oil prices are established in a highly liquid international market. Average oil prices received by the Company in the D-J Basin and Mid-Continent generally fluctuate with changes in the NYMEX West Texas Intermediate ("NYMEX-WTI") crude oil closing prices. The Company's average oil price for 1995 was approximately $1.77 below NYMEX-WTI closing prices. The average oil price for the nine months ended September 30, 1996, was approximately $0.53 below NYMEX-WTI closing prices. The increase in the relative value of the Company's oil production during 1996 is a result of renegotiation of several oil contracts, as well as the general increase in the market value of the Company's oil production in the D-J Basin.

RESULTS OF OPERATIONS

     The Company's results of operations have been significantly affected by the Acquisitions, the Merger and its drilling program. Fluctuations in oil and natural gas prices have also significantly affected the Company's results. The following table reflects the Company's oil and natural gas production and its average oil and natural gas prices for the periods presented.

                                                                 HISTORICAL
                                        -------------------------------------------------------------
                                                                     NINE MONTHS       THREE MONTHS
                                                                   ENDED SEPTEMBER        ENDED
                                        YEARS ENDED DECEMBER 31,         30,          SEPTEMBER 30,
                                        ------------------------   ---------------   ----------------
                                         1993     1994     1995     1995     1996     1995     1996
                                        ------   ------   ------   ------   ------   ------   -------
Net production:
  Oil (MBbls).........................     967    1,664    1,582    1,263    1,360      349       594
  Natural gas (MMcf)..................  14,684   20,108   21,049   16,328   23,221    5,115    11,168
  Oil equivalent (MBoe)...............   3,414    5,015    5,090    3,985    5,230    1,202     2,456
Average net daily production:
  Oil (Bbls)..........................   2,648    4,559    4,333    4,627    4,965    3,797     6,460
  Natural gas (Mcf)...................  40,229   55,090   57,670   59,591   84,750   55,593   121,388
  Oil equivalent (Boe)................   9,353   13,740   13,945   14,559   19,090   13,062    26,691
Average sales price per unit:
  Oil ($/Bbls)(1).....................  $16.09   $14.83   $16.52   $16.29   $20.32   $16.06   $ 21.02
  Natural gas ($/Mcf)(1)..............    2.03     1.70     1.30     1.25     1.70     1.10      1.77

---------------

(1) Includes the effects of hedging activities.

     On June 17, 1996, the Company completed the Merger with Tide West for cash and stock consideration totalling $187.7 million. The Merger added 1,259 gross wells, approximately 39.1 MMBoe of net proved reserves and 9,985 Boe of net daily production to the Company. The geographical location of the acquired properties and their proximity to the Mid-Continent markets and Henry Hub provide the Company with increased product market and price diversification.

     In March and June 1996, the Company completed the Acquisitions, acquiring all of Basin's D-J Basin properties for aggregate cash consideration of $125.5 million. The acquired properties are in the immediate vicinity of HSR's existing D-J Basin operations, and HSR has integrated these assets into its property base with no material increase in overhead, resulting in a substantial decrease in general and administrative costs per Boe produced. The Acquisitions included a total of 850 gross wells with approximately 35 MMBoe of net proved reserves and approximately 5,500 Boe of net daily production.

  Comparison of Three Months and Nine Months Ended September 30, 1996 and September 30, 1995

     Oil and Natural Gas Revenues. For the comparative three month periods, oil production increased from 349 MBbls to 594 MBbls, and natural gas production increased from 5,115 MMcf to 11,168 MMcf, or 70% and 118%, respectively. These production increases were the result of additional production from the properties acquired in the Acquisitions and the Merger and new wells drilled by the Company in the D-J Basin in early 1996. Oil prices increased by 31%, from $16.06 to $21.02 per Bbl, and natural gas prices increased 61%, from $1.10 to $1.77 per Mcf. The net effect of these changes resulted in an increase in oil and natural gas revenues from $11.2 million to $32.2 million, or 187%. The Company also recognized $675,553 in other revenues from the sale of tax credits under its Section 29 tax credit agreements.

     For the comparative nine month periods, oil production increased from 1,263 MBbls to 1,360 MBbls and natural gas production increased from 16,328 MMcf to 23,221 MMcf, or 8% and 42%, respectively. Oil prices increased by 25%, from $16.29 to $20.32 per Bbl, and natural gas prices increased by 36%, from $1.25 to $1.70 per Mcf. The net effect of these changes resulted in an increase in oil and natural gas revenues from $41.0 million to $67.2 million, or 64%. The Company also recognized $1.8 million in other revenues from the sale of tax credits under its Section 29 tax credit agreements during the nine months ended September 30, 1996. On a pro forma basis, production decreased by 11%, from 8,465 MBoe to 7,513 MBoe, during the nine months ended September 30, 1995, compared to the same period in 1996, respectively, primarily as a result of a natural decline in initial production from certain of the Company's existing wells and from certain of the wells acquired in the Acquisitions. The decrease in production was also partially attributable to the fact that the Company deferred its drilling program in mid-1995 due to low natural gas prices.

     The Company, through its natural gas marketing division and wholly owned subsidiary, Tide West Trading & Transport Company ("TWTT"), actively markets its own natural gas production, markets natural gas to third parties and supplies natural gas to end users. Trading and transportation net operating margins were $464,704 for the third quarter of 1996 and $585,217 for the nine months ended September 30, 1996, including $563,070 from TWTT from the date of the Merger to September 30, 1996. There were no comparable revenues in 1995.

     Interest Income and Other Income. Interest and other income increased by $100,774, or 139%, for the three month comparative periods and by $142,244, or 106%, for the nine month comparative periods. The increase in interest and other income was mainly due to short term investing of the Company's available funds as well as gain recorded on the sale of assets.

     Production Expenses. Lease operating expenses increased by $3.2 million, or 125%, for the three month comparative periods and by $4.1 million, or 55%, for the nine month comparative periods due to an increase in the number of producing wells. On a Boe basis, lease operating expenses increased from $2.12 to $2.33 for the three month comparative periods and from $1.89 to $2.23 for the nine month comparative periods. Production taxes increased by $2.0 million, or 638%, for the three month comparative periods and increased by $1.9 million, or 59%, for the nine month comparative periods due to increased production and prices. Production taxes in 1996 reflect an adjustment for a reduction in the Company's severance tax rate. A cumulative rate adjustment for 1995 was recorded in the third quarter of 1995.

     Depreciation, Depletion and Amortization. Depreciation, depletion and amortization increased $8.1 million, or 129%, for the three month comparative periods and by $8.9 million, or 43%, for the nine month comparative periods due to an increase in production and an increase in the depletion rate. As a result of the Acquisitions and the Merger, the Company adjusted its depletion rate in June 1996 from $5.15 to $5.65 per Boe.

     General and Administrative Expense. General and administrative expense reflects costs incurred net of administrative costs directly attributable to drilling and well operations. Such costs are included in lease operating expenses or are capitalized. General and administrative expenses increased $347,390, or 43%, for the three month comparative periods and decreased by $74,147, or 2%, for the nine month comparative periods. The increase for the three month comparative periods is primarily attributable to the Merger and the retention of former Tide West employees. The decrease for the nine month comparative periods reflects an increase in COPAS reimbursements for well operating expenses from third parties in 1996 as a result of the Acquisitions. These reimbursements have been partially offset by the increase in general and administrative expenses attributable to the Company's Mid-Continent activities. On a per Boe basis, general and administrative expenses decreased from $0.68 to $0.47 for the three month comparative periods and from $0.75 to $0.56 for the nine month comparative periods.

     Interest Expense. Interest expense increased $5.0 million, or 187%, for the three month comparative periods and by $7.8 million, or 103%, for the nine month comparative periods due to increased borrowings under the Company's bank credit facility.

LIQUIDITY AND CAPITAL RESOURCES

  Financing Sources

     The Company is committed to reducing its debt to total book capitalization ratio and is currently evaluating various alternatives by which to do so, including asset divestitures. The Company believes that it will be able to arrange a favorable combination of financing alternatives to fund its ongoing capital requirements and reduce its overall financial leverage. Until this debt ratio has been reduced, the Company currently plans to fund capital expenditures attributable to exploration and drilling activities primarily out of its expected cash flow from operations. The Company has financed, and expects to continue to finance, its acquisition activities, if any, with (i) cash flow from operations, (ii) borrowings under the Chase Facility, (iii) public offerings of equity and debt, (iv) divestitures (including asset monetizations) of non-core assets and (v) the TCW Facility (as defined). See "Risk Factors -- Effects of Leverage; Existing Indebtedness."

     On June 7, 1996, the Company entered into a $180 million revolving and senior bank credit facility with The Chase Manhattan Bank, as agent. On June 14, 1996, the Company amended the terms of the Chase Facility to increase the maximum credit amount to $350 million. Under the terms of the Chase Facility, no principal payments are required until June 14, 2001, assuming the Company maintains a Borrowing Base sufficient to support the outstanding loan balance. The Borrowing Base is based on the underlying value of the Company's oil and natural gas properties. The Chase Facility bears interest at the Base Rate plus 0% to 0.5% or LIBOR plus 0.75% to 1.5%. As part of the amendment to the Chase Facility, Tide West's senior bank debt in the amount of $39.5 million was fully repaid.

     The Offering was undertaken in order to replace a portion of the Company's outstanding indebtedness under the Chase Facility with fixed rate term debt. Upon consummation of the Offering and the application of the estimated net proceeds therefrom, the borrowing base under the Chase Facility was amended to $275 million, resulting in an amount available for borrowing of approximately $100 million.

     In August 1995, the Company signed a Term Sheet with a Trust Company of the West-related entity covering a proposed $90 million non-recourse, volumetric overriding royalty monetization facility (the "TCW Facility"). The proceeds from the TCW Facility may be used by the Company at its discretion for a variety of corporate purposes, including acquisitions of new properties, exploration and development drilling, monetization of existing corporate properties, or repayment of bank debt. Effective July 1996, the Company sold certain non-strategic properties under the TCW Facility for total consideration of $9.4 million. The Company used the sale proceeds, plus internally generated cash, to repay $12 million of debt.

     The Company anticipates that its available borrowing capacity under the Chase Facility, combined with its operating cash flow and the TCW Facility, provide the Company with the financial resources and flexibility to fund current and ongoing development activities and to meet other financial obligations. In addition, the Company is evaluating certain non-core properties and plans to divest approximately $65 million of such properties in the coming months. The Company anticipates that it will apply the proceeds of such divestitures to repay outstanding indebtedness. The nature of the Company's current development strategies and other activities provide the Company with considerable flexibility in terms of the timing and magnitude of its capital expenditures. If the Company experiences unforeseen changes in its working capital position or capital resources, management may revise the capital expenditure program accordingly or alternatively may supplement the capital position of the Company through, among other things, the issuance of additional equity or debt securities or by entering into joint venture arrangements.

     In November 1996, the Company issued $150 million of its 9 1/4% senior subordinated notes due in 2006. The notes are general, unsecured obligations of the Company, subordinated in right of payment to all existing and any future senior subordinated indebtedness of the Company. The notes rank pari passu with existing and any future senior subordinated indebtedness and senior to any future subordinated indebtedness of the Company. The notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured, senior subordinated basis by certain wholly owned subsidiaries of the Company (the "Subsidiary Guarantors"). At the time of the issuance of the Notes, Orion Acquisition, Inc. and HSRTW, Inc. were the only Subsidiary Guarantors. There are no significant contractual restrictions on distributions from each of the Subsidiary Guarantors to the Company.

  Capital Commitments

     For the nine months ended September 30, 1996, the Company incurred total exploration, development and leasehold capital expenditures of $40.3 million. For the balance of 1996, the Company currently estimates capital expenditures will be $10 million to $15 million, which will be allocated in varying amounts primarily to activities in the Company's three core geographic areas: the D-J Basin of the Rocky Mountains, the Anadarko and Arkoma Basins of the Mid-Continent and the on-shore Gulf Coast region. The Company continuously evaluates its inventory of drilling opportunities and adjusts the amount and allocation of its capital program based on a number of factors, including seismic results, prospect readiness, product prices, service company availability and rates, acquisitions and capital positions. See "Risk
Factors -- Replacement of Reserves."

     A major component of the Company's capital expenditure program includes costs associated with the consolidation and development drilling in the D-J Basin, and, to a lesser extent, the development of its other Rocky Mountain properties. In the second quarter of 1996, the Company acquired Basin's D-J Basin properties for a total cash consideration of $125.5 million. The Acquisitions increased the Company's D-J Basin reserves by 35 MMBoe and production by 5,500 MMBoe per day. The Company also has incurred approximately $29.5 million in capital expenditures in the first nine months of 1996 for drilling and recompleting wells and building gathering systems on the Company's existing Wattenberg Field area properties, compared to $13 million in the first nine months of 1995.

     The second component of the Company's capital expenditure program is the continued exploitation of the properties acquired as a result of the Merger with Tide West. Since the completion of the Merger in June 1996, the Company has incurred total exploitation and development expenditures in the Mid-Continent area of $2.6 million. The Company is currently evaluating a variety of opportunities that include increased density drilling, recompletions and field extensions.

     The final component of the Company's capital expenditure program is to develop exploitation and exploration prospects in the Gulf Coast. As described above, the Company has entered into two joint ventures. For the nine months ended September 30, 1996, the Company incurred total capital expenditures of $5.5 million in the Gulf Coast.

     The Company spent approximately $2.0 million under the SouthTech joint venture in 1995 for seismic, leasehold and overhead costs. In 1996, the Company has committed to spend approximately $2.9 million in similar costs and for drilling, of which $2.8 million was funded as of September 30, 1996. The Company may incur additional expenditures in SouthTech beyond the minimum commitment.

     In June 1996, in connection with Chenier, the Company entered into an exploration and development agreement with Chenier Exploration, Inc. ("CEI"), pursuant to which the Company purchased from CEI and a third party interests in properties in the Gulf Coast for approximately $1.9 million, of which $1.2 million was paid in cash and the remaining portion was funded with a promissory note. Under the terms of the agreements, CEI will be responsible for the generation and development of prospects in the project areas.

     In 1994, the Company entered into an exploration agreement with Union Pacific Resources Company covering drilling locations in the D-J Basin, pursuant to which the Company committed to spend $9.3 million during the two years ended June 1996 and meet certain other minimum obligations. All such commitments were met. In 1996, the Company elected to extend the agreement and committed to spend approximately $2.4 million by June 1997. The Company has also entered into a number of other standard industry arrangements that require the drilling of wells or other activities. The Company believes that it will meet its obligations under these arrangements, which individually and in the aggregate are not material.

  Working Capital and Cash Flow

     Working capital at September 30, 1996, was $3.6 million. Net cash provided by operating activities in the nine months ended September 30, 1996, was $34.0 million, up from $28.4 million in the same period in 1995. This increase is primarily the result of increased oil and natural gas production revenues attributable to the larger number of producing wells resulting from its drilling activities and the wells acquired in the Acquisitions and the Merger, as well as higher product prices. Future cash flows will be influenced by, among other factors, the number of producing wells on line, product prices and production constraints, none of which information is presently ascertainable. See "Risk Factors -- Volatility of Oil and Natural Gas Prices; Marketability of Production," "-- Estimation of Reserves" and "-- Replacement of Reserves."

  Hedging

     In support of the Company's ongoing oil and natural gas producing operations, the Company utilizes various hedging strategies to hedge the price of portions of future oil and natural gas production, which include swap, collar, floor and ceiling arrangements. These hedging strategies address the fluctuations in the price of a commodity at a stated market center, and the price differential encountered when the point of sale is other than the market center (the "basis"). Under oil and natural gas hedging agreements, the difference between the current value for the Company's oil and natural gas, based upon current market prices, and a fixed price is received or paid by the Company. The Company records the payments received or made under these agreements in its oil and natural gas sales. In connection with the Merger, the Company assumed additional agreements of this type. See "Risk Factors -- Risks of Hedging and Trading Transactions."

     The Company has entered into forward sales and swap arrangements with respect to approximately one-third of its gas production through the second quarter of 1997 at an average price of approximately $1.93 per Mcf. For the same period, the Company has hedged through collar arrangements approximately 70% of its current oil production at prices between $19.16 and $22.80 per Bbl.

     The Company's trading and transport business consists of numerous swap positions that are entered into to realize the margins available from dislocation in the natural gas commodity and transportation markets. The Company generally attempts to balance its positions so that its margins are captured and exposure to market price movement is minimized. See "Business and Properties -- Marketing, Trading and Transportation."

     During the second quarter of 1995, the Company entered into an interest rate exchange agreement with a financial institution to hedge its interest rate on $40 million of the Company's borrowings at 7.76% through May 2002. Under the terms of the agreement, the difference between the Company's fixed rate of 7.76% and the three month LIBOR rate plus 1.125% is received or paid by the Company.

     The Company, through the Merger, assumed interest rate exchange agreements with two financial institutions to hedge its interest rate on $40 million of the Company's borrowings at 8.7% for 1996 and 8.8% for 1997 through 1999. Under the terms of these agreements, the difference between the Company's fixed rate and three month LIBOR rate is received or paid by the Company.

  Contingencies

     In May 1995, the Company was named as a respondent by the United States Environmental Protection Agency (the "EPA") in an administrative order brought under the Resource Conservation and Recovery Act ("RCRA") by the EPA against the owner/operator of an oilfield production water evaporation facility. The Company does not believe that its share of reclamation costs will have a material impact on its financial position or results of operations. See Note 9 to Consolidated Financial Statements.

FORWARD-LOOKING STATEMENT DISCLOSURE

     The foregoing discussion includes statements that are not purely historical and are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding the Company's expectations, hopes, beliefs, intentions and strategies regarding the future. The Company's actual results could differ materially from its expectations, discussed herein. Certain important factors that could cause actual results to differ materially from the Company's expectations are disclosed under "Risk Factors" and elsewhere in this Prospectus. See "Disclosure Regarding Forward-Looking Statements."

     The Company's expectations and plans depend significantly on future product prices. Oil and natural gas prices are volatile, and there are several potentially significant adverse effects to the Company that can result if product prices decline materially. First, lower product prices will adversely impact the Company's cash flow and could cause the Company to (i) curtail its capital program, (ii) borrow additional amounts under the Chase Facility or
(iii) issue additional debt or equity securities on terms less favorable than might otherwise have been available. Second, lower product prices could cause the Borrowing Base under the Chase Facility to be reduced and certain covenant tests to be adversely affected. Third, under rules promulgated by the Commission, companies that follow the full cost accounting method are required to make quarterly "ceiling test" calculations. Using September prices, the Company has a ceiling cushion. If product prices remain low or decline further and cannot be offset by additional reserves, the Company could be required to write down its oil and gas properties resulting in a charge against earnings. The likelihood or magnitude of any or all of these potential impacts are impossible to predict or quantify at this time. See "Risk Factors -- Volatility of Oil and Natural Gas Prices; Marketability of Production" and "-- Estimation of Reserves."

                            BUSINESS AND PROPERTIES

THE COMPANY

     HS Resources, Inc. is a leading United States independent energy company engaged in the development, acquisition, exploitation, exploration, production and marketing of oil and natural gas. Through its experienced management and technical staff, the Company has consistently increased reserves and production and has established itself as one of the most efficient operators in the industry. HSR has created a diversified asset base in three core geographic areas: the D-J Basin of the Rocky Mountains, the Anadarko and Arkoma Basins of the Mid-Continent and the on-shore Gulf Coast area. It has done so by executing a large scale development drilling program focused in the Wattenberg Field area of the D-J Basin and through the Acquisitions, the Merger and the formation of Gulf Coast joint ventures. The Company believes that each core geographic area adds operational and financial opportunities, positioning the Company to maximize the benefits of its more predictable, long-lived production in the D-J Basin, while providing meaningful exposure to higher return potential exploitation and exploration projects in the Mid-Continent and Gulf Coast. HSR has an inventory of growth opportunities that includes in excess of 1,850 infill, development and exploratory drilling locations and over 1.1 million gross undeveloped acres.

     The Company has achieved substantial growth in reserves, production, revenues and EBITDA over the past five years. HSR has increased reserves from
20.8 MMBoe as of December 31, 1990, to 143.9 MMBoe on a pro forma basis as of December 31, 1995. HSR also increased production from 0.9 MMBoe for the year ended December 31, 1991, to 11.1 MMBoe on a pro forma basis for the year ended December 31, 1995. Oil and natural gas revenues and EBITDA also have grown significantly over this period, increasing from $12.8 million and $8.3 million, respectively, for the year ended December 31, 1991, to $115.2 million and $84.8 million, respectively, on a pro forma basis for the year ended December 31, 1995. On a pro forma basis for the nine months ended September 30, 1996, the Company generated oil and natural gas revenues of $96.5 million and EBITDA of $73.5 million.

     At December 31, 1995, the Company's pro forma reserves had an estimated pre-tax present value (discounted at 10%) of $555 million. Natural gas constituted approximately 75% of the Company's reserves and approximately 73% of the Company's reserves were classified as proved developed. At September 30, 1996, the Company operated more than 73% of its 3,544 wells. Management believes that its ability to control the operation of its wells and to minimize overhead expenses has contributed to the Company achieving one of the lowest cost structures in the industry.

     The Company's principal executive office is located at One Maritime Plaza, Fifteenth Floor, San Francisco, California 94111 and its telephone number at such address is (415) 433-5795.

BUSINESS STRATEGY

     HSR's objective is to maximize its long-term value through aggressive growth in its oil and natural gas reserves and production. The Company has successfully achieved its goals through an ongoing strategy of (i) increasing its diversified long-lived asset base, (ii) building a substantial inventory of development, exploitation and exploration projects, (iii) utilizing state-of-the-art exploration, drilling and production techniques, (iv) effecting consolidation in its core geographic areas, (v) maintaining low operating costs,
(vi) capturing downstream value and (vii) maximizing financial flexibility.

     - Increase Diversified Long-lived Asset Base. HSR has assembled a diversified portfolio of predictable, long-lived properties, which, in the aggregate, generate significant high margin production and cash flows. HSR presently owns interests in 3,544 gross wells and had an aggregate pro forma reserves-to-production ratio of 13:1 as of December 31, 1995. The Company's current product mix consists of approximately 75% natural gas and 25% oil, with most wells producing both oil and natural gas. The Company is diversified geographically and geologically with core producing properties across the D-J Basin and the Mid-Continent area and also owns extensive undeveloped leaseholds in the Gulf Coast and Rocky Mountain regions.

     - Build a Substantial Inventory of Development, Exploitation and Exploration Projects. The Company intends to continue expanding its substantial portfolio of development, exploitation and exploration projects. As of September 30, 1996, HSR had identified approximately 900 development drillsites and 750 potential infill drillsites in the D-J Basin. The lower risk infill and development projects in the D-J Basin are complemented by relatively higher risk and potentially higher return exploitation and exploration projects in the Mid-Continent and Gulf Coast regions. Based upon preliminary interpretation of seismic and geologic data, the Company has identified approximately 170 exploitation and development drilling locations in the Mid-Continent area and approximately 60 exploitation and exploration projects and leads in its Gulf Coast project area.

     - Utilize Advanced Exploration, Drilling and Production Techniques. In the D-J Basin, the Company is testing the use of coiled tubing drilling and is using both sophisticated fracturing technologies and directional drilling to enhance production and obtain additional reserves from existing wellbores. In order to improve its exploitation and exploration drilling success rates, the Company utilizes 3-D seismic extensively, including advanced imaging techniques of coherence cube or continuity processing and advanced interpretation and geostatistical techniques. The Company has acquired more than 450 square miles of 3-D seismic data in its core geographic areas and plans to acquire an additional 180 square miles of 3-D seismic data in the Gulf Coast within the next six months. The Company, directly or indirectly, employs or contracts with 33 experienced geologists and geophysicists to develop its projects.

     - Consolidate in Core Geographic Areas. The Company is continuing to pursue its consolidation strategy in the D-J Basin, where it currently produces approximately 24% of total D-J Basin natural gas production. By effecting consolidation in the D-J Basin, the Company capitalizes on opportunities for further operating and administrative cost efficiencies and improves its product marketing position through control of increased volumes. HSR will pursue a similar consolidation strategy in various fields and basins within the Mid-Continent area.

     - Maintain Low Operating Costs. The Company is an industry leader in operational efficiencies and field management, historically ranking as one of the lowest cost operators in the United States. During 1995, HSR's general and administrative expenses were $0.80 per Boe, and its lease operating expenses were $1.95 per Boe. On a pro forma basis, during the first nine months of 1996, the Company's general and administrative expenses were $0.66 per Boe, and its lease operating expenses were $2.19 per Boe.

     - Capture Downstream Value. The Company seeks to enhance both its margins and operating flexibility through its marketing, trading and transportation business. HSR is one of the most active natural gas producer/marketers in the Colorado Front Range area and directly markets approximately 60% of its natural gas production from the D-J Basin. A significant portion of this production is sold directly to over 400 commercial and industrial end users. In the Mid-Continent area, the Company markets its own natural gas production and also purchases third party natural gas for resale. The Colorado Front Range and Mid-Continent marketing and trading operations are fully integrated, thus providing opportunities for HSR to improve product prices and profit from market imbalances and trading opportunities between the two regions and to capitalize on the combined expertise of the two groups.

     - Maximize Financial Flexibility. The Company is committed to maintaining substantial financial flexibility. In funding its growth, HSR has employed a broad array of financing strategies to minimize its cost of capital, including public equity and debt, tax credit financing structures, divestitures and asset monetizations. Management currently expects its 1997 capital expenditure budget to be fully funded by internally-generated cash flow. Additionally, the Company intends to divest approximately $65 million of non-core properties and apply the proceeds from such sales to reduce outstanding borrowings under the Chase Facility.

RECENT DEVELOPMENTS

  Basin Property Acquisitions

     In March and June of 1996, the Company completed the Acquisitions, acquiring all of Basin's D-J Basin properties for aggregate cash consideration of $125.5 million. The Acquisitions included a total of 850 gross wells at December 31, 1995, having approximately 35 MMBoe of net proved reserves and approximately 5,500 Boe of net daily production. The Acquisitions also included approximately 250 potential development drillsites. The acquired properties are in the immediate vicinity of HSR's existing D-J Basin operations, and HSR has integrated these assets into its property base with no material increase in overhead, resulting in a substantial decrease in general and administrative costs per Boe of production. In addition to the improved economics associated with consolidation, HSR's controlled natural gas volumes in the D-J Basin have increased, strengthening HSR's active Colorado Front Range natural gas marketing activities. The Company believes that there remain significant future exploitation and infill drilling opportunities to further develop existing reserves in the D-J Basin through the application of developing technologies, including directional drilling applications.

  Tide West Merger

     On June 17, 1996, the Company completed the Merger with Tide West. The total consideration of $187.7 million consisted of $119.8 million in cash and net liabilities assumed and HSR common stock with an aggregate market value of approximately $67.9 million. The Merger added 1,259 gross wells, approximately
39.1 MMBoe of net proved reserves and approximately 9,985 Boe of net daily production to the Company. Through the Merger, the Company diversified its property base into the Mid-Continent area, acquired a large inventory of exploitation, development and exploration opportunities, and acquired an active natural gas trading and transportation operation. The geographical location of the Tide West properties and the proximity of the Tide West properties to the Mid-Continent markets and Henry Hub provide the Company with product market and price diversification. Tide West's undrilled locations have a relatively higher reserve potential but a slightly higher risk profile than HSR's D-J Basin properties. To date, HSR has identified approximately 170 potential exploitation and development drillsites on properties acquired in the Merger.

  Gulf Coast Joint Ventures

     The Company's strategy in establishing operations in the Gulf Coast region has been to joint venture with experienced Gulf Coast exploration organizations that have existing projects and positions and are at the forefront of applied technologies, including advanced imaging applications of 3-D seismic data. To date, the Company has formed two joint ventures that are complementary in approach and geographic coverage. As a result, the Company has accelerated its cycle time in generating, analyzing and exploiting 3-D seismic projects in the Gulf Coast. Entry into the Gulf Coast is a key component of the Company's diversification strategy. High rate, shorter-lived production from this area will complement the Company's existing long-lived production profile. Furthermore, the higher return potential of the Gulf Coast provides greater balance to the Company's overall risk profile.

     SouthTech. The Company entered into its first Gulf Coast joint venture in November 1995 by forming SouthTech on an equal ownership basis with Aspect Resources Limited-Liability Company, a recognized leader in 3-D seismic technology. SouthTech has acquired approximately 140 square miles of 3-D seismic data and employs, directly or on a consulting retainer basis, five geotechnical professionals. At September 30, 1996, SouthTech had identified approximately 60 exploration prospects and leads in four of its ten project areas. Management believes that this joint venture will expose the Company to significant reserve potential on a near-term basis and that completed and planned 3-D seismic surveys will meaningfully expand future growth opportunities.

     Chenier. In May 1996, the Company entered into Chenier, a joint venture arrangement with CEI. The geological and geophysical staff of CEI also makes extensive use of advanced 3-D seismic imaging techniques in the on-shore Gulf Coast area. CEI employs, directly or on a full-time retainer basis, five geotechnical professionals. The Company anticipates that Chenier will engage in various 3-D seismic surveys covering at least 110 square miles in 1997. Geologic and geophysical efforts are underway, and leases, options and seismic rights are currently being acquired in major project areas.

OIL AND GAS PROPERTIES.

     The following table summarizes certain information with respect to each of the Company's areas of operations and production. Except as noted, all information is presented as of September 30, 1996.

                                                     PRO FORMA RESERVES(1)
                                          -------------------------------------------
                                                                 OIL       PERCENT OF                   GROSS       3-D SEISMIC
                       TOTAL   PERCENT      OIL       GAS     EQUIVALENT     TOTAL      PRODUCTION   UNDEVELOPED        DATA
                       WELLS   OPERATED   (MBBLS)   (MMCF)      (MBOE)      RESERVES    (BOE/DAY)    ACREAGE(2)    (SQUARE MILES)
                       -----   --------   -------   -------   ----------   ----------   ----------   -----------   --------------
D-J Basin
  Wattenberg Field
    Area.............. 1,806      88%     27,236    385,000      91,403       63.5%        15,573        75,287           --
  Greater D-J Basin...   449      92       2,165    51,827       10,802        7.5          1,274       271,330           70
Mid-Continent
  Anadarko Basin......   835      35       1,791    90,705       16,909       11.8          5,012        23,053           13
  Arkoma Basin........   194      58          35    48,336        8,091        5.6          1,859         8,720           --
  Southern Oklahoma...    92      65       2,463    23,185        6,327        4.4          1,372         1,943           --
  New Mexico/Texas....   142      85       1,352    38,601        7,785        5.4          1,372           214           24
Gulf Coast............    --      --          --        --           --         --             --       100,679          176
Northern Rocky
  Mountains...........    26      92         290    13,844        2,598        1.8            228       673,454          193
                       -----     ---      ------   -------      -------        ---         ------     ---------          ---
        Total:         3,544      --      35,332   651,498      143,915        100%        26,690     1,154,680          476
                       =====     ===      ======   =======      =======        ===         ======     =========          ===

---------------
(1) As of December 31, 1995.

(2) Includes leasehold, option and seismic rights.

  Denver-Julesburg Basin

     The D-J Basin is located in Northeastern Colorado, and over recent years has been the Company's primary producing region. HSR's D-J Basin production and reserves are largely contained in the Codell and Niobrara formations, with additional production from the deeper D-Sand, J-Sand and Dakota sandstone and the shallower Sussex and Shannon sandstones. Drilling success rates are high, and production from these formations is characterized by strong initial flows and long-lived reserves. Production also tends to be a combination of oil and natural gas. Natural gas produced in the central part of the D-J Basin, including the Wattenberg Field area, has an energy content of approximately 1,250 Btu per Mcf, which enhances wellhead value.

     One of the attractive features of D-J Basin geology is its multi-pay potential. In a section only 3,500 feet thick, there are at least seven major potentially productive formations. Three of the formations, the Codell, Niobrara and J-Sand, are "blanket" zones in the area of the Company's Wattenberg Field holdings, while others, such as the D-Sand and the shallower Shannon and Sussex, are more localized.

     Wattenberg Field Area. The majority of the Company's D-J Basin properties are concentrated in the Wattenberg Field area, located approximately 35 miles north of Denver. The primary geologic objectives of the Company's Wattenberg Field activities are the Codell and Niobrara formations, found at depths ranging from 6,400 to 7,700 feet. Codell/Niobrara wells usually take five to six days to drill and are typically brought into production within 20 days from commencement of drilling. The generally predictable, quick and trouble-free drilling characteristics of these wells allow multiple-well, multiple-rig development drilling programs to be conducted efficiently. Codell/Niobrara wells typically produce approximately 50% of their reserves in the first three to five years. The remaining reserves are recovered at a declining rate over the next 15 to 20 years. The Codell and Niobrara formations produce both oil and natural gas, with reserves generally being approximately 70% natural gas and 30% oil.

     Greater D-J Basin. The Greater D-J Basin is that portion of the D-J Basin located generally south and east of the Wattenberg Field area. Production in the Greater D-J Basin is generally found in D-Sand and J-Sand channels, and can produce oil, natural gas or both. Within the D-Sand and J-Sand, high porosities and permeabilities can yield higher flow rates than Codell and Niobrara wells. D-Sand and J-Sand channels, while not

"blanket" formations in the Greater D-J Basin, can be prolific when encountered. The D-Sand and J-Sand are stratigraphically located below the Codell and Niobrara formations at depths ranging from 6,800 to 7,800 feet.

  Mid-Continent

     The Company's Mid-Continent properties are primarily located in four geological areas (i) the Anadarko Basin in western Oklahoma and the Texas panhandle, (ii) the Arkoma Basin in southeastern Oklahoma, (iii) South Oklahoma and (iv) southeast New Mexico and South and East Texas.

     Anadarko Basin. The Anadarko Basin is a major Mid-Continent oil and natural gas producing area in western Oklahoma and the Texas panhandle. The greatest concentration of oil fields occurs on the eastern flank of the basin, with natural gas fields dominating the shelf to the west, the Texas panhandle area and the deep basin located in southwestern Oklahoma. The majority of the Company's production comes from the Red Fork, Springer-Morrow, Chester, Mississippi and Hunton geological formations. Oil and natural gas are produced in this basin from depths of only a few hundred feet to over 20,000 feet, and most of the Company's wells produce from depths between 6,000 and 16,000 feet.

     Arkoma Basin. The Arkoma Basin is a crescent-shaped region straddling the Arkansas-Oklahoma border. The Arkoma Basin is a major natural gas region, with most wells producing from depths between 5,000 and 12,000 feet. The majority of the Company's production comes from the Booch, Hartshorne, Atoka, Spiro and Cromwell geological formations, primarily at depths between 5,000 and 10,000 feet.

     South Oklahoma. The South Oklahoma area is a faulted and folded geologic province that extends across seven counties in south-central Oklahoma. The Company's production is mainly from the Pennsylvanian Hoxbar, Deese and Springer sands, the Hunton and Viola carbonates, and the Simpson sand. The Company's wells in this region produce from depths ranging from 5,000 to 17,000 feet.

     New Mexico/Texas. In these areas, the Company's properties are found principally in the Delaware Basin and South and East Texas. These geologic areas are oil prone and are comprised of numerous stratigraphic and faulted sandstone reservoirs. The Company's Delaware Basin properties are located in New Mexico, with most of its oil production coming from the Delaware formation at depths of 4,000 to 6,000 feet. Natural gas production is principally from the Abo formation at depths of 4,000 to 5,000 feet. The East Texas Basin properties are located in Houston, Freestone, Cherokee and Henderson Counties in Texas and DeSoto Parish in Louisiana. The predominant reservoirs are normally pressured Cretaceous sandstones and carbonates at depths ranging from 5,000 to 11,000 feet. The Company produces mostly natural gas from the Woodbine, Glen Rose, Rodessa, Pettet and Hosston reservoirs.

  Gulf Coast

     The Company has established a core geographic area in the on-shore Gulf Coast area of South Texas and Louisiana primarily through two joint ventures, SouthTech and Chenier. Both joint ventures are staffed with explorationists who are experienced in the integration of interpretive geology and advanced 3-D seismic techniques. The Company's Gulf Coast activities focus on both shallow exploitation and deeper exploration targets in the on-shore areas of South Louisiana and the upper Texas Gulf Coast. Focus areas of SouthTech are Acadia, Jefferson Davis and Calcasieu Parishes of South Louisiana and Chambers County in the upper Texas Gulf Coast. The primary focus areas of Chenier are Saint Landry and Evangeline Parishes of Louisiana. Wells in the area target the Frio, Vicksburg, Cockfield, Sparta and Wilcox formations at depths ranging from 1,500 to 11,500 feet. The complexity faulted and prolific salt dome dominated region possesses more than 20 reservoir targets that, in various combinations, provide attractive multi-zone drilling prospects from as shallow as 6,500 feet to deeper than 12,000 feet.

  Northern Rocky Mountains

     HSR produces in two areas of the Northern Rocky Mountains, the Williston Basin and the Green River Basin. The Company operates wells in two fields in the Daniels County, Montana portion of the Williston Basin. These wells produce from the Ratcliffe, McGowan and Mission Canyon formations at depths ranging from 5,900 to 6,500 feet. The Company operates 18 wells in the Blue Forest Unit on the Moxa Arch portion of the Green River Basin in Wyoming. The Blue Forest Unit currently produces from the Frontier and Muddy formations found at depths ranging from 10,500 to 11,000 feet. Although most of HSR's natural gas production in the Blue Forest Unit has been sold under the TCW Facility, the Company has retained development, operating and certain marketing rights.

PROJECT INVENTORY

     The following table summarizes the Company's inventory of projects identified on its properties as of September 30, 1996.

    Development and exploitation drilling (potential drillsites).................   1,075
    Infill (potential drillsites)................................................     750
    Recompletions................................................................     515
    Exploration prospects and leads..............................................      60
    3-D seismic data (square miles)..............................................     476

  Denver-Julesburg Basin Projects

     The Company has a significant inventory of investment opportunities in the D-J Basin. That inventory consists of development drilling on existing spacing, behind-pipe recompletions, potential increased density drilling, wellbore extensions, high angle drilling and exploration leads.

     Wattenberg Field Area. While the Wattenberg Field area has experienced high levels of development activity in recent years, management believes significant untapped reserves remain. HSR has, in its inventory, 800 development drillsites, of which 675 are included in proved undeveloped reserves. In addition, the Company has identified approximately 400 recompletion opportunities in the Wattenberg Field area.

     A more significant opportunity may exist in the potential for increased density or infill drilling in the Codell and Niobrara formations within the Wattenberg Field area. HSR has undertaken a rigorous analysis to determine the potential for recovery of additional economic reserves through increased density drilling. This study included extensive computer simulation to model the producing characteristics of the formations as well as a pilot field program of drilling, completion and production. The initial conclusions of the feasibility study indicate that there is significant potential to recover additional reserves at reduced costs, both within currently producing fault blocks and by tapping fault blocks that are isolated from existing wellbores, thereby minimizing surface disturbance. Five lateral test wells have been successfully drilled and cased and are producing from existing wellbores. Five additional pilot wells were drilled during the fourth quarter of 1996 and are being evaluated. The Company estimates that there are at least 750 potentially economic infill drillsites on its Wattenberg Field acreage.

     Finally, management believes that substantial opportunities may exist to access additional reserves through existing wellbore extensions and high angle drilling, and the Company is conducting studies to evaluate these applications.

     Greater D-J Basin. The Greater D-J Basin, where the Company owns rights to more than 270,000 gross undeveloped acres, provides HSR with significant exploitation and exploration potential through the use of advanced technologies such as 3-D seismic continuity processing and geostatistical analysis. To date, the Company has drilled approximately 100 wells in the area, with an estimated
10.8 MMBoe of proved reserves, and has 22 active projects and leads under refinement by geotechnical staff. Geostatistical analysis using seismic responses shows significant promise in helping not only to reduce dry-hole risk, but to also target wells at optimal locations. For example, based on the results from its application of seismic geostatistical analysis, HSR drilled the Cervi-Federal #6-29, which has been in production since October 1996 at a sustained rate of 90 Bbl and 90 Mcf per day.

  Mid-Continent Projects

     Prior to the Merger, Tide West had established a reputation as an excellent acquiror and efficient operator of oil and natural gas properties in the Mid-Continent region, though it was not focused on aggressive geotechnical exploitation of its properties. Tide West owned interests in approximately 75 fields located in several Mid-Continent basins. In the Company's opinion, this presents an opportunity for the Company to apply its expertise to prove-up and produce new reserves from the properties acquired from Tide West. HSR has added geological and geophysical staff to the Mid-Continent district and has begun the process of high-grading opportunities identified at the time of the Merger and applying technology to uncover new opportunities. In addition, the Company has drilled six wells, five of which were successfully completed, and has performed a number of successful recompletions.

     The Company has outlined an extensive inventory of exploitation and exploration projects in the Mid-Continent region, many of which were identified in the limited time since the Merger. At the present time, HSR has identified approximately 170 potential development and exploitation drilling opportunities and 78 recompletion opportunities on its primary focus list. The following are a few examples of such opportunities.

     In the Anadarko Basin, the Company owns interests in 835 wells in numerous fields, including Mocane-Laverne, Bivins Ranch, Bishop and Watonga, each of which provides potentially attractive exploitation opportunities. The Company to date has identified approximately 28 drilling opportunities and six recompletions in these four fields. Further work is under way, including processing of 13 square miles of 3-D seismic data on Bivins Ranch, which the Company anticipates will lead to additional activity in these areas.

     In the Arkoma Basin, the Company owns 194 wells in Kinta, Bokoshe, Russellville and other fields. In those three fields alone, the Company has identified approximately 18 drilling and 16 recompletion opportunities and a coalbed methane project that, if successful, could eventually result in as many as 85 wells.

     Other areas present additional opportunities. For example, with the use of 3-D seismic, the Company has identified further drilling opportunities at La Reforma Field in northwestern Hidalgo County, Texas, where the Company owns interests in a 5,100 acre contiguous block.

  Gulf Coast Projects

     Through its SouthTech and Chenier joint ventures, the Company has assembled a growing inventory of both exploitation and exploration projects. These joint ventures have 14 active major projects areas and are aggressively pursuing others. Six large 3-D seismic surveys have been acquired or are planned and are being integrated into extensive subsurface mapping.

     SouthTech has assembled seismic rights, options and leasehold interests in approximately 78,000 gross acres and intends to expand this position in 1997. SouthTech also has acquired over 140 square miles of 3-D seismic data and has identified approximately 60 exploration prospects and leads in four of its ten Gulf Coast project areas. Chenier has assembled seismic rights, options and leases in over 20,000 gross acres. South Devillier prospect is typical of the opportunities available to the Company through SouthTech and Chenier. South Devillier is the first of the Company's Gulf Coast project areas to be identified, imaged by advanced 3-D seismic technology and fully interpreted. This interpretation has allowed the Company to image several potentially untested fault blocks associated with an old and highly productive salt feature. HSR has drilled its first well on the salt feature based on 3-D interpretation. The objective Lox "B" sand was encountered as anticipated, although the well is not capable of production in paying quantities. Based on the 3-D interpretation, there could be as many as 12 more exploration opportunities on South Devillier alone. The Company anticipates similar opportunities on many of its other Gulf Coast projects.

     Management believes that its expanding Gulf Coast activities will generate a substantial inventory of exploitation and exploration opportunities in 1997 and beyond.

  Northern Rocky Mountain Projects

     The Company has a significant inventory of undeveloped acreage and 3-D seismic data in the northern Rocky Mountain area. In the Williston Basin, HSR has approximately 344,000 gross (185,000 net) undeveloped acres and nearly 150 square miles of 3-D seismic data. In the Sand Wash Basin the Company has approximately 123,000 gross (50,000 net) undeveloped acres and has entered into agreements with two major oil companies that include 3-D seismic survey commitments (18 square miles of which have been recently acquired) and options to spend exploration capital on additional 3-D seismic surveys and exploratory wells over the next 18 months. HSR also has approximately 96,000 gross (69,000 net) undeveloped acres in the Greater Green River Basin. The combination of large acreage positions, high-quality reservoirs, 3-D seismic and geostatistical applications and, with respect to the Williston Basin, horizontal drilling gives HSR exposure to significant potential in the Rocky Mountain area.

OIL AND NATURAL GAS RESERVES

     The following table sets forth estimates of the pro forma proved oil and natural gas reserves of the Company at December 31, 1995. That portion of the reserves attributable to HSR (exclusive of the Acquisitions and the Merger) were prepared by the Company and reviewed by Williamson Petroleum Consultants, Inc., the Company's independent petroleum reserve engineer. See "Risk
Factors -- Estimation of Reserves" and "-- Replacement of Reserves."

                                      OIL (MBBLS)                  NATURAL GAS (MMCF)             OIL EQUIVALENTS (MBOE)
                             ------------------------------  -------------------------------  -------------------------------
                             DEVELOPED  UNDEVELOPED  TOTAL   DEVELOPED  UNDEVELOPED   TOTAL   DEVELOPED  UNDEVELOPED   TOTAL
                             ---------  -----------  ------  ---------  -----------  -------  ---------  -----------  -------
D-J Basin
  Wattenberg Field Area.....   14,935      12,301    27,236   278,335     106,665    385,000    61,324      30,079     91,403
  Greater D-J Basin.........    1,326         839     2,165    31,462      20,365     51,827     6,569       4,233     10,802
Mid-Continent
  Anadarko Basin............    1,782           9     1,791    82,714       7,991     90,705    15,568       1,341     16,909
  Arkoma Basin..............       35           0        35    34,159      14,177     48,336     5,728       2,363      8,091
  Southern Oklahoma.........    2,327         136     2,463    22,416         769     23,185     6,063         264      6,327
  New Mexico/Texas..........    1,286          66     1,352    34,059       4,542     38,601     6,962         823      7,785
Northern Rocky Mountains....      265          25       290    12,376       1,468     13,844     2,328         270      2,598
                               ------      ------    ------   -------     -------    -------   -------      ------    -------
    Total...................   21,956      13,376    35,332   495,521     155,977    651,498   104,542      39,373    143,915
                               ======      ======    ======   =======     =======    =======   =======      ======    =======

PRODUCTIVE OIL AND GAS WELLS

     The following table sets forth the Company's productive oil and gas wells, operated and non-operated, as of September 30, 1996.

                                        GROSS PRODUCTIVE WELLS             NET PRODUCTIVE WELLS
                                     -----------------------------    -------------------------------
                                                   NON-                             NON-
                                     OPERATED    OPERATED    TOTAL    OPERATED    OPERATED     TOTAL
                                     --------    --------    -----    --------    --------    -------
    Oil............................    2,035        316      2,351    1,893.9        84.2     1,978.1
    Gas............................      569        624      1,193      417.9       137.3       555.2
                                       -----        ---      -----    -------       -----     -------
              Total................    2,604        940      3,544    2,311.8       221.5     2,533.3
                                       =====        ===      =====    =======       =====     =======

ACREAGE

     The following table sets forth the Company's developed and undeveloped gross and net acreage as of September 30, 1996.

                                                       DEVELOPED             UNDEVELOPED
                                                   ------------------    --------------------
                                                    GROSS       NET        GROSS        NET
                                                   -------    -------    ---------    -------
    D-J Basin....................................  178,557    143,554      346,617    311,985
    Mid-Continent................................  464,350    179,275       33,930     25,663
    Gulf Coast...................................      867        169      100,679     44,119
    Northern Rocky Mountains.....................   13,141      4,244      673,454    407,385
                                                   -------    -------    ---------    -------
              Total..............................  656,915    327,242    1,154,680    789,152
                                                   =======    =======    =========    =======

DRILLING ACTIVITY

     The following table sets forth the net wells drilled and completed by the Company during the periods indicated.

                                                                                      NINE MONTHS
                                                        YEARS ENDED DECEMBER 31,         ENDED
                                                       --------------------------    SEPTEMBER 30,
                                                       1993       1994       1995        1996
                                                       ----       ----       ----    -------------
    DEVELOPMENT
      Productive.................................      219        185         70          114
      Non-Productive.............................       --          6          5           --
                                                       ---        ---        ---          ---
              Total..............................      219        191         75          114
    EXPLORATORY
      Productive.................................       --         19         21            1
      Non-Productive.............................       --          5         13           --
                                                       ---        ---        ---          ---
              Total..............................       --         24         34            1
                                                       ---        ---        ---          ---
              Total Wells........................      219        215        109          115
                                                       ===        ===        ===          ===

PRODUCTION

     The following table sets forth the Company's oil and natural gas production data during the periods indicated.

                                                                                   NINE MONTHS
                                                     YEARS ENDED DECEMBER 31,         ENDED
                                                    --------------------------    SEPTEMBER 30,
                                                     1993      1994      1995         1996
                                                    ------    ------    ------    -------------
    Net production:
      Oil (MBbls).................................     967     1,664     1,582         1,360
      Natural gas (MMcf)..........................  14,684    20,108    21,049        23,221
      Oil equivalent (MBoe).......................   3,414     5,015     5,090         5,230
    Average net daily production:
      Oil (Bbls)..................................   2,648     4,559     4,333         4,965
      Natural gas (Mcf)...........................  40,229    55,090    57,670        84,750
      Oil equivalent (MBoe).......................   9,353    13,740    13,945        19,090
    Average sales price per unit:
      Oil ($/Bbls)................................  $16.09    $14.83    $16.52       $ 20.32
      Natural gas ($/Mcf).........................    2.03      1.70      1.30          1.70

MARKETING, TRADING AND TRANSPORTATION

  Gas Marketing

     The Company directly markets about 50% of its natural gas production from the D-J Basin and the Mid-Continent to a variety of purchasers, including intrastate and interstate pipelines, their marketing affiliates, independent marketing companies and other purchasers. These sales are primarily arranged on a monthly or daily basis or under market-sensitive agreements usually with a term of less than one year.

     In addition, the Company sells approximately 10% of its production pursuant to a marketing strategy that capitalizes on its ability to deliver its D-J Basin natural gas to Colorado Front Range commercial and industrial end user customers. The proximity of the Company's D-J Basin natural gas reserves to the local markets and its ability to deliver product to over 400 commercial and industrial end user customers at times of peak demand provide it with a competitive advantage over natural gas suppliers who do not have significant local reserves. These factors enable the Company to provide superior service at competitive prices. The Company believes that its marketing strategy provides it with the ability to increase its margins from those available on bulk sales to wholesale remarketers. In addition, the Company believes its ability to deliver product during peak demand periods enables it to negotiate annual contracts at prices consistently in excess of annual average spot market prices, generally resulting in premium weighted average annual pricing and a more stabilized sales portfolio. As a result of its implementation of this strategy, the Company anticipates that it will deliver approximately 5 Bcf in 1996 pursuant to these arrangements.

     The remaining 40% of the Company's D-J Basin and Mid-Continent natural gas production is sold to gathering and/or processing companies on a percent-of-proceeds or a percent-of-index basis. Under the terms of the percent-of-proceeds contracts, the Company receives a fixed percentage of the resale price received by the purchaser for sales of residue natural gas and natural gas liquids recovered after gathering and processing. The revenue received by the Company from the sale of natural gas liquids is included in natural gas prices. Under the terms of the percent-of-index contracts, the Company receives a fixed percentage of a natural gas index price.

     In May 1996, the Company acquired TWTT through the Merger. TWTT is a wholly owned subsidiary of HSRTW, Inc., which in turn is wholly owned by the Company. TWTT is responsible for natural gas marketing services, including commodity price structuring and contract administration for the Company's operations in the Mid-Continent and Gulf Coast regions. In addition to marketing the Company's natural gas, TWTT also purchases third party natural gas for resale. The Company generally attempts to balance its positions so that its margins are captured and that exposure to market price movement is minimized.

     See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Natural Gas Price Considerations."

  Oil Marketing

     Substantially all of the Company's oil production is sold at crude oil-based prices under contracts having a term of one year or less. Oil is sold to 12 different purchasers at generally market sensitive rates. The most significant purchaser of the Company's oil production currently is Amoco Production Company, which purchases 38% of the Company's oil production. The loss of any one particular customer would not have an adverse effect on the Company.

FORWARD-LOOKING STATEMENT DISCLOSURE

     The foregoing Business and Properties discussion includes statements that are not purely historical and are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding the Company's expectations, hopes, beliefs, intentions and strategies regarding the future. The Company's actual results could differ materially from its expectations, discussed herein. Certain important factors that could cause actual results to differ materially from the Company's expectations are disclosed under "Risk Factors" and elsewhere in this Prospectus.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The names of the directors and executive officers of the Company and a description of their experience and certain other information are listed below (ages provided are as of September 30, 1996). Executive officers are appointed by the Company's Board of Directors.

NAME                      AGE                             POSITION
------------------------  ----    ---------------------------------------------------------
Nicholas J. Sutton(1)...   51     Chairman of the Board and Chief Executive Officer
P. Michael Highum.......   46     Director and President
James E. Duffy..........   46     Director, Vice President -- Finance and Chief Financial
                                  Officer
Kenneth A.
  Hersh(1)(2)...........   33     Director
Michael J. Savage(2)....   61     Director
Philip B. Smith.........   45     Director
Theodore Gazulis........   42     Vice President -- Planning and Analysis
Ronald B. Jacobs........   47     Vice President -- Government and Environmental Affairs
Annette M. Montoya......   40     Vice President -- Accounting and Controller
James M. Piccone........   46     Vice President, General Counsel and Secretary
George H. Solich........   35     Vice President -- Acquisitions and Divestitures

---------------
(1) Member of the Audit Committee
(2) Member of the Compensation Committee

     Nicholas J. Sutton is a founder of the Company and has been employed exclusively in activities relating to the Company and its oil and natural gas business since 1978. Mr. Sutton is an attorney and practiced with the San Francisco law firm of Pillsbury, Madison & Sutro before founding the Company. Prior to that time, he served as a law clerk to the Chief Justice of the California Supreme Court. He earned his law degree from the University of California -- Hastings College of Law, and his engineering undergraduate degree from Iowa State University. Mr. Sutton is a graduate of the Harvard Business School's Executive Education OPM Program, is a member of the Society of Petroleum Engineers and is a Director of the Colorado Oil and Gas Association. He has served as Chairman of the Board and as Chief Executive Officer of the Company since its inception in 1987.

     P. Michael Highum is a founder of the Company and for the past 18 years has been employed exclusively in activities relating to the Company and its oil and natural gas business. Mr. Highum is an attorney and, prior to founding the Company, practiced with the San Francisco law firm of Pillsbury, Madison & Sutro. He earned his undergraduate degree from the University of California at Berkeley and his law degree from the University of California -- Hastings College of Law. He has served as a Director and as President of the Company since its inception.

     James E. Duffy has been a Director since 1990 and has been Vice
President -- Finance and Chief Financial Officer since April 1991. From 1985 to 1990, Mr. Duffy was a general partner of J.L. Feshbach & Co., an investment banking firm specializing in the oil and natural gas business and was responsible for acquisitions and special investments for an affiliate of that firm. Prior to that time, he was the Chief Financial Officer of Hilliard Oil and Gas and was a director and co-founder of several affiliated companies. Previously, he was a manager with Arthur Young & Co. Mr. Duffy earned his undergraduate degree from San Jose State University.

     Kenneth A. Hersh has been a Director of the Company since 1990. Mr. Hersh has been a limited partner of the general partner of Natural Gas Partners, L.P. since 1989. Natural Gas Partners, L.P. beneficially owns approximately 20% of the Company's common stock. Previously, he was employed by the investment banking division of Morgan Stanley & Co. Incorporated where he was a member of the firm's energy group specializing in oil and natural gas financing and acquisition transactions. Mr. Hersh also served as a director of Tide West prior to the Merger. Mr. Hersh earned his MBA from the Stanford University Graduate School of Business and his undergraduate degree from Princeton University.

     Michael J. Savage has been a Director of the Company since January 1996. Mr. Savage has been the Managing Director of the San Francisco Opera since 1994. He was the founder of Savage Petroleum Company and served as its President from 1988 to 1995. From 1983 to 1988, Mr. Savage served as President of Merlin Petroleum, of which he was also the founder. From 1978 to 1982, he served as President of Sohio Petroleum Company. Prior to 1978, he served as President of BP Alaska, and in 1982 he was Director for Africa of BP in London, and also served as personnel director for the BP Group. He received his undergraduate degree in Business Management from the Manchester Business School in Manchester, England, and his masters degree in Law and Economics from Cambridge University. Mr. Savage serves on the Board of Directors of the San Francisco Opera, Woodward-Clyde Group, Inc. and the San Francisco Conservatory of Music.

     Philip B. Smith has been a Director of the Company since June 1996. Mr. Smith served as President, Chief Executive Officer and director of Tide West from November 1992 until the time of the Merger. He was President and director of Draco Petroleum, Inc., a wholly owned subsidiary of Tide West from April 1992 until the time of the Merger, and of Tide West Trading & Transport Company, formerly Draco Production Company, a wholly owned subsidiary of Tide West, from July 1989 until the time of the Merger. From May 1986 until April 1991, Mr. Smith was a Senior Vice President of Mega Natural Gas Company, a natural gas gathering company and the former parent company of Tide West Trading & Transport Company and its predecessor companies. Prior to that time, he held various technical and management positions at other independent and major oil and natural gas companies.

     Theodore Gazulis has served in his current capacity since 1991 and has primary responsibility for economic and project analyses, systems applications and planning functions. Prior to joining the Company in 1984, Mr. Gazulis was an exploration economist for Sohio Petroleum Company where he evaluated exploration plays, prospects and acquisitions and implemented computer-based financial and economic models to facilitate such economic analysis. From 1978 to 1981, he served in a similar capacity for Amoco Production Company. Mr. Gazulis received an MBA from the University of California at Los Angeles and his undergraduate degree from Stanford University. Mr. Gazulis is a member of the American Association of Petroleum Geologists.

     Ronald B. Jacobs has been a member of the Company's management team since 1982 and has served as Vice President -- Government and Environmental Affairs since May of 1995. Prior to attending law school, Mr. Jacobs was the controller of the equipment leasing subsidiary of a large conglomerate. Mr. Jacobs is responsible for all of the Company's governmental and environmental affairs. Mr. Jacobs is a member of the Board of Directors of the Rocky Mountain Oil and Gas Association, RMOGA -- Colorado and Colorado Oil and Gas Association and co-chairs its legal, legislative and regulatory committee. He has served by appointment on several legislative committees in the State of Colorado. Mr. Jacobs earned his law degree from the University of Mississippi, where he concentrated on oil and natural gas law, and his undergraduate degree from Georgia State University.

     Annette M. Montoya heads the Company's accounting staff and has served in her current capacity since 1991. Prior to joining the Company in 1987, Ms. Montoya was the accounting manager for MidCon Central Exploration Company ("MidCon Central"). Prior to her employment with MidCon Central, Ms. Montoya was an auditor with Price Waterhouse & Co. Ms. Montoya earned her undergraduate degree from Regis College and is a member of the Council of Petroleum Accountants Society.

     James M. Piccone has served as the Company's Vice President, General Counsel and Secretary since he joined the Company in May 1995. From 1983 to May 1995, Mr. Piccone was a partner at the law firm of

Davis, Graham & Stubbs LLP where he served in various capacities including the head of the firm's Transactions Department and Practice Group Leader of the firm's Energy Group. From 1980 through 1983 he was an associate at the firm, and from 1978 to 1980 he was an associate at the law firm of Kutak, Rock & Huie. Mr. Piccone earned his law degree from the University of Colorado School of Law and his undergraduate degree from the University of Colorado.

     George H. Solich has served the Company as Vice President -- Acquisitions & Divestitures since he joined the Company in December 1996. From 1983 to November 1996, Mr. Solich served in various capacities for Apache Corporation, most recently as Director, Business Development where he was responsible for the company's acquisition and divestiture of producing oil and gas properties. Prior to his employment with Apache Corporation, Mr. Solich worked for Belco Petroleum Corporation. Mr. Solich earned his undergraduate degree from the University of Colorado at Boulder and his graduate degree in marketing and finance from the University of Colorado at Denver.

                       DESCRIPTION OF OTHER INDEBTEDNESS

     The following summaries of the Chase Facility and the Existing Indenture do not purport to be complete and are subject to and qualified in their entirety by reference to the applicable credit agreement and indenture, which are filed as exhibits with the Commission.

CHASE FACILITY

     On June 14, 1996, the Company entered into an Amended and Restated Credit Agreement pursuant to the Chase Facility with Chase, as agent (the "Agent"), and the lenders signatory thereto (the "Lenders") maturing on June 14, 2001. Amounts borrowed under the Chase Facility are secured by a first lien on certain of the Company's Wattenberg Field properties. Loans under the Chase Facility are unconditionally guaranteed by Orion Acquisition, Inc., a Delaware corporation, and HSRTW, Inc., a Delaware corporation, wholly owned subsidiaries of the Company.

  Interest and Fees

     Outstanding borrowings under the Chase Facility bear interest at the option of the Company at either (i) the Base Rate (defined as the higher of one-half of one percent over the applicable federal funds rate, or the prime rate as announced by Chase) plus the Applicable Margin or (ii) LIBOR plus the Applicable Margin. The Applicable Margin ranges from 0.75% to 1.5% on EuroDollar loans and 0% to 0.5% on Base Rate loans depending on the percentage of the Threshold Amount (as defined in the Chase Facility) utilized by the Company from time to time. As of September 30, 1996, the Company had utilized 93.33% of the Threshold Amount, and therefore, the Applicable Margin was 1.25% for EuroDollar loans and 0.25% for Base Rate loans. The weighted average interest rate under the Chase Facility on September 30, 1996, (including the effects of interest rate hedging arrangements covering $80 million in principal amount of indebtedness) was 7.63%. Commitment fees under the Chase Facility range from 0.3% to 0.5% of the unutilized portion of the available Borrowing Base (as defined in the Chase Facility), depending upon the percentage of the Threshold Amount utilized. As of September 30, 1996, the applicable commitment fee was 0.375%.

  Borrowing Base

     The amount of credit available at any time under the Chase Facility is the lesser of the Aggregate Maximum Credit Amount (initially $350 million) or the Borrowing Base. As of September 30, 1996, the Borrowing Base was $335 million. The Borrowing Base was redetermined as of November 27, 1996, to be $275 million and the Threshhold Amount provision removed from the Chase Facility. The Borrowing Base may be redetermined by the Agent and each Lender from time to time.

  Covenants

     The Chase Facility contains customary affirmative and restrictive covenants that, among other things, limit the Company and its subsidiaries with respect to indebtedness, liabilities, liens, dividends, loans, investments and purchases and sales of assets, unless certain consents are received from the Lenders holding two-thirds of the outstanding borrowings under the Chase Facility.

  Events of Default

     The Chase Facility contains customary events of default, including, among other things, and subject to applicable grace periods, payment defaults, material misrepresentations, covenant defaults, certain bankruptcy events and judgment defaults.

9 7/8% SENIOR SUBORDINATED NOTES DUE 2003

     In November 1993, the Company publicly offered and sold $75,000,000 aggregate principal amount at maturity of 9 7/8% Senior Subordinated Notes due 2003 (the "9 7/8% Notes"). Interest on the 9 7/8% Notes is payable on June 1 and December 1 of each year, and such payments commenced on June 1, 1994. The 9 7/8%

Notes are redeemable at the option of the Company, in whole or in part, at any time on or after December 1, 1998, at the redemption prices set forth in the Existing Indenture, plus accrued interest to the date of redemption. The 9 7/8% Notes are not subject to any mandatory sinking fund.

     Each holder of the 9 7/8% Notes may require the Company to repurchase such holder's 9 7/8% Notes in the event of a Change of Control (as defined in the Existing Indenture) at 101% of the principal amount thereof, plus accrued interest to the date of repurchase.

     The 9 7/8% Notes are general unsecured obligations of the Company subordinated in right of payment to all existing and future senior indebtedness of the Company. The 9 7/8% Notes are unconditionally guaranteed on a joint and several basis by the Initial Subsidiary Guarantors. As of September 30, 1996, there was approximately $75.0 million principal amount outstanding and approximately $2.5 million accrued interest payable on the 9 7/8% Notes.

     The Existing Indenture contains certain covenants that, among other things, limit the ability of the Company and certain of its subsidiaries to pay dividends or make certain other restricted payments, incur additional indebtedness, enter into transactions with affiliates, incur liens, engage in certain sale and leaseback arrangements, make certain asset dispositions and merge or consolidate with, or transfer substantially all of their assets to, any other person. The Existing Indenture also contains certain covenants that limit the ability of certain subsidiaries to incur additional indebtedness, issue preferred stock and restrict their ability to make payments to the Company. In addition, the Company is obligated, under certain circumstances, to offer to repurchase the 9 7/8% Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase, with the net cash proceeds of certain sales or other dispositions of assets. Such repurchase obligation is required to be satisfied prior to the satisfaction of any similar obligation contained in the Indenture.

                       DESCRIPTION OF THE EXCHANGE NOTES

     The Exchange Notes will be issued under an indenture (the "Indenture") entered into among the Company, the Initial Subsidiary Guarantors and Harris Trust and Savings Bank, as trustee (the "Trustee"). The Exchange Notes will be issued under the same Indenture as the Outstanding Notes and the Exchange Notes and the Outstanding Notes will constitute a single series of debt securities under the Indenture. In the event that the Exchange Offer is consummated, any Outstanding Notes that remain outstanding after consummation of the Exchange Offer and the Exchange Notes issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount of Notes (as defined herein) have taken certain actions or exercised certain rights under the Indenture. The Exchange Notes and the Outstanding Notes are sometimes collectively referred to herein as the "Notes."

     The terms of the Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "1939 Act"). The following summary of certain terms and provisions of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the 1939 Act, the Notes and the Indenture, including the definitions therein of certain terms used below. A copy of the Indenture and the form of Notes is available upon request to the Company at the address set forth below under "Available Information."

     The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions." Capitalized terms used in this summary and not otherwise defined below have the meanings assigned to them in the Indenture. For purposes of this Section, references to the "Company" shall mean HS Resources, Inc., excluding its Subsidiaries.

GENERAL

     The Notes will mature on November 15, 2006, and will be limited to an aggregate principal amount of $150,000,000. The Notes will bear interest at a rate of 9 1/4% per annum from November 27, 1996 (the "Issue Date"), or from the most recent interest payment date to which interest has been paid, payable semiannually on May 15 and November 15 of each year, beginning on May 15, 1997, to the person in whose name the Note (or any predecessor Note) is registered at the close of business on the immediately preceding May 1 or November 1, as the case may be.

     Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at an office or agency of the Company, one of which will be maintained for such purpose in The City of New York (which initially will be the Corporate Trust Office of the Trustee) or such other office or agency permitted under the Indenture. At the option of the Company, payment of interest may be made by check mailed to the person entitled thereto as shown on the Security Register. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

     The payment of principal, premium, if any, and interest on the Notes is unconditionally guaranteed on a senior subordinated and unsecured basis by the Subsidiary Guarantors. Any Restricted Subsidiary that is a Significant Subsidiary is required to be a Subsidiary Guarantor. See "-- Subsidiary Guaranties."

SUBORDINATION

     The Notes will be subordinated in right of payment to the prior payment in full in cash of all existing and future Senior Indebtedness, pari passu in right of payment with existing and any future Pari Passu Indebtedness (including the 9 7/8% Notes and amounts owed for goods, materials and services purchased in the ordinary course of business), and senior in right of payment to any future Subordinated Indebtedness of the Company. The Notes will be structurally subordinated to all existing and future liabilities of Subsidiaries of the Company other than the Subsidiary Guarantors. The Subsidiary Guaranties will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of Subsidiary Guarantors, pari passu in right of payment with existing and any future Pari Passu Indebtedness of Subsidiary Guarantors (including any guaranties of the 9 7/8% Notes), and senior in right of payment to any future Subordinated Indebtedness of the

Subsidiary Guarantors. The Subsidiary Guaranties will be structurally subordinated to all existing and future liabilities of Subsidiaries of Subsidiary Guarantors that are not also Subsidiary Guarantors.

     As of September 30, 1996, after giving effect to the consummation of the Offering and the application of the estimated net proceeds therefrom, the Company's outstanding Senior Indebtedness was approximately $173.0 million, the Company's outstanding Pari Passu Indebtedness (not including approximately $2.5 million of accrued interest on the 9 7/8% Notes) was approximately $225.0 million (including $75.0 aggregate principal amount of outstanding 9 7/8% Notes), the Company had no outstanding Subordinated Indebtedness, the total consolidated indebtedness of the Company would have aggregated approximately $398.0 million and the total liabilities and indebtedness of the Company's Subsidiaries other than the Initial Subsidiary Guarantors (including trade payables, deferred taxes and accrued liabilities) was approximately $8.4 million. The Company and its Subsidiaries have other liabilities, including contingent liabilities, which may be significant. Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and its Restricted Subsidiaries may Incur, the amounts of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness or Pari Passu Indebtedness. See "Risk Factors -- Subordination of the Notes and the Subsidiary Guaranties" and "-- Certain Covenants -- Limitation on Indebtedness."

     Upon any payment or distribution to creditors (whether in cash, property, debt, equity or other securities, a combination thereof or otherwise) of the Company in a voluntary or involuntary liquidation or dissolution of the Company, whether total or partial, or in a bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshalling of assets or similar proceeding relating to the Company or its property:

          (i) holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Indebtedness before holders of the Notes shall be entitled to receive any Note Payment (as defined); and

          (ii) until all Senior Indebtedness is paid in full in cash, any Note Payment to which holders of the Notes would be entitled but for the subordination provisions of the Indenture shall be made to holders of Senior Indebtedness, as their interests may appear.

     Upon any Senior Indebtedness becoming due and payable, whether at the Stated Maturity thereof or by acceleration or otherwise, such Senior Indebtedness shall be paid in full in cash, or the immediate payment thereof duly provided for in cash, before the Company or any Person acting on behalf of the Company shall directly or indirectly pay, prepay, redeem, retire, repurchase or otherwise acquire for value, or make any deposits in respect of the discharge or defeasance of, or make other payment or distribution (whether in cash, property, securities or a combination thereof) on account of principal of (or premium, if any) or interest on, any Notes (collectively, a "Note Payment").

     No Note Payment shall be made if at the time of such Note Payment there exists a default in payment of all or any portion of any Senior Indebtedness, and such default shall not have been cured or waived in writing or the benefits of this provision waived in writing by or on behalf of the holders of such Senior Indebtedness. In addition, during the continuance of any event of default (other than a default in payment of all or any portion of any Senior Indebtedness) with respect to any Specified Senior Indebtedness, as such event of default is defined therein or in the instrument under which it is outstanding, permitting the holders of such Specified Senior Indebtedness to accelerate the maturity thereof, and upon written notice thereof given by the Principal Agent to the Trustee, with a copy to the Company (the delivery of which shall not affect the validity of the notice thereof to the Trustee), then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no Note Payment shall be made; provided that if the holders of the Specified Senior Indebtedness to which the default related have not declared such Specified Senior Indebtedness to be immediately due and payable within 179 days after the occurrence of such default (or have declared such Specified Senior Indebtedness to be immediately due and payable and within such period have rescinded such declaration of acceleration), then the Company shall resume making any and all unpaid scheduled Note Payments. In no event shall such a payment blockage period described in the preceding sentence extend beyond 179 days from the date on which such payment blockage period commenced. Not more than one payment blockage period may be commenced within any consecutive 365-day period with respect to the Notes. No event of default that existed or was continuing on the date of the commencement of any payment blockage period with respect to the Specified Senior Indebtedness initiating such payment blockage period shall be, or be made, the basis for the commencement of a second payment blockage period by the holder or holders of such Specified Senior Indebtedness at any time after the 365-day period referred to in the preceding sentence unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. A failure to make any payment with respect to the Notes as a result of the rights of the holders of Senior Indebtedness described in this paragraph will not have any effect on the right of the holders of the Notes to accelerate the maturity thereof as a result of such payment default.

     The Subsidiary Guaranties will be subordinated to Senior Indebtedness of a Subsidiary Guarantor to the same extent and in the same manner as the Notes are subordinated to Senior Indebtedness. In addition, the holders of Specified Senior Indebtedness of a Subsidiary Guarantor will have rights corresponding to those of holders of Specified Senior Indebtedness of the Company.

     As a result of the subordination provisions described above, in the event of insolvency of the Company, funds that would otherwise be payable to Holders of Notes will be paid or turned over to the holders of Senior Indebtedness or Senior Indebtedness of a Subsidiary Guarantor, as applicable, to the extent necessary to pay such Senior Indebtedness or Senior Indebtedness of a Subsidiary Guarantor, as applicable, in full.

     The Indenture will provide that the subordination provisions of the Indenture applicable to the Notes and the Subsidiary Guaranties may not be amended, waived or modified in a manner that would adversely affect the rights of the holders of any Specified Senior Indebtedness of the Company or any Specified Senior Indebtedness of a Subsidiary Guarantor unless the holders of such Indebtedness consent in writing (in accordance with the provisions of such Indebtedness) to such amendment, waiver or modification.

SUBSIDIARY GUARANTIES

     Under the circumstances described below, the Company's payment obligations under the Notes will be jointly and severally guaranteed by the Subsidiary Guarantors. The Subsidiary Guaranty of each Subsidiary Guarantor will be an unsecured, senior subordinated obligation of such Subsidiary Guarantor. See
"-- Subordination." The only Subsidiary Guarantors of the Notes will be the Initial Subsidiary Guarantors.

     The Indenture will require the Company to cause any Restricted Subsidiary that becomes a Significant Subsidiary (and any Significant Subsidiary that was previously an Unrestricted Subsidiary which becomes a Restricted Subsidiary) after the issuance of the Notes to execute and deliver to the Trustee a supplemental indenture pursuant to which such Significant Subsidiary will become a Subsidiary Guarantor. Subject to the preceding sentence, any Subsidiary Guarantor that is no longer a Significant Subsidiary may, by execution and delivery to the Trustee of a supplemental indenture satisfactory to the Trustee, be released from its Subsidiary Guaranty and cease to be a Subsidiary Guarantor. In addition, certain mergers, consolidations and dispositions of Property may result in the addition of additional Subsidiary Guarantors and/or the release of Subsidiary Guarantors. See "-- Merger, Consolidation and Sale of Substantially All Assets." Any Subsidiary Guarantor that is designated an Unrestricted Subsidiary in accordance with the terms of the Indenture shall be released from and relieved of its obligations under its Subsidiary Guaranty pursuant to a supplemental indenture satisfactory to the Trustee.

     The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guaranty or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guaranty shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor. See "Risk
Factors -- Fraudulent Conveyance."

     Each Subsidiary Guarantor may merge or consolidate with or dispose of its assets to the Company or a Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor except to the extent any such transaction is limited by the covenant described under "-- Merger, Consolidation and Sale of Substantially All Assets." In addition, each Subsidiary Guarantor may merge or consolidate with or dispose of its assets to any Person (other than the Company or a Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor), regardless of whether such Person is an Affiliate of such Subsidiary Guarantor, if (i) immediately after such transaction, and giving effect thereto, no Default or Event of Default has occurred and is continuing;(ii) such transaction was subject to, and consummated in compliance with, as appropriate, either the covenant described under the caption "Certain Covenants -- Limitation on Asset Sales" or the covenant described under the caption "Merger, Consolidation and Sale of Substantially All Assets"; and (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such transaction complies with the above provisions and that all conditions precedent relating to such transaction have been complied with.

OPTIONAL REDEMPTION

     The Notes are not redeemable prior to November 15, 2001. At any time on or after November 15, 2001, the Notes are redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest (if any) to the date of redemption.

     If redeemed during the 12-month period commencing November 15 of the years indicated:

                                                                                REDEMPTION
                                       YEAR                                       PRICE
    --------------------------------------------------------------------------  ----------
    2001......................................................................   104.625%
    2002......................................................................   103.083%
    2003......................................................................   101.542%
    2004 and thereafter.......................................................   100.000%

     Notwithstanding the foregoing, prior to November 15, 1999, the Company may redeem up to 33 1/3% of the aggregate principal amount of the Notes originally outstanding at a redemption price of 109.25% of the principal amount thereof, plus accrued and unpaid interest (if any) thereon to the redemption date, with the net proceeds of one or more Equity Offerings of the Company; provided that at least 66 2/3% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur not later than 75 days after the date of the closing of any such Equity Offering. The redemption shall be made in accordance with procedures set forth in the Indenture.

SINKING FUND

     There will be no mandatory sinking fund payments for the Notes.

REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Exchange Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the purchase date (the "Change of Control Payment").

     Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating, among other things: (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the Indenture and that all Notes (or portions thereof) properly tendered will be accepted for payment; (ii) the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, no fewer than 30 days nor more than 60 days from the date the Company notifies the Holders of the occurrence of the Change of Control (the "Change of Control Payment Date");
(iii) that any Notes (or portions thereof) accepted for payment (and duly paid on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (iv) that any Notes (or portions thereof) not properly tendered will continue to accrue interest; (v) a description of the transaction or transactions constituting the Change of Control; (vi) the procedures that Holders of Notes must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment; and (vii) all other instructions and materials necessary to enable Holders to tender Notes pursuant to the Change of Control Offer.

     The Company will comply, to the extent applicable, with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

     There can be no assurance that the Company will be able to fund any such repurchase of the Notes. Certain existing credit agreements (including the Bank Credit Facility) contain and any future credit agreements or other agreements relating to indebtedness of the Company may contain prohibitions or restrictions on the Company's ability to effect a Change of Control Payment. In the event a Change of Control occurs at a time when such prohibitions or restrictions are in effect, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will be effectively prohibited from purchasing Notes. In addition, the indenture governing the 9 7/8% Notes contains a provision that grants to each holder of the 9 7/8% Notes, upon the occurrence of a change of control as defined in such indenture, the right to require the Company to repurchase all or any part of such holder's 9 7/8% Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the purchase date. Under the terms of the Indenture and the indenture governing the 9 7/8% Notes, the Change of Control Offer and a change of control offer under the 9 7/8% Notes might be made substantially contemporaneously, which could negatively impact the Company's ability to fund the Change of Control Offer. The Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture that would, in turn, constitute a default under the Bank Credit Facility and the 9 7/8% Notes. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of the Notes. See "Risk Factors -- Effects of Leverage; Existing Indebtedness" and "-- Subordination."

     A "Change of Control" shall be deemed to occur if (i) any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of 40% or more of the total voting power of all classes of the Voting Stock of the Company and/or warrants or options to acquire such Voting Stock, calculated on a fully diluted basis, (ii) the sale, lease, conveyance or transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole (other than to any Wholly Owned Restricted Subsidiary) shall have occurred, (iii) the stockholders of the Company shall have approved any plan of liquidation or dissolution of the Company, (iv) the Company consolidates with or merges into another Person or any Person consolidates with or merges into the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of the Company is reclassified into or exchanged for Voting Stock of the surviving corporation that is Capital Stock and (B) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office.

     The definition of Change of Control includes a phrase relating to the sale, lease, conveyance or transfer of "all or substantially all" of the Company's assets. The Indenture will be governed by New York law, and there is no established quantitative definition under New York law of "substantially all" of the assets of a corporation. Accordingly, if the Company and its Restricted Subsidiaries were to engage in a transaction in which they disposed of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole, a question of interpretation could arise as to whether such disposition was of "substantially all" of their assets and whether the Company was required to make a Change of Control Offer.

     Except as described above with respect to a Change of Control, the Indenture will not contain any other provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring. See "Risk
Factors -- Risks Relating to a Change of Control."

BOOK-ENTRY SYSTEM

     The Outstanding Notes (other than those referred to in the next succeeding paragraph) have been and the Exchange Notes will initially be issued in the form of one or more Global Securities (as defined in the Indenture) held in book-entry form. Such Notes will be deposited with the Trustee as custodian for the Depository, and the Depository or its nominee will initially be the sole registered holder of the Notes for all purposes under the Indenture. Except as set forth below, a Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository.

     The Outstanding Notes that were originally issued to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) who are not QIBs were issued in definitive form. Upon the tender of an Outstanding Note in definitive form, such Note will, unless the Global Security has previously been exchanged for Exchange Notes in definitive form, be exchanged for an interest in the Global Security representing the principal amount of the Exchange Notes being exchanged. The Exchange Notes that are issued as described below under "-- Certificated Notes" will be issued in definitive form. Upon the transfer of an Exchange Note in definitive form, such Note will, unless the Global Security has been exchanged for Exchange Notes in definitive form, be exchanged for an interest in the Global Security representing the principal amount of the Exchange Notes being transferred.

     Upon the issuance of a Global Security in the Exchange Offer, the Depository or its nominee will credit, on its internal system, the accounts of persons holding through it with the respective principal amounts of the individual beneficial interests represented by such Global Security exchanged in the Exchange Offer. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depository ("participants") or persons that may hold interests through participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     Payment of principal of, premium, if any, on and interest on Notes represented by any such Global Security will be made to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Notes represented thereby for all purposes under the Indenture. None of the Company, the Trustee, any agent of the Company or the Initial Purchasers will have any responsibility or liability for any aspect of the Depository's reports relating to or payments made on account of beneficial ownership interests in a Global Security representing any Notes or for maintaining, supervising or reviewing any of the Depository's records relating to such beneficial ownership interests.

     The Company has been advised by the Depository that upon receipt of any payment of principal of, premium, if any, on or interest on, any Global Security, the Depository will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security, as shown on the records of the Depository. The Company expects that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

     So long as the Depository or its nominee, is the registered owner or holder of such Global Security, the Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Security for the purposes of receiving payment on the Notes, receiving notices and for all other purposes under the Indenture and the Notes. Beneficial interests in Notes will be evidenced only by, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Except as provided above, owners of beneficial interests in a Global Security will not be entitled to and will not be considered the holders of such Global Security for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest in a Global Security desires to give or take any action that a Holder is entitled to give or take under the Indenture, the Depository would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     The Depository has advised the Company that it will take any action permitted to be taken by a Holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account with the Depository interests in the Global Security are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction.

     The Depository has advised the Company that the Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. The Depository was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations some of whom (and/or their representatives) own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

CERTIFICATED NOTES

     The Exchange Notes represented by a Global Security are exchangeable for certificated Exchange Notes only if (i) the Depository notifies the Company that it is unwilling or unable to continue as a depository for such Global Security or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, and a successor depository is not appointed by the Company within 90 days, (ii) the Company executes and delivers to the Trustee a notice that such Global Security shall be so transferable, registrable and exchangeable, and such transfer shall be registrable or (iii) there shall have occurred and be continuing an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default with respect to the Notes represented by such Global Security. Any Global Security that is exchangeable for certificated Notes pursuant to the preceding sentence will be transferred to, and registered and exchanged for, certificated Notes in authorized denominations and registered in such names as the

Depository or its nominee holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable for certificated Exchange Notes, except for a Global Security of like denomination to be registered in the name of the Depository or its nominee. In the event that a Global Security becomes exchangeable for certificated Exchange Notes, (i) certificated Exchange Notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof, (ii) payment of principal, any repurchase price, and interest on the certificated Notes will be payable, and the transfer of the certificated Notes will be registrable, at the office or agency of the Company maintained for such purposes and (iii) no service charge will be made for any issuance of the certificated Notes, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

CERTAIN COVENANTS

  Limitation on Indebtedness

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) unless, after giving pro forma effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either (i) after giving pro forma effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be at least 2.5 to 1.0 or (ii) such Indebtedness is Permitted Indebtedness.

     "Permitted Indebtedness" means any and all of the following: (i) Indebtedness under the Bank Credit Facility, provided that the aggregate principal amount of all such Indebtedness under the Bank Credit Facility at any one time outstanding does not exceed the greater of (A) $275 million and (B) an amount equal to the sum of (1) $170 million and (2) 15% of Adjusted Consolidated Net Tangible Assets determined as of the date of the Incurrence of such Indebtedness; provided, however, that the maximum amount available to be outstanding under the Bank Credit Facility shall be permanently reduced by the amount of Net Available Cash from Asset Sales used to permanently repay Indebtedness under the Bank Credit Facility and not subsequently reinvested in Additional Assets or used to permanently reduce other Indebtedness to the extent permitted pursuant to the "Limitation on Asset Sales" covenant; (ii) Indebtedness arising under the Indenture, including without limitation the Notes and the Subsidiary Guaranties; (iii) Indebtedness owed to the Company or any of its Wholly Owned Restricted Subsidiaries by any of its Restricted Subsidiaries or Indebtedness owed by the Company to any of its Wholly Owned Restricted Subsidiaries (but only so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary); (iv) Indebtedness under Permitted Hedging Agreements of the Company and its Restricted Subsidiaries (including guaranties thereof by the Company or another Restricted Subsidiary, as applicable); (v) Indebtedness in connection with one or more standby letters of credit, Guarantees, performance bonds or other reimbursement obligations issued in the ordinary course of business of the Company and its Restricted Subsidiaries and not in connection with the borrowing of money or the obtaining of advances or credit (other than advances or credit on open account, includable in current liabilities, for goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries and on terms and conditions which are customary in the Oil and Gas Business and other than the extension of credit represented by such letter of credit, Guarantee or performance bond itself);
(vi) obligations relating to net oil or gas balancing positions arising in the ordinary course of business of the Company and its Restricted Subsidiaries which are customary in the Oil and Gas Business; (vii) Permitted Non-Recourse Indebtedness of the Company or any of its Restricted Subsidiaries; (viii) Indebtedness outstanding on the Issue Date that is not repaid with the proceeds of the Offering and not otherwise permitted in clauses (i) through (vii) above;
(ix) Indebtedness not otherwise permitted to be Incurred pursuant to this paragraph, provided that the aggregate principal amount of all Indebtedness incurred pursuant to this clause (ix), together with all Indebtedness Incurred pursuant to clause (x) of this paragraph in respect of Indebtedness previously Incurred pursuant to this clause (ix), at any one time outstanding does not exceed $25 million; (x) Permitted Refinancing Indebtedness Incurred in exchange for, or the proceeds of which are used to refinance, (A) Indebtedness referred to in clauses (ii), (viii) and (ix) of this paragraph (including Indebtedness previously incurred pursuant to this clause (x)) or (B) Indebtedness Incurred pursuant to clause (i) of the first paragraph of the "Limitation on Indebtedness" covenant; and (xi) accounts payable or other obligations of the Company or any Restricted Subsidiary to trade creditors created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services.

  Limitation on Liens

     The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any Lien on or with respect to any Property of the Company or such Restricted Subsidiary, whether owned on the Issue Date or acquired after the Issue Date, or any interest therein or any income or profits therefrom, unless the Notes (and, in the case of a Restricted Subsidiary, a Subsidiary Guaranty from such Subsidiary) are secured equally and ratably with (or prior to) any and all other obligations secured by such Lien, except that the Company and its Restricted Subsidiaries may enter into, create, incur, assume or suffer to exist Liens securing Senior Indebtedness, Liens securing Senior Indebtedness of a Subsidiary Guarantor, Liens securing Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor and Permitted Liens.

  Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries

     The Indenture provides that the Company will not (i) permit any Restricted Subsidiary to issue any Capital Stock (including, without limitation, pursuant to any merger, consolidation, recapitalization or similar transaction) other than to the Company or a Wholly Owned Restricted Subsidiary or (ii) permit any Person other than the Company or a Restricted Subsidiary to own any Capital Stock of any other Restricted Subsidiary (other than directors' qualifying shares), except for (A) a sale to a Person of the Capital Stock of a Restricted Subsidiary, which sale was made by the Company or a Restricted Subsidiary subject to, and in compliance with, as appropriate, either the "Limitation on Asset Sales" covenant or the "Limitation on Restricted Payments" covenant, and such Person's subsequent ownership of such Capital Stock of such Restricted Subsidiary, (B) the issuance of Capital Stock by a Restricted Subsidiary to a Person other than the Company or a Wholly Owned Restricted Subsidiary, which issuance was made subject to and in compliance with the "Limitation on Asset Sales" covenant, and such Person's subsequent ownership of such Capital Stock and (C) the ownership of Capital Stock of a Restricted Subsidiary owned by a Person at the time such Restricted Subsidiary became a Restricted Subsidiary or acquired by such Person in connection with the formation of the Restricted Subsidiary (and in the case of the formation of such Restricted Subsidiary, the issuance of such Capital Stock). If a Person (other than a Material Restricted Subsidiary) whose Capital Stock was issued or sold in a transaction described in this paragraph is, as a result of such transaction, no longer a Restricted Subsidiary, then any Capital Stock of such Person retained by the Company or a Restricted Subsidiary shall be treated as a Restricted Payment made at the time of such transaction in an amount equal to that portion of the Fair Market Value of such Person represented by such retained Capital Stock.

  Limitation on Restricted Payments

     (i) The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if, at the time of and after giving effect to the proposed Restricted Payment (A) any Default or Event of Default would have occurred and be continuing, (B) the Company could not incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Indebtedness" covenant or (C) the aggregate amount expended or declared for all Restricted Payments from the Issue Date would exceed the sum (without duplication) of the following:

          (1) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis commencing on the last day of the fiscal quarter immediately preceding the Issue Date, and ending on the last day of the fiscal quarter ending on or immediately preceding the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a loss, minus 100% of such loss), plus

          (2) the aggregate net cash proceeds or the Fair Market Value of Property other than cash received by the Company on or after the Issue Date, from the issuance or sale (other than to a Subsidiary of the Company) of Capital Stock of the Company or any options, warrants or rights to purchase Capital Stock of the Company, plus

          (3) the aggregate net cash proceeds received by the Company as capital contributions to the Company (other than from a Subsidiary of the Company) on or after the Issue Date, plus

          (4) the aggregate net cash proceeds received by the Company upon the exercise of any options, warrants or rights to purchase shares of Capital Stock of the Company (other than from a Subsidiary of the Company) on or after the Issue Date, plus

          (5) the aggregate net cash proceeds received on or after the Issue Date by the Company from the issuance or sale (other than to any Subsidiary of the Company) of convertible debt or convertible Redeemable Stock that has been converted into or exchanged for Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange, plus

          (6) to the extent not otherwise included in the Company's Consolidated Net Income, an amount equal to the net reduction in any Investment made by the Company and its Restricted Subsidiaries subsequent to the Issue Date in any Person resulting from (a) payments of interest on debt, dividends, repayments of loans or advances, or other transfers or distributions of Property, in each case to the Company or any Restricted Subsidiary from any Person, and in an amount not to exceed the book value of such Investment previously made in such Person that were treated as Restricted Payments, or
     (b) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, in each case in an amount not to exceed the lesser of (x) the book value of such Investment previously made in such Unrestricted Subsidiary that were treated as Restricted Payments, and (y) the Fair Market Value of such Unrestricted Subsidiary, plus

          (7) $15 million.

     (ii) The limitations set forth in paragraph (i) above do not prevent the Company or any Restricted Subsidiary from making the following Restricted Payments so long as, at the time thereof, no Default or Event of Default shall have occurred and be continuing (except in the case of clause (A) below under which a Restricted Payment may be made even if a Default or Event of Default has occurred and is continuing):

          (A) the payment of any dividend on Capital Stock of the Company or any Restricted Subsidiary within 60 days after the declaration thereof, if at such declaration date such dividend could have been paid in compliance with paragraph (i) above;

          (B) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary of the Company) of Capital Stock of the Company;

          (C) the making of any principal payment on or the repurchase, redemption, defeasance or other acquisition or retirement for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, of any Pari Passu Indebtedness or Subordinated Indebtedness (other than Redeemable Stock) in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary of the Company) of Capital Stock of the Company;

          (D) the making of any principal payment on or the repurchase, redemption, defeasance or other acquisition or retirement for value of Pari Passu Indebtedness or Subordinated Indebtedness in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent Incurrence (other than a sale to a Subsidiary of the Company) of Pari Passu Indebtedness or Subordinated Indebtedness so long as such new Indebtedness is Permitted Refinancing Indebtedness and such new Indebtedness (1) has an Average Life to Stated Maturity that is longer than the Average Life to Stated Maturity of the Notes and

     (2) has a Stated Maturity for its final scheduled principal payment that is at least 91 days later than the Stated Maturity of the final scheduled principal payment of the Notes; and

          (E) loans made to officers, directors and employees of the Company or any Restricted Subsidiary approved by the Board of Directors (or a duly authorized officer), the proceeds of which are used (1) to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options and
     (2) to refinance loans, together with accrued interest thereon, made pursuant to item (1) of this clause (E), provided, however, that such loans do not exceed $7.5 million at any one time outstanding.

     The actions described in clauses (A), (B), (C) and (E) of this paragraph
(ii) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (ii) but shall reduce the amount that would otherwise be available for Restricted Payments under paragraph (i) (provided that any dividend paid pursuant to clause (A) of this paragraph (ii) shall reduce the amount that would otherwise be available under paragraph (i) when declared, but not also when subsequently paid pursuant to such clause (A)), and the actions described in clause (D) of paragraph (ii) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph
(ii) but shall not reduce the amount that would otherwise be available for Restricted Payments under paragraph (i).

     "Permitted Investments" means any and all of the following: (i) Permitted Short-Term Investments; (ii) Investments in property, plant and equipment used in the ordinary course of business and Permitted Business Investments; (iii) Investments by a Restricted Subsidiary in the Company; (iv) Investments by the Company or any Restricted Subsidiary in any Restricted Subsidiary; (v) Investments by the Company or any Restricted Subsidiary in a Person, if such Person or a Subsidiary of such Person will, as a result of the making of such Investment and all other contemporaneous related transactions, become a Restricted Subsidiary or be merged or consolidated with or transfer or convey all or substantially all of its assets to the Company or a Restricted Subsidiary; (vi) Investments in Persons in the Oil and Gas Business (other than Restricted Subsidiaries) intended to promote the Company's strategic business objectives in an amount not to exceed $20 million at any one time outstanding (which Investments shall be deemed to be no longer outstanding only upon the return of capital thereof); (vii) Investments in the form of securities received from Asset Sales, provided that such Asset Sales are made in compliance with the "Limitation on Asset Sales" covenant; (viii) Investments in negotiable instruments held for collection, lease, utility and other similar deposits, and stock, obligations or other securities received in settlement of debts (including, without limitation, under any bankruptcy or other similar proceeding) owing to the Company or any of its Restricted Subsidiaries as a result of foreclosure, perfection or enforcement of any Liens or Indebtedness, in each of the foregoing cases in the ordinary course of business of the Company or such Restricted Subsidiary; (ix) Investments in the form of Permitted Hedging Agreements of the Company and its Restricted Subsidiaries; (x) relocation allowances, advances and loans to officers, directors and employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business, provided such items do not exceed $2.5 million at any one time outstanding; and (xi) Investments not otherwise permitted to be made pursuant to this paragraph in an amount not to exceed $5 million at any one time outstanding.

  Limitation on Asset Sales

     The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale and (ii) all of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash, Permitted Short-Term Investments, Exchanged Properties, Liquid Securities or the assumption by the purchaser of liabilities of the Company (other than liabilities of the Company that are by their terms subordinated to the Notes), liabilities of any Subsidiary Guarantor that made such Asset Sale (other than liabilities of a Subsidiary Guarantor that are by their terms subordinated to such Subsidiary Guarantor's Subsidiary Guaranty), or liabilities of any Restricted Subsidiary that made such Asset Sale and which is not a Subsidiary Guarantor, in each case as a result of which the

Company and its Restricted Subsidiaries are no longer liable ("Permitted Consideration"); provided, however, that the Company and its Restricted Subsidiaries shall be permitted to receive Property other than Permitted Consideration if, after giving pro forma effect to such Asset Sale, the aggregate Fair Market Value (evaluated at the time of such Asset Sale) of all such Property other than Permitted Consideration received from Asset Sales made after the Issue Date, which Property is held by the Company or any Restricted Subsidiary at the time of such Asset Sale, shall not exceed 10% of Adjusted Consolidated Net Tangible Assets.

     The Net Available Cash from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness), (i) to prepay, repay or purchase Senior Indebtedness of the Company or a Subsidiary Guarantor or Indebtedness of a Restricted Subsidiary (in each case excluding Indebtedness owed to the Company or an Affiliate of the Company) in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future Incurrences of Indebtedness thereunder; (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary); (iii) to purchase Notes or 9 7/8% Notes pursuant to a 9 7/8% Notes Asset Sale Offer (as defined) (excluding Notes or 9 7/8% Notes owned by the Company or an Affiliate of the Company); or (iv) in such other manner as the Company or such Restricted Subsidiary may elect in compliance with the other provisions of the Indenture.

     Any Net Available Cash from an Asset Sale not applied in accordance with clauses (i), (ii) and (iii) of the preceding paragraph within 360 days from the date of such Asset Sale shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10 million, the Company will be required to make an offer to purchase Exchange Notes having an aggregate principal amount equal to the aggregate amount of Excess Proceeds (the "Prepayment Offer") at a purchase price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest thereon (if any) to the Purchase Date (as defined) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture, but, if the terms of any Pari Passu Indebtedness require that a Pari Passu Offer (as defined) be made contemporaneously with the Prepayment Offer, then the Excess Proceeds shall be prorated between the Prepayment Offer and such Pari Passu Offer in accordance with the aggregate outstanding principal amounts of the Notes and such Pari Passu Indebtedness, and the aggregate principal amount of Notes for which the Prepayment Offer is made shall be reduced accordingly. If the aggregate principal amount of Notes tendered by Holders thereof exceeds the amount of available Excess Proceeds, then such Excess Proceeds will be allocated pro rata according to the principal amount of the Notes tendered and the Trustee will select the Notes to be purchased in accordance with the Indenture. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the second sentence of this paragraph and provided that all Holders of Notes have been given the opportunity to tender their Notes for purchase as described in the following paragraph in accordance with the Indenture, the Company or such Restricted Subsidiary may use such remaining amount for general corporate purposes otherwise permitted under the Indenture and the amount of Excess Proceeds will be reset to zero.

     To the extent required by any Pari Passu Indebtedness, and provided there is a permanent reduction in the principal amount of such Pari Passu Indebtedness, the Company may make an offer to purchase the 9 7/8% Notes (a
"9 7/8% Notes Asset Sale Offer") or any other such Pari Passu Indebtedness (a "Pari Passu Offer") using Net Available Cash. The indenture governing the 9 7/8% Notes requires the Company to make an offer to purchase the 9 7/8% Notes in the event of certain types of asset sales. Although similar in concept to the Prepayment Offer, the specific terms of the 9 7/8% Notes asset sale purchase offer differ materially from the terms of the Prepayment Offer, including, without limitation, the requirement that reinvestment or repayment of Indebtedness must be completed within 180 days after the asset sale giving rise to such obligation. Accordingly, it is likely that any 9 7/8% Notes Asset Sale Offer would be made prior to the Prepayment Offer. In addition, future Pari Passu Indebtedness could provide for Pari Passu Offers to be made simultaneously with the Prepayment Offer. In the event of a Pari Passu Offer made simultaneously with the Prepayment Offer, the Excess Proceeds shall be prorated between the Pari Passu Offer and the Prepayment Offer in accordance with the outstanding principal amount of the Notes and such Pari Passu Indebtedness as noted above. In either case, the existence of a Pari Passu Offer could result in a decrease in the amount of Excess Proceeds available for the Prepayment Offer. See "Risk Factors -- Effects of Leverage; Existing Indebtedness."

     The Company will comply, to the extent applicable, with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

  Incurrence of Layered Indebtedness

     The Indenture provides that (i) the Company will not Incur any Indebtedness that is subordinated or junior in right of payment to any Senior Indebtedness unless such Indebtedness constitutes Indebtedness that is junior to, or pari passu with, the Notes in right of payment, and (ii) no Subsidiary Guarantor shall Incur any Indebtedness that is subordinated or junior in right of payment to any other Indebtedness of such Subsidiary Guarantor unless such Indebtedness is, by its terms, pari passu with or subordinated in right of payment to such Subsidiary Guarantor's Subsidiary Guaranty.

  Limitation on Transactions with Affiliates

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company unless (i) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party, (ii) with respect to a transaction or series of related transactions involving payments in excess of $1 million in the aggregate, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction complies with clause (i) above, and (iii) with respect to a transaction or series of transactions involving payments in excess of $5 million in the aggregate, the Company delivers an Officers' Certificate to the Trustee certifying that (A) such transaction complies with clause (i) above and (B) such transaction or series of related transactions has been approved by a majority of the disinterested directors of the Board of Directors of the Company.

     The limitations of the preceding paragraph do not apply to:

          (i) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any of its Restricted Subsidiaries;

          (ii) indemnities of officers and directors of the Company or any Subsidiary consistent with such Person's bylaws and applicable statutory provisions;

          (iii) any employee compensation and other benefit arrangements entered into by the Company or any of its Subsidiaries in the ordinary course of business;

          (iv) relocation allowances, advances and loans made to officers, directors and employees of the Company and its Restricted Subsidiaries provided such items do not exceed $2.5 million in the aggregate at any one time outstanding;

          (v) transactions among the Company and its Restricted Subsidiaries;

          (vi) loans constituting Restricted Payments made pursuant to and in compliance with paragraph (ii), clause (E) of the "Limitation on Restricted Payments" covenant; and

          (vii) the gas gathering agreement between the Company and the Existing Unrestricted Subsidiary as in effect on the Issue Date and oil and gas operating agreements entered into in the ordinary course of business by the Company and its Restricted Subsidiaries in a manner consistent with the current practice of the Company and its Restricted Subsidiaries so long as such operating agreements are in a form customary in the Oil and Gas Business.

  Limitation on Payment Restrictions Affecting Restricted Subsidiaries

     The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or Redeemable Stock held by the Company or a Restricted Subsidiary, (ii) make payments in respect of any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (iii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iv) transfer any of its assets to the Company or any of its Restricted Subsidiaries, other than (A) consensual encumbrances or restrictions required by the Bank Credit Facility that are not more restrictive than those in effect under the Bank Credit Facility on the Issue Date, (B) with respect to clause (iv) above, customary provisions restricting subletting, assignment, pledging or transfer of any Property that is a lease, license, contract or similar type of Property, (C) consensual encumbrances or restrictions in instruments governing Indebtedness of a Person acquired by the Company or any Restricted Subsidiary at the time of such acquisition, provided that such Indebtedness was not Incurred in anticipation of such acquisition, (D) with respect to clause (iv) above, purchase money obligations for property acquired in the ordinary course of business, (E) with respect to clause (iv) above, customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale and (F) consensual encumbrances or restrictions in instruments governing Indebtedness Incurred to refinance, refund, extend or renew Indebtedness referred to in clauses (C) and (D) above, provided that the payment restrictions contained therein are not more restrictive taken as a whole than those provided for in the Indebtedness being refinanced, refunded, extended or renewed.

MERGER, CONSOLIDATION AND SALE OF SUBSTANTIALLY ALL ASSETS

     The Indenture provides that (i) the Company will not merge or consolidate with or into any other Person (whether or not the Company is the surviving entity), and (ii) the Company will not and will not permit its Restricted Subsidiaries to, directly or indirectly, sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of the Company and its Restricted Subsidiaries taken as a whole in any one transaction or a series of transactions (including, without limitation, dispositions pursuant to mergers, consolidations, Investments and Production Payments and Reserve Sales), in each case unless: (A) the Surviving Entity shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia; (B) if the Company is not the Surviving Entity, the Surviving Entity expressly assumes, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by the Surviving Entity, the due and punctual payment of the principal of, premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Company (and in the case of clause (ii) above, the Company and the Surviving Entity shall both be considered as the issuer of the Notes); (C) in the case of the sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of the Property of the Company and its Restricted Subsidiaries taken as a whole, such Property shall have been transferred as an entirety or virtually as an entirety to one Person; (D) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; (E) except in the case of a merger of the Company with a Restricted Subsidiary, immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Surviving Entity would be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the "Limitation on Indebtedness" covenant; (F) except in the case of a merger of the Company with a Restricted Subsidiary, immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Surviving Entity shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to the transaction or series of transactions; (G) if the Company is not the Surviving Entity, then (1) each Subsidiary Guarantor (unless it is the Surviving Entity) shall have executed and delivered to the Trustee a supplemental indenture satisfactory to the Trustee confirming that such Subsidiary Guarantor's Subsidiary Guaranty remains in full force and effect and guarantees the Surviving Entity's obligations under the Indenture and the Exchange Notes, (2) each Significant Subsidiary of the Surviving Entity (determined immediately after giving effect to such transaction or series of transactions on a pro forma basis) shall have executed and delivered to the Trustee a supplemental indenture satisfactory to the Trustee pursuant to which such Person becomes a Subsidiary Guarantor and guarantees the Notes pursuant to the terms of a Subsidiary Guaranty and (3) in the case of clause (ii) above, the Company shall have executed and delivered to the Trustee a supplemental indenture satisfactory to the Trustee pursuant to which the Company confirms its obligations for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Company; and (H) the Company and, if the Company is not the Surviving Entity, the Surviving Entity, each shall have delivered to the Trustee Officers' Certificates (attaching the calculations to demonstrate compliance with clauses (E) and (F) above) and an Opinion of Counsel, each stating that such merger, consolidation or disposition and any such supplemental indentures comply with the above provisions and that all conditions precedent relating to such transaction or transactions have been complied with. The term "Surviving Entity" shall mean the Person referred to in clauses (i) and (ii) above (1) formed by or surviving any such merger or consolidation involving the Company or (2) to which any such sale, transfer, assignment, lease, conveyance or other disposition is made.

     In addition to, and not in limitation of the preceding paragraph, the Indenture further provides that (i) the Company will not permit any Material Restricted Subsidiary to merge or consolidate with or into any other Person (whether or not such Material Restricted Subsidiary survives such merger or consolidation) and (ii) the Company will not permit any Material Restricted Subsidiary to directly or indirectly issue Capital Stock or Redeemable Stock in a single transaction or a series of transactions (including, without limitation, engaging in any recapitalization or similar transaction) if, after giving effect to such issuance (and all possible conversions, exercises and similar events with respect to any such stock (whether or not then convertible or exercisable) in order to reach a fully diluted, fully converted basis), such Material Restricted Subsidiary would no longer be a Subsidiary of the Company, in each case unless: (A) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; (B) except in the case of a merger of a Material Restricted Subsidiary with the Company or a Wholly Owned Restricted Subsidiary, immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company would be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the "Limitation on Indebtedness" covenant; (C) except in the case of a merger of a Material Restricted Subsidiary with the Company or a Wholly Owned Restricted Subsidiary, immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to the transaction or series of transactions; (D) the Material Restricted Subsidiary Survivor shall have executed and delivered to the Trustee, as appropriate, either (1) a supplemental indenture satisfactory to the Trustee confirming that such Material Restricted Subsidiary Survivor's Subsidiary Guaranty remains in full force and effect and guarantees the Company's obligations under the Indenture and the Notes, or (2) a supplemental indenture satisfactory to the Trustee pursuant to which such Material Restricted Subsidiary Survivor becomes a Subsidiary Guarantor and guarantees the Notes pursuant to the terms of a Subsidiary Guaranty, and (E) the Company and such Material Restricted Subsidiary Survivor each shall have delivered to the Trustee Officers' Certificates (in the case of the Company, attaching the calculations to demonstrate compliance with clauses (B) and (C) above) and an Opinion of Counsel, each stating that such merger, consolidation or issuance and any such supplemental indentures comply with the above provisions and that all conditions precedent relating to such transaction or transactions have been complied with. The term "Material Restricted Subsidiary Survivor" shall mean (1) in the case of clause (i) above, the Person surviving any such merger or consolidation or (2) in the case of clause (ii) above, such Material Restricted Subsidiary.

     With respect to each transaction or series of transactions described above, giving effect to such transaction or series of transactions on a pro forma basis shall include, without limitation, (i) treating any Indebtedness not previously the obligation of the Company or any of its Restricted Subsidiaries which becomes an obligation of the Company or any of its Restricted Subsidiaries in connection with or as a result of such transaction or series of transactions as having been Incurred at the time of such transaction or series of transactions, and (ii) giving effect to any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions.

REGISTRATION RIGHTS AGREEMENT

     The Company entered into the Registration Agreement on November 27, 1996, which required the Company, among other things, to commence this Exchange Offer and maintain its effectiveness on the terms set forth herein. In addition to its obligations in connection herewith (and assuming the Exchange Offer is consummated prior to April 25, 1997), the Company will have a continuing obligation to register Outstanding Notes or Exchange Notes for resale under Form S-3 (the "Shelf Registration") in the following circumstances: (i) upon the request of an Initial Purchaser following consummation of the Exchange Offer,
(ii) upon the request of any other holder of Outstanding Notes that is ineligible to participate in the Exchange Offer (see "Exchange Offer -- Resales of Exchange Notes") or (iii) upon the request of an Initial Purchaser that received Exchange Notes pursuant to the Exchange Offer or otherwise that are not freely tradeable. If the Company is required to file a Shelf Registration, it must keep such registration statement effective to permit resales thereunder for three years (or one year if filed at the request of an Initial Purchaser).

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" means, with respect to the Company, Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary.

     "Additional Assets" means (i) any Property (other than cash, Permitted Short-Term Investments or securities) used in the Oil and Gas Business or any business ancillary thereto, (ii) Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary made in compliance with the definition of the term "Restricted Subsidiary" and the "Limitation on Restricted Payments" covenant, (iii) the acquisition from third parties of Capital Stock of a Restricted Subsidiary, (iv) the costs of acquiring, exploiting, developing, exploring, producing or operating in respect of oil and gas properties or (v) Permitted Business Investments.

     "Adjusted Consolidated Net Tangible Assets" means, without duplication, as of the date of determination, (i) the sum of (A) discounted future net cash flows from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with Commission guidelines (before any state or Federal income tax), as estimated by the Company and reviewed by independent petroleum engineers as of a date no earlier than the date of the Company's latest annual consolidated financial statements (or, in the case that the date of determination is after the end of the first fiscal quarter of the fiscal year of the Company, as estimated by the Company's engineers as of a date no earlier than the end of the most recent fiscal quarter, which estimates shall be confirmed by independent petroleum engineers in accordance with Commission guidelines in the event of a Material Change), (B) the Net Working Capital on a date no earlier than the date of the Company's latest consolidated annual or quarterly financial statements and (C) with respect to each other tangible asset (including undeveloped acreage) of the Company or its Restricted Subsidiaries, the greater of (1) the net book value of such other tangible asset on a date no earlier than the date of the Company's latest consolidated annual or quarterly financial statements and (2) the appraised value, as estimated by a qualified independent appraiser, of such other tangible asset, as of a date no earlier than the date of the Company's latest audited financial statements, minus (ii) minority interests and, to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets, any gas balancing liabilities of the Company and its Restricted Subsidiaries.

     "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the amount by which the fair value of the Property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guaranty, of such Subsidiary Guarantor at such date.

     "Affiliate" of any specified Person means any other Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person or (ii) which beneficially owns or holds directly or indirectly 10% or more of any class of the Voting Stock of such specified Person or of any Subsidiary of such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Sale" means (i) any direct or indirect sale, transfer, assignment, lease, conveyance or other disposition (including, without limitation, dispositions pursuant to any merger, consolidation, Investment or Production Payment and Reserve Sale) by the Company or any of its Restricted Subsidiaries in any single transaction or series of transactions having a Fair Market Value in excess of $1 million of (A) shares of Capital Stock or other ownership interests of another Person (including Capital Stock of Unrestricted Subsidiaries) or (B) any other Property of the Company or any of its Restricted Subsidiaries, and (ii) the issuance of Capital Stock (including, without limitation, pursuant to any merger, consolidation, recapitalization or similar transaction) by a Restricted Subsidiary to a Person other than the Company or a Wholly Owned Restricted Subsidiary in any single transaction or series of transactions having a Fair Market Value in excess of $1 million. Notwithstanding the preceding sentence, the term "Asset Sale" shall not include: (i) the sale or transfer of Permitted Short-Term Investments, inventory, accounts receivable or other Property (excluding the sale or transfer of oil and gas in place and other interests in real property) in the ordinary course of business; (ii) the lease, farm-out or abandonment of any oil and gas property in the ordinary course of business of the Company and its Restricted Subsidiaries and in a manner customary in the Oil and Gas Business; (iii) the disposition of Property received in settlement of debts (including, without limitation, under any bankruptcy or similar proceeding) owing to the Company or any Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to the Company or any Restricted Subsidiary in the ordinary course of business of the Company or such Restricted Subsidiary; (iv) the transfer of Property to an Unrestricted Subsidiary or other Person to the extent that such transfer constitutes a Restricted Payment made pursuant to and in compliance with the "Limitation on Restricted Payments" covenant; (v) any disposition of all or substantially all of the Property of the Company and its Restricted Subsidiaries taken as a whole made subject to and in compliance with the "Merger, Consolidation and Sale of Substantially All Assets" covenant; (vi) the disposition of any Property by the Company or a Restricted Subsidiary to the Company or a Restricted Subsidiary; (vii) any issuance of Capital Stock made by a Material Restricted Subsidiary that results in such Material Restricted Subsidiary no longer being a Subsidiary of the Company, which issuance was made subject to and in compliance with the "Merger, Consolidation and Sale of Substantially All Assets" covenant; and (viii) any Production Payment and Reserve Sale created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 60 days after, the acquisition of the Property that is subject thereto.

     "Assigned Restricted Subsidiary Indebtedness" means Indebtedness of a Restricted Subsidiary to the Company that the Company has assigned to the lenders under the Bank Credit Facility, as collateral securing Indebtedness of the Company under the Bank Credit Facility.

     "Average Life" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of
(A) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (B) the amount of each such principal payment by (ii) the sum of all such principal payments.

     "Bank Credit Facility" means collectively, one or more senior credit facilities or commercial paper facilities with banks or other institutional lenders (including, without limitation, the credit facility pursuant to the Amended and Restated Credit Agreement, dated June 14, 1996, as amended, among the Company, The

Chase Manhattan Bank, as Agent, and certain banks), together with any security and related documents, as all such credit facilities and documents may be amended, supplemented, extended, increased, refinanced or replaced from time to time. For purposes of determining whether Indebtedness under the Bank Credit Facility constitutes Permitted Indebtedness and only for such purposes, Indebtedness Incurred in reliance on clause (i) of the first paragraph of the "Limitation on Indebtedness" covenant shall not be deemed to constitute Indebtedness Incurred in reliance on clause (i) of the definition of the term "Permitted Indebtedness."

     "Capitalized Lease Obligation" of any Person means the obligation of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of the "Limitation on Liens" covenant, a Capitalized Lease Obligation shall be deemed to be secured by a Lien on the Property being leased.

     "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to subscribe for or to acquire an equity interest in such Person; provided, however, that "Capital Stock" shall not include Redeemable Stock.

     "Commission" means the Securities and Exchange Commission.

     "Consolidated Interest Coverage Ratio" means, as of the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date"), the ratio of (i) the aggregate amount of EBITDA of the Company and its consolidated Restricted Subsidiaries for the four full fiscal quarters immediately prior to the Transaction Date to (ii) the aggregate Consolidated Interest Expense of the Company and its Restricted Subsidiaries that is anticipated to accrue during a period consisting of the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount and maturity of, and interest payments in respect of, Indebtedness of the Company and its Restricted Subsidiaries expected by the Company to be outstanding on the Transaction Date), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date, provided, that if the Company or any of its Restricted Subsidiaries is a party to any Interest Rate Protection Agreement which would have the effect of changing the interest rate on any Indebtedness of the Company or any of its Restricted Subsidiaries for such four quarter period (or a portion thereof), the resulting rate shall be used for such four quarter period or portion thereof; provided, further, that any Consolidated Interest Expense with respect to Indebtedness incurred or retired by the Company or any of its Restricted Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness was so incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs. In addition, if since the beginning of the four full fiscal quarter period preceding the Transaction Date, (i) the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or (ii) the Company or any of its Restricted Subsidiaries shall have acquired any material assets, EBITDA shall be calculated on a pro forma basis as if such asset acquisitions had occurred on the first day of such four fiscal quarter period.

     "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, (i) the sum of (A) the aggregate amount of cash and noncash interest expense (including capitalized interest) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including, without limitation, (1) any amortization of debt discount, (2) net costs associated with Interest Rate Protection Agreements (including any amortization of discounts), (3) the interest portion of any deferred payment obligation, (4) all accrued interest, and (5) all commissions, discounts, commitment fees, origination fees and other fees and charges owed with respect to any Bank Credit Facility and other Indebtedness paid, accrued or scheduled to be paid or accrued during such period; (B) Preferred Stock and Redeemable Stock dividends of such Person and of its Restricted Subsidiaries (if such dividends are paid to a Person other than such Person or its Wholly Owned Restricted Subsidiaries) declared and payable other than in kind; (C) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Capitalized Lease Obligation allocable to interest expense in accordance with GAAP; (D) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction that is Indebtedness allocable to interest expense (determined as if such obligation were treated as a Capitalized Lease Obligation); and (E) to the extent any Indebtedness of any other Person (other than Restricted Subsidiaries) is Guaranteed by such Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued by such other Person during such period attributable to any such Indebtedness; less (ii) to the extent included in (i) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period; in the case of both (i) and (ii) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with GAAP.

     "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication, (i) items classified as extraordinary (other than the tax benefit of the utilization of net operating loss carry-forwards and alternative minimum tax credits); (ii) any gain or loss, net of taxes, on the sale or other disposition of assets (including the Capital Stock of any other Person) in excess of $1 million, from any sale or disposition, or series of related sales or dispositions (but in no event shall this clause (ii) apply to the sale of oil and gas inventories in the ordinary course of business); (iii) the net income of any Subsidiary of such specified Person to the extent the transfer to that Person of that income is restricted by contract or otherwise, except for any cash dividends or cash distributions actually paid by such Subsidiary to such Person during such period; (iv) the net income (or net loss) of any other Person in which such specified Person or any of its Restricted Subsidiaries has an ownership interest (which ownership interest does not cause the net income of such other Person to be consolidated with the net income of such specified Person in accordance with GAAP or is an interest in a consolidated Unrestricted Subsidiary), except to the extent of the amount of cash dividends or other cash distributions actually paid to such Person or its Restricted Subsidiaries by such other Person during such period; (v) the net income (or net loss) of any Person acquired by such specified Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition; (vi) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan; (vii) any adjustments of a deferred tax liability or asset pursuant to Statement of Financial Accounting Standards No. 109 which result from changes in enacted tax laws or rates; and (viii) the cumulative effect of a change in accounting principles.

     "Consolidated Net Worth" of any Person means the stockholders' equity of such Person and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less (to the extent included in stockholders' equity) amounts attributable to Redeemable Stock of such Person or its Restricted Subsidiaries.

     "Default" means any event, act or condition the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

     "EBITDA" means with respect to any Person for any period, the Consolidated Net Income of such Person and its consolidated Restricted Subsidiaries for such period, plus (i) the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and deducted in the determination of such Consolidated Net Income, without duplication, (A) income tax expense (but excluding income tax expense relating to (1) sales or other disposition of assets (including the Capital Stock of any other Person) resulting in a net gain in excess of $1 million and (2) the redemption or retirement of any Indebtedness prior to its Stated Maturity), (B) Consolidated Interest Expense, (C) depreciation and depletion expense, (D) amortization expense, (E) exploration expense, (F) any loss, net of taxes, in connection with the redemption or retirement of any Indebtedness prior to its Stated Maturity, and (G) any other noncash charges, including, without limitation, unrealized foreign exchange losses; less (ii) the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and added in the determination of such Consolidated Net Income, without duplication, (A) income tax recovery (but excluding income tax recovery relating to (1) sales or other dispositions of assets (including the Capital Stock of any other Person) resulting in a net loss in excess of $1 million and (2) the redemption or retirement of any Indebtedness prior to its Stated Maturity), (B) any gain, net of taxes, in connection with the redemption or retirement of any Indebtedness prior to its Stated Maturity and (C) unrealized foreign exchange gains.

     "Equity Offering" means a bona fide underwritten sale to the public of Capital Stock of the Company pursuant to a registration statement (other than a Form S-8 or any other form relating to securities issuable under any employee benefit plan of the Company) that is declared effective by the Commission following the Issue Date and resulting in aggregate gross proceeds to the Company of at least $30 million.

     "Event of Default" has the meaning set forth under the caption "-- Events of Default and Notice."

     "Exchanged Properties" means oil and gas properties received by the Company or a Restricted Subsidiary in trade or as a portion of the total consideration for other such properties.

     "Exchange Rate Contract" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or any combination thereof, designed and entered into in order to provide protection against fluctuations in currency exchange rates, and entered into in the ordinary course of business of such Person.

     "Existing Unrestricted Subsidiary" means Resource Gathering Systems, Inc., a California corporation.

     "Fair Market Value" means, with respect to any assets to be transferred pursuant to any Asset Sale or Sale and Leaseback Transaction or any non-cash consideration or property transferred or received by any Person, the fair market value of such consideration or property as determined in good faith by (i) any officer of the Company if such fair market value is less than $10 million and
(ii) the Board of Directors of the Company as evidenced by a certified resolution delivered to the Trustee if such fair market value is equal to or in excess of $10 million.

     "GAAP" means United States generally accepted accounting principles as in effect on the date of the Indenture, unless stated otherwise.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any Lien on the assets of such Person securing obligations of the primary obligor and any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase or payment of) any security for the payment of such Indebtedness, (ii) to purchase Property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that a Guarantee by any Person shall not include
(A) endorsements by such Person for collection or deposit, in either case, in the ordinary course of business or (B) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (ii) of the definition of Permitted Investments.

     "Holder" means the Person in whose name a Note is registered on the Security Register.

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness. For purposes of this definition, Indebtedness of the Company or a Restricted Subsidiary held by a Wholly Owned Restricted Subsidiary shall be deemed to be Incurred by the Company or such Restricted Subsidiary in the event such Wholly Owned Restricted Subsidiary ceases to be a Wholly Owned Restricted Subsidiary or in the event such Indebtedness is transferred to a Person other than the Company or a Wholly Owned Restricted Subsidiary. For purposes of this definition, any non-interest bearing or other discount Indebtedness shall be deemed to have been Incurred only on the date of the original issuance thereof.

     "Indebtedness" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any Obligation of such Person for borrowed money, (ii) any Obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including, without limitation, any such Obligations incurred in connection with the acquisition of Property, assets or businesses, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any Obligation of such Person issued or assumed as the deferred purchase price of Property or services, (v) any Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (vii) any payment obligation of such Person under Permitted Hedging Agreements at the time of determination, (viii) any obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of this paragraph of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise; provided that Indebtedness shall not include Production Payments and Reserve Sales. For purposes of this definition, the maximum fixed repurchase price of any Redeemable Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, however, that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional Obligations as described above and the maximum liability at such date in respect of any contingent Obligations described above.

     Notwithstanding the foregoing, so long as any principal of, premium, if any, on or interest on the 9 7/8% Notes remains outstanding, for purposes of the subordination provisions of the Indenture, the Notes and any Subsidiary Guaranties (and to the extent used therein, any applicable definitions and other provisions, if any), and only for such purposes, "Indebtedness" means (without duplication), with respect to any Person, (i) any liability or obligation, contingent or otherwise, of such Person (A) for borrowed money, (B) evidenced by bonds, notes, debentures or similar instruments, (C) with respect to the reimbursement of any letter of credit or banker's acceptance, (D) representing the balance deferred and unpaid of the purchase price of any property (except any such balance that constitutes a trade payable or accrued liability in the ordinary course of business that is not overdue by more than 120 days or is being contested in good faith), (E) for the payment of money relating to a Capitalized Lease Obligation or (F) in respect of Interest Rate Protection Agreements; (ii) direct and indirect Guarantees or similar agreements, contingent or otherwise, in respect of any Obligation of others of the types described in the preceding clause (i); (iii) any Obligation or liability secured by a consensual Lien to which the property or assets of such Person are subject, regardless of whether the Obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; (iv) with respect to such Person, the liquidation preference and any mandatory redemption payment obligations in respect of Redeemable Stock; and (v) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii), (iii) and (iv).

     "Initial Subsidiary Guarantors" means HSRTW, Inc., a Delaware corporation, and Orion Acquisition Inc., a Delaware corporation.

     "Interest Rate Protection Agreement" means, with respect to any Person, any interest rate swap agreement, forward rate agreement, interest rate cap or other rate hedge arrangement to or under which such Person is a party or a beneficiary, and, in the case of the Company and its Restricted Subsidiaries, only to the extent such agreements are related to payment obligations on Indebtedness of the Company and its Restricted Subsidiaries permitted by the terms of the "Limitation on Indebtedness" covenant and are entered into in the ordinary course of business of the Company and its Restricted Subsidiaries.

     "Investment" means, with respect to any Person (i) any amount paid by such Person, directly or indirectly (such amount to be the Fair Market Value of such Capital Stock, securities or Property at the time of transfer), to any other Person for Capital Stock or other securities of, or as a capital contribution to, any other Person or (ii) any direct or indirect loan or advance to any other Person (other than accounts receivable of such Person arising in the ordinary course of business); provided, however, that Investments shall not include extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and any increase in the equity ownership in any Person resulting from retained earnings of such Person.

     "Issue Date" means the date upon which the Outstanding Notes first were issued and authenticated under the Indenture.

     "Lien" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). For purposes of the "Limitation on Liens" covenant, a Capitalized Lease Obligation shall be deemed to be secured by a Lien on the property being leased.

     "Liquid Securities" means securities (i) of an issuer that is not an Affiliate of the Company, (ii) that are publicly traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market and (iii) as to which the Company is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; provided that securities meeting the requirements of clauses (i), (ii) and (iii) above shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (x) the date on which such securities are sold or exchanged for cash or Permitted Short-Term Investments and (y) 180 days following the date of receipt of such securities. In the event such securities are not sold or exchanged for cash or cash equivalents within 180 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with the "Limitation on Asset Sales" covenant, such securities shall be deemed not to have been Liquid Securities at any time.

     "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices) of more than 20% during a fiscal quarter in the estimated discounted future net cash flows from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (i)(A) of the definition of Adjusted Consolidation Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change: (i) any acquisitions during the quarter of oil and gas reserves with respect to which the Company's estimate of the discounted future net cash flows from proved oil and gas reserves has been confirmed by independent petroleum engineers and (ii) any dispositions of Properties existing at the beginning of such quarter that have been disposed of in compliance with the "Limitation on Asset Sales" covenant.

     "Material Restricted Subsidiary" means any Restricted Subsidiary that directly or indirectly (including through its Subsidiaries) owns or controls Property constituting all or substantially all of the Property of the Company and its Restricted Subsidiaries taken as a whole.

     "Net Available Cash" from an Asset Sale means cash proceeds received therefrom (including (i) any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and (ii) the Fair Market Value of Liquid Securities and Permitted Short-Term Investments, and excluding (A) any consideration received in the form of assumption of Indebtedness of the Company or any Restricted Subsidiary, and (B) except to the extent subsequently converted to cash, Liquid Securities or Permitted Short-Term Investments, consideration constituting Exchanged Properties or consideration other than Permitted Consideration), in each case net of (i) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale, (ii) all payments (which payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future Incurrences of Indebtedness thereunder) made by the Company and its Restricted Subsidiaries on any Indebtedness (but specifically excluding Indebtedness of the Company and its Restricted Subsidiaries assumed in connection with such Asset Sale) which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale, (iii) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale, and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale (to the extent such reserves are not subsequently reversed); provided, however, that
(A) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to the Company or its Restricted Subsidiaries from escrow; and (B) any Exchanged Properties and any consideration other than Permitted Consideration received in connection with an Asset Sale which are subsequently converted to cash, Liquid Securities or Permitted Short-Term Investments shall be deemed to be Net Available Cash at such time and shall thereafter be applied in accordance with the "Limitation on Asset Sales" covenant.

     "Net Working Capital" means (i) all current assets of the Company and its Restricted Subsidiaries, less (ii) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in financial statements of the Company prepared in accordance with GAAP.

     "Obligation" means any principal, interest, premium, penalty, fee and any other liability payable under the documentation governing any Indebtedness.

     "Oil and Gas Business" means the business of exploiting, exploring for, developing, acquiring, producing, processing, gathering, marketing, storing, transporting, selling, hedging or swapping hydrocarbons or trading positions with respect thereto and/or with respect to transportation rates or basis differentials and other related energy businesses.

     "Oil and Gas Liens" means (i) Liens on a specific oil or gas property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for "development" shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests); (ii) Liens on an oil and/or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (iii) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, partnership agreements, limited liability company agreements, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business, provided in all instances that such Liens are limited to the assets that are the subject of the relevant agreement; (iv) Liens arising in connection with Production Payments and Reserve Sales; and (v) Liens on pipelines or pipeline facilities that arise by operation of law.

     "Oil and Gas Purchase, Sale and/or Swap Contract" means, with respect to any Person, any oil and gas purchase, sale and/or swap agreements and other agreements or arrangements, or any combination thereof, financially tied to oil and gas prices, transportation or basis fluctuations or differentials that are customary in the Oil and Gas Business and, in the case of the Company and its Restricted Subsidiaries, which are entered into by the Company and its Restricted Subsidiaries in the ordinary course of their business.

     "Pari Passu Indebtedness" means any Indebtedness of the Company (or a Subsidiary Guarantor) that is pari passu in right of payment with the Notes (or a Subsidiary Guaranty, as appropriate).

     "Permitted Business Investments" means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, storing, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including, without limitation, (i) ownership interests in oil and gas properties or gathering, transportation, processing, storage or related systems and (ii) Investments and expenditures in the form of or pursuant to operating agreements, process agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements, limited liability company agreements, subscription agreements, stock purchase agreements and other similar agreements with third parties (including Unrestricted Subsidiaries).

     "Permitted Consideration" has the meaning assigned to such term in the "Limitation on Asset Sales" covenant.

     "Permitted Designee" means (i) a spouse or a child of a Permitted Holder,
(ii) trusts whose sole beneficiaries are Permitted Holders or spouses or children of Permitted Holders, (iii) in the event of the death or incompetence of a Permitted Holder, his estate, heirs, executor, administrator, committee or other personal representative or (iv) any Person so long as a Permitted Holder owns at least 51% of the voting power of all classes of the Voting Stock of such Person.

     "Permitted Hedging Agreements" means Interest Rate Protection Agreements, Exchange Rate Contracts and Oil and Gas Purchase, Sale and/or Swap Contracts.

     "Permitted Holders" means Nicholas J. Sutton, P. Michael Highum and their Permitted Designees.

     "Permitted Liens" means any and all of the following: (i) Liens existing as of the Issue Date; (ii) Liens securing the Notes, the Subsidiary Guaranties and other obligations arising under the Indenture; (iii) any Lien existing on any Property of a Person at the time such Person is merged or consolidated with or into the Company or a Subsidiary Guarantor or becomes a Restricted Subsidiary that is a Subsidiary Guarantor (and not incurred in anticipation of such transaction), provided that such Liens are not extended to other Property of the Company or the Subsidiary Guarantors; (iv) any Lien existing on any Property at the time of the acquisition thereof (and not incurred in anticipation of such transaction), provided that such Liens are not extended to other Property of the Company or the Subsidiary Guarantors; (v) any Lien incidental to the normal conduct of the business of the Company or the Subsidiary Guarantors, the ownership of their Property or the conduct in the ordinary course of their business (including, without limitation, (A) easements, rights of way and similar encumbrances, (B) rights or title of lessors under leases (other than Capitalized Lease Obligations), (C) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or the Subsidiary Guarantors or on deposit with or in the possession of such banks, (D) Liens imposed by law, including without limitation, Liens under workers' compensation or similar legislation and mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, (E) Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, and (F) Liens on deposits made in the ordinary course of business), in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and its Restricted Subsidiaries taken as a whole; (vi) Liens for taxes, assessments and governmental charges not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP; (vii) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been made to the extent required by GAAP; (viii) Liens securing Permitted Hedging Agreements of the Company and its Restricted Subsidiaries; (ix) Oil and Gas Liens Incurred in the ordinary course of the business of the Company and its Restricted Subsidiaries; (x) purchase money security interests (including, without limitation, Capitalized Lease Obligations) granted in connection with the acquisition of fixed assets in the ordinary course of business of the Company and its Restricted Subsidiaries, provided, that (A) such Liens attach only to the Property so acquired with the purchase money Indebtedness secured thereby and (B) such Liens secure only Indebtedness that is not in excess of the purchase price of such Property; (xi) Liens to secure Permitted Non-Recourse Indebtedness; (xii) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of decreasing Indebtedness of the Company or any of its Subsidiaries so long as such deposit of funds is permitted under the "Limitation on Restricted Payments" covenant; (xiii) Liens resulting from a pledge of Capital Stock of a Person that is not a Restricted Subsidiary; (xiv) Liens to secure any permitted extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to in clauses (i), (ii), (iii), (iv) and (x) above; provided, however, that (A) such new Lien shall be limited to all or part of the same Property that secured the original Lien, plus improvements on such Property and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount of the Indebtedness secured by such original Lien immediately prior to such extension, renewal, refinancing, refunding or exchange and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and (xv) Liens in favor of the Company. Notwithstanding anything in this paragraph to the contrary, the term "Permitted Liens" does not include Liens resulting from the creation, incurrence, issuance, assumption or Guarantee of any Production Payment and Reserve Sale other than
(1) Production Payments and Reserve Sales in connection with the acquisition of Properties after the Issue Date, provided that any such Liens created in connection therewith are created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 60 days after, the acquisition of the Property that is subject thereto, or (2) Production Payments and Reserve Sales other than those described in clause (1) of this sentence to the extent such Production Payments and Reserve Sales constitute Asset Sales made pursuant to and in compliance with the "Limitation on Asset Sales" covenant.

     "Permitted Non-Recourse Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred in connection with the acquisition by the Company or such Restricted Subsidiary of any Property with respect to which (i) the holders of such Indebtedness agree that they will look solely to the Property so acquired and securing such Indebtedness, and neither the Company nor any Restricted Subsidiary (A) provides direct or indirect credit support, including any undertaking, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired Property) or (B) is directly or indirectly liable for such Indebtedness, and (ii) no default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), according to the terms thereof, any holder (or any representative of any such holder) of any other Indebtedness of the Company or a Restricted Subsidiary to declare, a default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity.

     "Permitted Refinancing Indebtedness" means Indebtedness ("new Indebtedness") Incurred in exchange for, or the proceeds of which are used to refinance, other Indebtedness ("old Indebtedness"), provided, however, that (i) such new Indebtedness is in an aggregate principal amount not in excess of the sum of (A) the aggregate principal amount then outstanding of the old Indebtedness (or, if such old Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination), and
(B) an amount necessary to pay any fees and expenses, including premiums related to such exchange or refinancing, (ii) such new Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the old Indebtedness, (iii) such new Indebtedness has an Average Life to Stated Maturity at the time such new Indebtedness is Incurred that is equal to or greater than the Average Life to Stated Maturity of the old Indebtedness at such time and (iv) such new Indebtedness is subordinated in right of payment to Senior Indebtedness of the Company (or, if applicable, a Subsidiary Guarantor) and the Notes to at least the same extent, if any, as the old Indebtedness.

     "Permitted Short-Term Investments" means (i) Investments in U.S. Government Obligations maturing within one year of the date of acquisition thereof, (ii) Investments in demand accounts, time deposit accounts, certificates of deposit, bankers acceptances and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any State thereof that is a member of the Federal Reserve System having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term indebtedness is rated "A" (or higher) according to Moody's Investors Service Inc., (iii) Investments in demand accounts, time deposit accounts, certificates of deposit, bankers acceptances and money market deposits maturing within one year of the date of acquisition thereof issued by a Canadian bank to which the Bank Act (Canada) applies having capital, surplus and undivided profits aggregating in excess of U.S. $500 million, (iv) investments in deposits available for withdrawal on demand with any commercial bank which is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains an office or is engaged in the Oil and Gas Business, provided that (A) all such deposits have been made in such accounts in the ordinary course of business and
(B) such deposits do not at any one time exceed $10 million in the aggregate,
(v) repurchase and reverse repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) entered into with a bank meeting the qualifications described in either clause
(ii) or (iii), (vi) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any State thereof with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's Investors Service Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group, and (vii) Investments in any money market mutual fund having assets in excess of $250 million substantially all of which consist of obligations of the types described in clauses (i), (ii), (v) and (vi) hereof.

     "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof or other entity.

     "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends and/or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of capital stock of at least one other class of such Person; provided, however, that "Preferred Stock" shall not include Redeemable Stock.

     "Principal Agent" means, on any date, (i) if the Bank Credit Facility shall remain in effect on such date, the administrative agent(s) (or the institution(s) performing similar functions) under the Bank Credit Facility and
(ii) if the Bank Credit Facility is no longer in effect on such date, the administrative agent(s) (or the institution(s) performing similar functions) with respect to the Specified Senior Indebtedness (or, if applicable, Specified Senior Indebtedness of such Subsidiary Guarantor) having the highest principal amount (including all revolving credit, letter of credit and other working capital commitments) on such date.

     "Production Payments and Reserve Sales" means the grant or transfer to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership interest or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business.

     "Property" means, with respect to any person, any interest of such Person in any kind of property or asset, whether real, personal or mixed or tangible or intangible, including, without limitation, Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

     "Redeemable Stock" of any Person means any equity security of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including on the happening of an event), is or could become required to be redeemed for cash or other Property or is or could become redeemable for cash or other Property at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Notes; or is or could become exchangeable at the option of the holder thereof for Indebtedness at any time in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that Redeemable Stock shall not include any security by virtue of the fact that it may be exchanged or converted at the option of the holder for Capital Stock of the Company having no preferences as to dividends or liquidation over any other Capital Stock of the Company.

     "Restricted Payment" means any or all of the following actions: (i) the declaration or payment of any dividend on, or any distribution to holders of, any shares of the Company's Capital Stock or Redeemable Stock (other than dividends or distributions payable solely in shares of Capital Stock of the Company or in options, warrants or other rights to purchase or acquire Capital Stock of the Company); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock or Redeemable Stock of the Company or any Affiliate thereof (other than a Restricted Subsidiary) or any options, warrants or other rights to acquire such Capital Stock or Redeemable Stock;
(iii) any principal payment on or repurchase, redemption, defeasance or other acquisition or retirement for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, of any Pari Passu Indebtedness or Subordinated Indebtedness, except (A) a 9 7/8% Notes Asset Sale Offer, (B) a Pari Passu Offer other than a 9 7/8% Notes Asset Sale Offer, (C) to the extent of Excess Proceeds remaining after compliance with the "Limitation on Asset Sales" covenant, and to the extent required by the indenture or other agreement or instrument pursuant to which any Subordinated Indebtedness was issued, an offer to purchase such Subordinated Indebtedness upon a disposition of assets, and (D) upon a "Change of Control" (even if such event is not a Change of Control under the Indenture) to the extent required by the indenture or other agreement or instrument pursuant to which any Pari Passu Indebtedness or Subordinated Indebtedness was issued, provided the Company is then in compliance with the covenant described under "--Repurchase at the Option of Holders Upon a Change of Control"; (iv) the making of any Investment (other than any Permitted Investment); or (v) the occurrence of any deemed Restricted Payment under (A) the "Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant, or (B) the definition of the term "Unrestricted Subsidiary."

     "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on or after the date of the Indenture, unless such Subsidiary of the Company is an Unrestricted Subsidiary or is designated as an Unrestricted Subsidiary pursuant to the terms of the Indenture. The Company will not, and will not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition or otherwise) unless immediately after giving effect to such transaction or transactions on a pro forma basis, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the "Limitation on Indebtedness" covenant.

     "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly Owned Restricted Subsidiary of such Person or between one or more Wholly Owned Restricted Subsidiaries of such Person) pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

     "Senior Indebtedness" means the Obligations of the Company with respect to
(i) Indebtedness of the Company under the Bank Credit Facility and any renewal, refunding, refinancing, replacement or extension thereof and (ii) any other Indebtedness of the Company (other than the Notes), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, and any renewal, refunding, refinancing, replacement or extension thereof, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Notwithstanding the foregoing, Senior Indebtedness shall not include (i) Indebtedness of the Company to a Subsidiary of the Company, (ii) amounts owed for goods, materials or services purchased in the ordinary course of business,
(iii) Indebtedness (other than Indebtedness under the Bank Credit Facility) incurred in violation of the Indenture, (iv) amounts payable or any other Indebtedness to employees of the Company or any Subsidiary of the Company, (v) any liability for Federal, state, local or other taxes owed or owing by the Company, (vi) any Indebtedness of the Company that, when incurred and without regard to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to the Company, (vii) Indebtedness evidenced by the 9 7/8% Notes and (viii) Indebtedness evidenced by the Notes.

     "Senior Indebtedness of a Subsidiary Guarantor" means the Obligations of a Subsidiary Guarantor with respect to (i) Indebtedness under the Bank Credit Facility and any renewal, refunding, refinancing, replacement or extension thereof, (ii) Assigned Restricted Subsidiary Indebtedness and (iii) any other Indebtedness of a Subsidiary Guarantor (other than the Subsidiary Guaranties), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, and any renewal, refunding, refinancing, replacement or extension thereof, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Subsidiary Guaranties. Notwithstanding the foregoing, Senior Indebtedness of a Subsidiary Guarantor shall not include (i) Indebtedness of a Subsidiary Guarantor to the Company or a Subsidiary of the Company, (ii) amounts owed for goods, materials or services purchased in the ordinary course of business, (iii) Indebtedness (other than Indebtedness under the Bank Credit Facility) incurred in violation of the Indenture, (iv) amounts payable or any other Indebtedness to employees of the Company or any Subsidiary of the Company,
(v) any liability for Federal, state, local or other taxes owed or owing by such Subsidiary Guarantor, (vi) any Indebtedness of a Subsidiary Guarantor that, when incurred and without regard to any election under Section 1111(b) of the United States Bankruptcy Code, was without recourse to such Subsidiary Guarantor, (vii) Indebtedness evidenced by the 9 7/8% Notes and any guaranties thereof and (viii) Indebtedness evidenced by the Notes and the Subsidiary Guaranties.

     "Significant Subsidiary" means, at any date of determination, (i) any Subsidiary (other than TWTTC) of a Person that, together with its Subsidiaries,
(A) for the most recent fiscal year of the Company, accounted for more than 5% of the consolidated revenues of such Person and its Subsidiaries or (B) as of the end of such fiscal year, was the owner of more than 5% of the consolidated assets of such Person and its Subsidiaries, and (ii) TWTTC if TWTTC, together with its Subsidiaries, as of the end of the most recent fiscal year of the Company, was the owner of more than 10% of the consolidated assets of the Company and its Subsidiaries, in each case all as set forth on the most recently available consolidated financial statements of such Person for such fiscal year.

     "Specified Senior Indebtedness" means (i) Indebtedness of the Company under the Bank Credit Facility and (ii) so long as no Indebtedness under the Bank Credit Facility is outstanding, on any date of determination, any Senior Indebtedness if the sum of (A) the outstanding principal amount of all Senior Indebtedness plus (B) the amount of unused revolving credit, letter of credit and working capital commitments of lenders included in such Senior Indebtedness, is not less than $20 million on such date.

     "Specified Senior Indebtedness of a Subsidiary Guarantor" means (i) Assigned Restricted Subsidiary Indebtedness of such Subsidiary Guarantor, (ii) Indebtedness of such Subsidiary Guarantor under the Bank Credit Facility and
(iii) so long as no Assigned Restricted Subsidiary Indebtedness of such Subsidiary Guarantor under the Bank Credit Agreement is outstanding, on any date of determination, any Senior Indebtedness of such Subsidiary Guarantor if the sum of (A) the outstanding principal amount of all such Senior Indebtedness of such Subsidiary Guarantor plus (B) the amount of unused revolving credit, letter of credit and working capital commitments of lenders included in such Senior Indebtedness of such Subsidiary Guarantor, is not less than $20 million on such date.

     "Stated Maturity," when used with respect to any security or any installment of principal thereof or interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of principal or interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Subordinated Indebtedness" means Indebtedness of the Company (or a Subsidiary Guarantor) that is expressly subordinated in right of payment to the Notes (or a Subsidiary Guaranty, as appropriate).

     "Subsidiary" of a Person means (i) another Person which is a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned or controlled by (A) the first Person, (B) the first Person and one or more of its Subsidiaries or (C) one or more of the first Person's Subsidiaries or (ii) another Person which is not a corporation (A) at least 50% of the ownership interest of which and (B) the power to elect or direct the election of a majority of the directors or other governing body of which are controlled by Persons referred to in clause (i)(A), (i)(B) or (i)(C) above.

     "Subsidiary Guarantor" means (i) as of the Issue Date, the Initial Subsidiary Guarantors, and (ii) thereafter, unless released from such Subsidiary Guaranties as permitted by the Indenture, the Initial Subsidiary Guarantors and any other Restricted Subsidiary that becomes a guarantor of the Notes in compliance with the provisions of the Indenture and executes a supplemental indenture agreeing to be bound by the terms of the Indenture.

     "Subsidiary Guaranty" means an unconditional guaranty of the Notes given by any Restricted Subsidiary pursuant to the terms of the Indenture.

     "TWTTC" means Tide West Trading & Transport Company, an Oklahoma corporation.

     "Unrestricted Subsidiary" means (i) the Existing Unrestricted Subsidiary,
(ii) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (iii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary (i) owns any Capital Stock, Redeemable Stock or Indebtedness of, or owns or holds any Lien on any Property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or (ii) is obligated, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, then such designation would be permitted under "Limitation on Restricted Payments" as a "Restricted Payment." The designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed to cause a Restricted Payment to be made at the time of such designation in an amount equal to that portion of the Fair Market Value of such Restricted Subsidiary represented by the Company's direct and indirect ownership interest in such Subsidiary. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or of any Restricted Subsidiary will be classified as a Restricted Subsidiary. Notwithstanding the foregoing sentence, the Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving pro forma effect to such designation (i) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the "Limitation on Indebtedness" covenant, and (ii) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of a resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying such resolution and certifying that such designation complies with the foregoing provisions.

     "Unrestricted Subsidiary Indebtedness" means Indebtedness of an Unrestricted Subsidiary (i) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect for such Indebtedness) and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder (or any representative of any such holder) of any Indebtedness of the Company or a Restricted Subsidiary to declare (with the passage of time or the giving of notice or otherwise), a default on any Indebtedness of the Company or any Restricted Subsidiary or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity.

     "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all of the Voting Stock of which (except directors' qualifying shares) is at the time owned, directly or indirectly, by the Company and its other Wholly Owned Restricted Subsidiaries.

DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides that the Company and the Subsidiary Guarantors will be discharged from all their obligations with respect to the Notes (except for certain obligations to exchange or register the transfer of Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of the Notes of money or U.S. Government Obligations, or a combination thereof, which, through the payment of principal, premium, if any, and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the Notes at Stated Maturity or on earlier redemption in accordance with the terms of the Indenture and the Notes. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or (ii) since the date of the Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that Holders of the Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur; and that the resulting trust will not be an "Investment Company" within the meaning of the Investment Company Act of 1940 unless such trust is qualified thereunder or exempt from regulation thereunder.

     The Indenture provides that the Company may omit to comply with certain covenants, including those described under "-- Certain Covenants" and in clauses
(E) and (F) under the first paragraph of "-- Merger, Consolidation and Sale of Substantially All Assets," and that the occurrence of certain Events of Default, which are described below in clause (iii) (with respect to such covenants) and clauses (iv) and (v) under "-- Events of Default and Notice" will be deemed not to be or result in an Event of Default. The Company, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of the Notes, money or U.S. Government Obligations, or a combination thereof, which, through the payment of principal, premium, if any, and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the Notes at Stated Maturity or on earlier redemption in accordance with the terms of the Indenture and the Notes. The Company will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of the Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to Federal income tax on the same amount, in the same

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

manner and at the same times as would have been the case if such deposit and defeasance were not to occur; and that the resulting trust will not be an "Investment Company" within the meaning of the Investment Company Act of 1940 unless such trust is qualified thereunder or exempt from regulation thereunder. In the event the Company were to exercise this option and the Notes were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments.

EVENTS OF DEFAULT AND NOTICE

     The following are summaries of Events of Default under the Indenture with respect to the Notes: (i) failure to pay any interest on the Notes when due, continued for 30 days; (ii) failure to pay principal of (or premium, if any, on) the Notes when due; (iii) failure to perform any other covenant of the Company or any Subsidiary Guarantor in the Indenture, continued for 60 days after written notice as provided in the Indenture; (iv) the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of (or premium, if any, on) or interest on any Indebtedness (other than Permitted Non-Recourse Indebtedness) of the Company (other than the Notes) or any Restricted Subsidiary for money borrowed when due (whether resulting from maturity, acceleration, mandatory redemption or otherwise), or any other default causing acceleration of any Indebtedness (other than Permitted Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary for money borrowed, provided that the aggregate principal amount of such Indebtedness shall exceed $5 million; and specifically including, without limitation, any such default under or acceleration of any Indebtedness (other than Permitted Non-Recourse Indebtedness) directly or indirectly resulting or derived from, or caused by, a default under or acceleration of any Permitted Non-Recourse Indebtedness; or (v) one or more final judgments or orders by a court of competent jurisdiction are entered against the Company or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount in excess of $5 million and such judgments or orders are not discharged, waived, stayed, satisfied or bonded for a period of 60 consecutive days; (vi) certain events of bankruptcy, insolvency or reorganization; or (vii) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of the Indenture and such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

     The Indenture provides that if an Event of Default (other than an Event of Default described in clause (vi) above) with respect to the Notes at the time outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice as provided in the Indenture may declare the principal amount of the Notes to be due and payable immediately. If an Event of Default described in clause (vi) above with respect to the Notes at the time Outstanding shall occur, the principal amount of all the Notes will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Notes then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of the Notes, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

     No Holder of Notes will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes,

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

(ii) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the then outstanding Notes a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a Holder of Notes for the enforcement of payment of the principal of or any premium or interest on such Notes on or after the applicable due date specified in such Notes.

MODIFICATION OF THE INDENTURE; WAIVER

     The Indenture provides that modifications and amendments of the Indenture may be made by the Company, the Subsidiary Guarantors and the Trustee without the consent of any Holders of Notes in certain limited circumstances, including
(i) to cure any ambiguity, omission, defect or inconsistency, (ii) to provide for the assumption of the obligations of the Company under the Indenture upon the merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole and certain other events specified in the "Merger, Consolidation and Sale of Substantially All Assets" covenant, (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iv) to comply with any requirement of the Commission in order to effect or maintain the qualification of the Indenture under the 1939 Act, (v) to make any change that does not adversely affect the rights of any Holder of Notes in any material respect, (vi) to add or remove Subsidiary Guarantors pursuant to the procedure set forth in the Indenture, and (vii) certain other modifications and amendments as set forth in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, to execute supplemental indentures or amendments adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of the Notes, except that no such supplemental indenture, amendment or waiver may, without the consent of all the Holders of Notes then outstanding, among other things, (i) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver, (ii) reduce the rate of or change the time for payment of interest on any Notes, (iii) change the currency in which any amount due in respect of the Notes is payable, (iv) reduce the principal of or any premium on or change the Stated Maturity of any Notes or alter the redemption or repurchase provisions with respect thereto, (iv) reduce the relative ranking of any Notes
(vi) release any security that may have been granted in respect of the Notes or
(v) make certain other significant amendments or modifications as specified in the Indenture.

     The Holders of a majority in principal amount of the Notes then outstanding may waive compliance by the Company with certain restrictive provisions of the Indenture. The Holders of a majority in principal amount of the Notes then outstanding may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture that cannot be amended without the consent of the Holders of each Note then outstanding.

REPORTS

     The Indenture provides that, whether or not required by the rules and regulations of the Commission so long as any Notes are outstanding, the Company will file with the Commission and furnish to the holders of Notes all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual consolidated financial statements only, a report thereon by the Company's independent auditors.

NOTICES

     Notices to Holders of the Notes will be given by mail to the addresses of such Holders as they may appear in the Security Register.

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

GOVERNING LAW

     The Indenture and the Notes are governed by and construed in accordance with the internal laws of the State of New York without reference to principles of conflicts of law.

TRUSTEE

     The Trustee is the Trustee under the Indenture. The Trustee maintains normal banking relationships with the Company and its Subsidiaries and may perform certain services for and transact other business with the Company and its Subsidiaries from time to time in the ordinary course of business.

                      DESCRIPTION OF THE OUTSTANDING NOTES

     The terms of the Outstanding Notes are identical in all material respects to the Exchange Notes, except that the Outstanding Notes have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain registration rights under the Registration Agreement (which rights terminate upon the consummation of the Exchange Offer, except under limited circumstances) (see "Description of the Exchange
Note -- Registration Agreement") the Exchange Notes will not provide for any increase in the interest rate thereon. In that regard, the Outstanding Notes provide that if an exchange offer registration statement is (i) not filed by January 24, 1997 or (ii) not declared effective by March 27, 1997, Special Interest will accrue and be payable semi-annually until such time as an exchange offer registration statement is filed or becomes effective, as the case may be. In addition, (i) if an exchange offer is not consummated or a resale shelf registration statement is not declared effective by April 25, 1997 or (ii) if either the exchange offer registration statement or the resale shelf registration statement has been declared effective and such registration statement ceases to be effective or usable (subject to certain exceptions) in connection with resale of Exchange Notes or Outstanding Notes during periods specified in the Registration Agreement, Special Interest will accrue and be payable semi-annually until such time as an exchange offer is consummated or a resale shelf registration statement is declared effective, as the case may be, or until the exchange offer registration statement or resale registration statement may again be used. Special Interest will accrue at a rate of 0.5% per annum during the 90-day period immediately following the occurrence of any failure to comply with the requirements set forth above and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.50% per annum. The Exchange Notes are not entitled to any such Special Interest. In addition, the Outstanding Notes and the Exchange Notes will constitute a single series of debt securities under the Indenture. See "Description of the Exchange Notes."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary describes certain United States Federal income tax consequences generally applicable to a holder that exchanges Outstanding Notes for Exchange Notes in the Exchange Offer. This discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), existing and proposed Treasury regulations, and judicial and administrative determinations, all of which are subject to change at any time, possibly on a retroactive basis. It relates only to persons who hold their Outstanding Notes, and will hold Exchange Notes exchanged therefor, as "capital assets" within the meaning of Section 1221 of the Code. It does not discuss state, local or foreign tax consequences, nor, except as otherwise noted, does it discuss tax consequences to categories of holders that are subject to special rules, such as foreign persons, tax-exempt organizations, insurance companies, banks and dealers in stocks and securities. Tax consequences may vary depending on the particular status of an investor. No rulings will be sought from the Internal Revenue Service ("IRS") with respect to the Federal income tax consequences of the Exchange Offer.

     THIS SECTION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO AN INVESTOR'S DECISION TO PARTICIPATE IN THE EXCHANGE OFFER. EACH INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR CONCERNING THE APPLICATION OF THE FEDERAL INCOME TAX

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

LAWS AND OTHER TAX LAWS TO ITS PARTICULAR SITUATION BEFORE DETERMINING WHETHER TO EXCHANGE ITS OUTSTANDING NOTES FOR EXCHANGE NOTES.

THE EXCHANGE OFFER

     Under recently-issued Treasury regulations, the exchange of Outstanding Notes for Exchange Notes pursuant to the Exchange Offer should not constitute a significant modification of the terms of the Outstanding Notes and, accordingly, such exchange should be treated as a "nonevent" for Federal income tax purposes. Therefore, such exchange should have no Federal income tax consequences to holders of Outstanding Notes who participate in the exchange, and each such holder would continue to be required to include interest on the Exchange Notes in its gross income in accordance with its method of accounting for Federal income tax purposes.

TREATMENT OF INTEREST

     In general, interest on an Outstanding Note or Exchange Note will be taxable to a beneficial owner who or which is (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any State thereof (including the District of Columbia) or (iii) a person otherwise subject to United States Federal income taxation on its worldwide income (a "U.S. Holder") as ordinary income at the time it is received or accrued, depending on the U.S. Holder's method of accounting for tax purposes.

     Under the tax rules relating to original issue discount, holders of debt instruments issued at a discount that exceeds a nominal amount may be required to recognize taxable interest income prior to the receipt or accrual of stated interest. The Outstanding Notes were treated by the Company as issued without taxable original issue discount. In the case of a debt instrument issued that provides for contingent payments, Treasury Regulations provide that such payments will not be taken into account in computing original issue discount if there is a remote likelihood that the payments will occur. Had the Company failed to effect the Exchange Offer on a timely basis, special interest (the "Special Interest") would have accrued on the Outstanding Notes. Because the Company determined that, when the Outstanding Notes were issued, there was only a remote possibility that events would occur which would cause the Special Interest to accrue on the Outstanding Notes, the Company determined that the Special Interest should not be taken into account in concluding that the Outstanding Notes were issued without original issue discount. The IRS could disagree with this determination. Each U.S. Holder should consult his own tax advisor with respect to the possible accrual of original issue discount on the Outstanding Notes.

OPTIONAL REDEMPTION OR REPURCHASE

     The Outstanding Notes and the Exchange Notes are subject to (i) redemption at the option of the Company, on or before November 15, 2001, at a predetermined redemption price plus any accrued and unpaid interest, and (ii) repurchase at the option of each Holder thereof upon a Change of Control for 101% of the principal amount plus any accrued and unpaid interest. See "Description of the Exchange Notes" and "Description of the Outstanding Notes." Upon the optional redemption or repurchase of an Outstanding Note or an Exchange Note, it is expected that the amount received by a Holder in excess of the Holder's adjusted tax basis in the Outstanding Note or Exchange Note will be taxable as capital gain, if the Outstanding Note or the Exchange Note is held as a capital asset (except to the extent that such amount received is attributable to accrued but unpaid interest or market discount, which will be treated as ordinary income).

PAYMENTS OF PRINCIPAL; DISPOSITIONS

     Upon the sale, exchange, redemption, retirement at maturity or other disposition of an Outstanding Note or an Exchange Note, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest or market discount, which will be taxable as ordinary income) and such U.S. Holder's adjusted tax basis in the Outstanding Note or the

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

Exchange Note. A U.S. Holder's adjusted tax basis in an Outstanding Note or an Exchange Note generally will equal the cost of the Outstanding Note or the Exchange Note to such U.S. Holder (increased for accrued original issue discount, if any), less any principal payment received by such U.S. Holder. Gain or loss realized by a U.S. Holder on the sale, redemption or other disposition of an Outstanding Note or an Exchange Note generally will be long-term capital gain or loss if, at the time of the disposition, the Outstanding Note or the Exchange Note has been held for more than one year.

AMORTIZABLE BOND PREMIUM

     If a U.S. Holder pays an amount (exclusive of accrued and unpaid interest through the acquisition date) in excess of the Outstanding Note's or the Exchange Note's stated redemption price at maturity at the time of its acquisition ("Bond Premium"), the U.S. Holder will not be required to include original issue discount, if any, in his income and may elect to amortize Bond Premium. If Bond Premium is amortized, the amount of interest that must be included in the U.S. Holder's income from each period ending on an interest payment date or stated maturity, as the case may be, will be reduced by the portion of the Bond Premium allocable to such period based on the Outstanding Note's or the Exchange Note's yield to maturity and the U.S. Holder's adjusted basis in the Outstanding Notes or the Exchange Notes will be reduced accordingly. This election applies to all notes acquired by the U.S. Holder during the year of election and thereafter.

MARKET DISCOUNT

     A U.S. Holder, other than an initial holder, will be treated as holding an Outstanding Note or an Exchange Note at a market discount (a "Market Discount Note") if the amount for which such U.S. Holder purchased the Outstanding Note or the Exchange Note is less than the Outstanding Note's or the Exchange Note's, respectively, stated redemption price at maturity, or, in the case of an Outstanding Note issued with original issue discount, the "revised issue price," as defined in Section 1278 of the Code, subject in both cases to a de minimis rule. An initial holder of an Outstanding Note will be treated as holding a Market Discount Note if the initial holder purchased such Outstanding Note for less than its issue price.

     In general, any partial payment of principal on, or gain recognized on the maturity, optional redemption or repurchase, or disposition of, a Market Discount Note will be treated as ordinary interest income to the extent of accrued market discount on such Market Discount Note. Alternatively, a U.S. Holder of a Market Discount Note may elect to include market discount in income currently over the life of the Market Discount Note. Such an election applies to all debt instruments with market discount acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

     Market discount accrues on a straight-line basis, unless the U.S. Holder elects to accrue such discount on a constant yield to maturity basis. Such an election is applicable only to the Market Discount Note with respect to which it is made and is irrevocable. A U.S. Holder of a Market Discount Note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such Market Discount Note, in an amount not exceeding the accrued market discount on such Market Discount Note, until the maturity or disposition of such Market Discount Note. If such Market Discount Note is disposed of in a non-taxable transaction (other than a nonrecognition transaction described in Section 1276(c) of the Code) accrued market discount will be includable as ordinary income to the U.S. Holder as if such U.S. Holder had sold the Market Discount Note at its then fair market value.

NON-U.S. HOLDERS

     Under present United States Federal income and estate tax law and subject to the discussion of backup withholding below:

          (a) payments of interest on an Outstanding Note or Exchange Note by the Company or any agent of the Company to any holder of an Outstanding Note or an Exchange Note that is not a U.S. Holder (a "Non-U.S. Holder") will not be subject to United States federal withholding tax, provided that
     (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power

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

     of all classes of stock of the Company entitled to vote, (ii) the Non-U.S. Holder is not a controlled foreign corporation that is related to the Company through stock ownership, and (iii) either (A) the beneficial owner of the Outstanding Notes or the Exchange Notes certifies to the Company or its agent, under penalties of perjury, that it is not a "United States person" (as defined in the Code) and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Outstanding Notes on behalf of the beneficial owner certifies to the Company or its agent, under penalties of perjury, that such statement has been received from the beneficial owner and furnishes the payor with a copy thereof;

          (b) a Non-U.S. Holder will not be subject to United States Federal withholding tax on gain realized on the sale, exchange or redemption of an Outstanding Note or an Exchange Note; and

          (c) an Outstanding Note or an Exchange Note held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to United States Federal estate tax as a result of such individual's death if, at the time of such death, the individual did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and the income on the Outstanding Notes or the Exchange Notes would not have been effectively connected with the conduct of a trade or business by the individual in the United States.

     Recently proposed regulations that would be effective January 1, 1998, provide for several alternative methods for Non-U.S. Holders or "qualified intermediaries" who hold the Outstanding Notes or the Exchange Notes on behalf of Non-U.S. Holders to obtain an exemption from withholding on interest payments.

     If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on the Outstanding Notes or the Exchange Notes is effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraph (provided that such Non-U.S. Holder furnishes a properly executed IRS Form 4224 on or before any payment date to claim such exemption), may be subject to U.S. Federal income tax on such interest in the same manner as if it were a U.S. Holder.

BACKUP WITHHOLDING

     Under the Code, a holder of an Outstanding Note or Exchange Note may be subject, under certain circumstances, to "backup withholding" at a 31% rate with respect to payments in respect of interest thereon or the gross proceeds from the disposition thereof. This withholding generally applies only if the holder
(i) fails to furnish his or her social security or other taxpayer identification number ("TIN") after request therefor, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that he or she has failed to report properly payments of interest and dividends and the IRS has notified the Company that he or she is subject to backup withholding, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding. Any amount withheld from a payment to a holder under the backup withholding rules is allowable as a credit against such holder's Federal income tax liability, provided that the required information is furnished to the IRS. Corporations, Non-U.S. Holders and certain other entities described in the Code and Treasury regulations are generally exempt from such withholding if their exempt status is properly established.

                              PLAN OF DISTRIBUTION

     Based on interpretations of the staff of the Corporate Finance Division of the Commission set forth in no-action letters issued to third parties, the Company believes that, except as described below, Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by respective holders thereof without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that (i) such Exchange Notes are acquired in the ordinary course of such holder's business and (ii) such holder does not intend to participate in, and is not engaged in and does not intend to engage in, a distribution of the Exchange Notes. A holder of Outstanding Notes that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or that is a broker-dealer that purchased Outstanding Notes from the Company to resell pursuant to an exemption from registration (a) cannot rely on such interpretations by the staff of the Division of Corporate Finance of the Commission, (b) will not be permitted or entitled to tender such Outstanding Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of such Outstanding Notes. Any holder who tenders Outstanding Notes in the Exchange Offer with the intention or for the purpose of participating in a distribution of the Exchange Notes cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing selling security holders information required by Item 507 of Regulation S-K under the Securities Act. To date, the staff of the Commission has taken the position that a broker-dealer that has acquired securities in exchange for securities that were acquired by such broker-dealer as a result of market making activities or other trading activities (a "Participating Broker-Dealer") may fulfill its prospectus delivery requirements with the prospectus contained in an exchange offer registration statement.

     Each holder of Outstanding Notes who wishes to exchange its Outstanding Notes for Exchange Notes in the Exchange Offer will be required to make certain representations to the Company set forth in "The Exchange Offer -- Procedures for Tendering."

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the date the Exchange Offer is consummated and ending on the close of business on the first anniversary of such date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit from any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of one year after the date the Exchange Offer is consummated, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Outstanding Notes, but excluding any expenses relating to the printing of this Prospectus, which printing expenses will be paid by the Initial Purchasers) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Outstanding Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the Exchange Notes issued in the Exchange Offer will be passed upon for the Company by Davis, Graham & Stubbs LLP, Denver, Colorado.

                                    EXPERTS

     The Consolidated Financial Statements of the Company included in this Prospectus to the extent and for the periods indicated in their report have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report dated February 29, 1996, with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     Estimates of historical oil and natural gas reserves of the Company as of December 31, 1993, 1994 and 1995, appearing or incorporated by reference herein are based upon engineering studies prepared by the Company and reviewed by the independent petroleum engineering firm of Williamson Petroleum Consultants, Inc. Such estimates are included herein in reliance upon the authority of such firm as experts in such matters.

                     GLOSSARY OF OIL AND NATURAL GAS TERMS

     The terms defined in this section are used throughout this Prospectus.

     Bbl. One stock tank barrel, or 42 U.S. gallons liquid volume, used herein in reference to crude oil or other liquid hydrocarbons.

     Bcf.  Billion cubic feet of natural gas.

     Behind-pipe reserves. Proved reserves in a formation through which production casing has already been set in the wellbore, but from which production has not commenced.

     Boe. Barrels of oil equivalent, determined using the ratio of six Mcf of natural gas (including natural gas liquids) to one Bbl of crude oil or condensate.

     Btu. British thermal unit, which is the heat required to raise the temperature of a one pound mass of water from 58.5 to 59.5 degrees Fahrenheit.

     COPAS charge. A charge made by the operator of a well for the account of all working interests, the payment of which constitutes reimbursement for the operator's administrative costs attributable to operating the well.

     Development location. A location on which a development well can be drilled.

     Development well, development drilling. Drilling of a well within the proved area of an oil or gas reservoir to the stratigraphic depth of a horizon known to be productive in an attempt to recover proved undeveloped reserves.

     Dry hole. A well found to be incapable of producing either oil or natural gas in sufficient quantities to justify completion as an oil or gas well.

     Estimated future net revenues. Revenues from production of oil and natural gas, net of all production-related taxes, lease operating expenses and capital costs.

     Exploitation well or exploitation drilling. Drilling of wells in areas of known production. However, because of geologic, reservoir and other characteristics it is possible that an exploitation well may not encounter commercial quantities of reserves. Therefore such wells carry somewhat greater risk than development drilling. Oil and gas reserves associated with exploitation wells are not typically considered to be proved.

     Exploratory well or exploratory drilling. A well drilled to find and produce oil or gas in an unproved area, to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir, or to extend a known reservoir beyond existing defined limits.

     Farmout. An assignment of an interest in a drilling location and related acreage, typically conditional upon the drilling of a well on that drilling location.

     Finding Cost. The capital costs associated with finding and developing oil and natural gas reserves.

     Gross acre.  An acre in which a working interest is owned.

     Gross well.  A well in which a working interest is owned.

     Held by production. Acreage covered by an oil and gas lease which has a producing well on it, or which is pooled with a lease or leases having one or more producing wells on them, so the lease is maintained in effect for the duration of such production.

     Henry Hub. The delivery point of the NYMEX natural gas contract, located in southern Louisiana.

     Horizontal drilling. Horizontal drilling involves deviating the angle of a wellbore approximately 90m from vertical to near horizontal in the formation of interest. Horizontal drilling permits the wellbore to contact and intersect a larger portion of the producing horizon than is permitted by conventional vertical drilling techniques and can result in increased production rates and greater ultimate recovery of hydrocarbons.

     Hydraulic fracturing. A mechanical technique used to enhance productivity and ultimate reserve recovery. Fluids and a proppant are injected into a particular reservoir at rates and pressure sufficient to create a series of fractures or cracks in that reservoir.

     Increased density, or infill, drilling. Somewhat similar to development drilling, increased density drilling involves wells drilled within the proved area of an oil or gas reservoir to a zone known to be productive. However, infill drilling generally involves an increase in well density based on engineering and geological studies which demonstrate that the existing well density does not adequately drain the reservoir.

     Lease operating expense. All direct costs associated with and necessary to operate a producing property.

     MBbl.  One thousand barrels of crude oil or other liquid hydrocarbons.

     MBoe.  One thousand barrels of oil equivalent.

     MBtu.  One thousand Btus.

     Mcf.  One thousand cubic feet of natural gas.

     MMBbl.  One million barrels of crude oil or other liquid hydrocarbons.

     MMBoe.  One million barrels of oil equivalent.

     MMBtu.  One million Btus.

     MMcf.  One million cubic feet of natural gas.

     Multi-pay horizons. A well bore with more than one zone that may potentially produce oil and/or gas.

     Net acres or net wells. The sum of the working interests owned in gross acres or gross wells.

     Present value of estimated future net revenues, pretax present value at constant prices of estimated future net revenues. Estimated future net revenues before income taxes, discounted by a factor of ten percent per annum and with no price or cost escalation or de-escalation in accordance with guidelines promulgated by the Commission.

     Productive well. A well that is producing or that is capable of producing oil or natural gas.

     Proved developed reserves. Reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

     Proved reserves. The estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

     Proved undeveloped location. A site on which a development well can be drilled consistent with local spacing rules for the purpose of recovering proved reserves.

     Proved undeveloped reserves. Reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

     Recompletions. Within an existing wellbore, a recompletion involves completion for production of a formation other than those which have previously been productive. It is the mechanism by which behind-pipe reserves become productive.

     Reserve replacement costs. Total costs incurred for exploration and development, divided by reserves added from all sources, including reserve discoveries, extensions and improved recovery additions, net of revisions to reserve estimates and purchases of reserves in place.

     Royalty interest, overriding royalty interest. An interest in an oil and natural gas property entitling the owner to a share of oil and gas production free of costs of drilling, completion and production.

     Tcf.  One trillion cubic feet of natural gas.

     3-D seismic projects. 3-D seismic projects involve the use of seismic reflections to assist in mapping in three dimensions the structural and stratigraphic aspects of certain reservoirs lending themselves to the application of this advanced technology. Particularly when coupled with advanced processing, interpretation, geostatistical techniques and interpretive geology, this technology can materially reduce the risk associated with some types of drilling.

     Undeveloped acreage. Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains proved reserves.

     Waterflood. A waterflood is the injection of water into a reservoir to (i) fill pores vacated by produced fluids or (ii) push hydrocarbons from the injector well to another wellbore from which reserves can be produced. Waterfloods are intended to maintain reservoir pressure, assist production and enhance reservoir recovery rates.

     Wattenberg Field area. The geographic region in the D-J Basin located approximately 35 miles north of Denver, where the J-Sand formation is productive, as well as adjacent areas where the Codell, Niobrara, Sussex and Shannon formations are productive.

     Wellbore extension. A wellbore extension involves deepening an existing wellbore to a new and deeper formation.

     Working interest. The operating interest which gives the owner the right to drill, produce and conduct operating activities on the property and entitles it to ownership of a share of production.

                               HS RESOURCES, INC.

           INDEX TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Unaudited Pro Forma Combined Statements of Operations for the Year Ended December 31,
  1995................................................................................    P-2
Unaudited Pro Forma Combined Statements of Operations for the Nine Months Ended
  September 30, 1996..................................................................    P-3
Notes to Unaudited Pro Forma Combined Financial Statements............................    P-4

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

     The accompanying Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 1995, and for the nine months ended September 30, 1996, include pro forma adjustments that give effect to the Acquisitions and the Merger as if such transactions had occurred at the beginning of each such period. The Unaudited Pro Forma Combined Statements of Operations are based on the assumptions set forth in the notes to such statements. Such pro forma information should be read in conjunction with the Consolidated Financial Statements and related notes thereto and is not necessarily indicative of the results that actually would have occurred had the transactions been in effect on the date or for the periods indicated, or of results that may occur in the future.

                                                                         YEAR ENDED DECEMBER 31, 1995
                                                  --------------------------------------------------------------------------
                                                                                               PRO FORMA
                                                    COMPANY     ACQUISITIONS      MERGER      ADJUSTMENTS        PRO FORMA
                                                  -----------   ------------   ------------   ------------      ------------
REVENUES:
  Oil and natural gas sales.....................  $53,394,029   $25,277,214    $ 36,508,000   $                 $115,179,243
  Other natural gas revenues....................    1,782,349            --              --      2,051,944(A)      3,834,293
  Trading and transportation....................           --            --      82,927,000                       82,927,000
  Interest income...............................       95,361            --         305,000                          400,361
  Other.........................................       68,149            --         961,000         37,125(B)      1,066,274
                                                  -----------   -----------    ------------   ------------      ------------
    Total revenues..............................   55,339,888    25,277,214     120,701,000      2,089,069       203,407,171
                                                  -----------   -----------    ------------   ------------      ------------
EXPENSES:
  Production taxes..............................    4,050,483     1,929,195       2,517,000                        8,496,678
  Lease operating...............................    9,935,809     4,259,531       7,747,000                       21,942,340
  Cost of trading and transportation............           --            --      80,642,000                       80,642,000
  Depreciation, depletion and amortization......   26,608,885            --      11,365,000    (11,365,000)(C)    61,302,536
                                                                                                34,693,651(C)
  General and administrative....................    4,075,581            --       4,557,000     (1,060,000)(D)     7,572,581
  Interest......................................   10,218,555            --       3,186,000     13,999,191(E)     27,403,746
                                                  -----------   -----------    ------------   ------------      ------------
    Total expenses..............................   54,889,313     6,188,726     110,014,000     36,267,842       207,359,881
                                                  -----------   -----------    ------------   ------------      ------------
  Income (loss) before income taxes.............      450,575    19,088,488      10,687,000    (34,178,773)       (3,952,710)
  Provision (benefit) for income taxes..........      176,419            --       4,016,000     (5,698,402)(F)    (1,505,983)
                                                  -----------   -----------    ------------   ------------      ------------
  Net income (loss).............................  $   274,156   $19,088,488    $  6,671,000   $(28,480,371)     $ (2,446,727)
                                                  ===========   ===========    ============   ============      ============
EARNINGS (LOSS) PER SHARE:
  Earnings (loss) per share.....................  $      0.02                                                   $      (0.14)
                                                  ===========                                                   ============
  Earnings (loss) per share, assuming full
    dilution....................................  $      0.02                                                   $      (0.14)
                                                  ===========                                                   ============
Weighted average number of common and common
  equivalent shares.............................   11,440,000                                    6,161,312(G)     17,601,312
                                                  ===========                                 ============      ============
Weighted average number of common and common
  equivalent shares assuming
  full dilution.................................   11,450,000                                    6,161,312(G)     17,611,312
                                                  ===========                                 ============      ============

          The accompanying notes are an integral part of the Unaudited
                  Pro Forma Combined Statements of Operations.

                               HS RESOURCES, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                                                                     NINE MONTHS ENDED SEPTEMBER 30, 1996
                                                   -------------------------------------------------------------------------
                                                                                               PRO FORMA
                                                     COMPANY     ACQUISITIONS     MERGER      ADJUSTMENTS        PRO FORMA
                                                   -----------   ------------   -----------   ------------      ------------
REVENUES:
  Oil and natural gas sales......................  $67,168,879    $7,161,191    $22,123,709                     $ 96,453,779
  Other natural gas revenues.....................    1,780,257            --             --        822,533(A)      2,602,790
  Trading and transportation.....................   19,536,574            --     49,035,299                       68,571,873
  Interest income................................      164,397            --        105,541                          269,938
  Other..........................................      112,471            --        246,344                          358,815
                                                   -----------    ----------    -----------   ------------      ------------
        Total revenues...........................   88,762,578     7,161,191     71,510,893        822,533       168,257,195
                                                   -----------    ----------    -----------   ------------      ------------
EXPENSES
  Production taxes...............................    5,059,394       668,037      1,451,733                        7,179,164
  Lease operating................................   11,667,023       886,193      3,862,938                       16,416,154
  Cost of trading and transportation.............   18,951,357            --     47,223,300                       66,174,657
  Other expenses.................................       93,713            --             --                           93,713
  Depreciation, depletion and amortization.......   29,522,582            --      5,425,149    (34,947,731)(C)
                                                                                                43,533,031(C)     43,533,031
  General and administrative.....................    2,922,600            --      2,041,180                        4,963,780
  Interest.......................................   15,387,809            --      1,402,519      3,855,213(E)     20,645,541
                                                   -----------    ----------    -----------   ------------      ------------
        Total expenses...........................   83,604,478     1,554,230     61,406,819     12,440,513       159,006,040
                                                   -----------    ----------    -----------   ------------      ------------
  Income (loss) before income taxes..............    5,158,100     5,606,961     10,104,074    (11,617,980)        9,251,155
  Provision for income taxes.....................    1,965,359                                   1,559,331(F)      3,524,690
                                                   -----------    ----------    -----------   ------------      ------------
  Net income (loss)..............................  $ 3,192,741    $5,606,961    $10,104,074   $(13,177,311)     $  5,726,465
                                                   ===========    ==========    ===========   ============      ============
EARNINGS PER SHARE:
  Earnings per share.............................  $      0.24                                                  $       0.33
                                                   ===========                                                  ============
  Earnings per share, assuming full dilution.....  $      0.24                                                  $       0.33
                                                   ===========                                                  ============
Weighted average number of common and equivalent
  shares.........................................   13,546,000                                   3,885,000(G)     17,431,000
                                                   ===========                                ============      ============
Weighted average number of common and common
  equivalent shares assuming full dilution.......   13,549,000                                   3,893,000(G)     17,442,000
                                                   ===========                                ============      ============

          The accompanying notes are an integral part of the Unaudited
                  Pro Forma Combined Statements of Operations.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(A) Record estimated income from the monetization of Section 29 tax credits generated from the assets acquired in the Acquisitions. The estimated qualifying production is approximately 4,725,000 Mcf and 1,894,000 Mcf for the Acquisitions for the year ended December 31, 1995, and the nine months ended September 30, 1996, respectively. No tax credits were generated by or anticipated from Tide West production. The adjustment is based on the monetization of the Section 29 tax credits available from the Acquisitions pursuant to arrangements the Company has with two financial institutions under the same terms as currently apply to the monetization of the Company's other Section 29 tax credits. Tax credit income is accrued monthly based on production sold. Cash payments are made quarterly as stipulated in the applicable agreement.

(B) Adjust for Tide West successful efforts expenses capitalized under full cost accounting.

(C) Record the elimination of Tide West's depreciation, depletion and amortization ("DD&A") expense and record consolidated DD&A expense on the assets acquired. Pro forma DD&A expense on proved oil and natural gas properties is computed by combining the Company's net unamortized costs of proved properties plus the portion of the purchase price and transaction costs allocated to proved properties and using the units-of-production amortization method based on estimates of total pro forma proved reserves. The combined DD&A rate per BOE for the assets acquired is $5.70 and $5.65 for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively. The depreciation expense recorded for the Tide West corporate fixed assets is $332,000 and $318,452 for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

(D) General and administrative expenses have been adjusted to reflect savings in salary and bonus expense that would have occurred if the Merger had taken place at the beginning of the period. The adjustment reflects the salary and bonuses paid to three senior executives of Tide West who were terminated effective upon the closing of the Merger and who were not replaced.

(E) Record elimination of Tide West interest expense and record interest expense related to debt necessary to finance the Merger and the Acquisitions, using the Company's average LIBOR rates of 7.32% and 6.88% for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively. Interest was calculated on new debt of approximately $218,000,000, which is composed of $125,100,000 for the Acquisitions, and $92,900,000 for the Merger. Interest was capitalized on undeveloped property costs as appropriate.

(F) Record the tax effect of the Merger and the Acquisitions assuming a combined federal and state effective tax rate of 38.1%.

(G) To reflect the impact of the issuance of additional shares of HSR Common Stock on the weighted average number of common and common equivalent shares as if such additional shares had been issued at the beginning of the period.

                               HS RESOURCES, INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Public Accountants..............................................  F-2
Consolidated Balance Sheets as of December 31, 1994 and 1995 and September 30, 1996
  (unaudited).........................................................................  F-3
Consolidated Statements of Operations for the years ended December 31, 1993, 1994 and
  1995 and the nine months ended September 30, 1995 (unaudited) and 1996
  (unaudited).........................................................................  F-4
Consolidated Statements of Stockholders' Equity for the years ended December 31, 1993,
  1994 and 1995 and the nine months ended September 30, 1996 (unaudited)..............  F-5
Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994 and
  1995 and the nine months ended September 30, 1995 (unaudited) and 1996
  (unaudited).........................................................................  F-6
Notes to Consolidated Financial Statements............................................  F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of HS Resources, Inc.:

     We have audited the accompanying consolidated balance sheets of HS Resources, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HS Resources, Inc. and subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                            /s/ ARTHUR ANDERSEN LLP

Denver, Colorado
February 29, 1996

                               HS RESOURCES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                             DECEMBER 31,
                                                                                      ---------------------------   SEPTEMBER 30,
                                                                                          1994           1995           1996
                                                                                      ------------   ------------   -------------
                                                                                                                     (UNAUDITED)
CURRENT ASSETS
 Cash and cash equivalents........................................................... $    657,383   $    116,581   $  5,944,246
 Margin deposits.....................................................................          --             --         555,859
 Accounts receivable
   Oil and natural gas sales.........................................................    6,383,054      6,344,672     23,405,637
   Trade.............................................................................    3,941,331      1,300,244      2,602,915
   Other.............................................................................      895,798      2,461,966      5,496,155
 Lease and well equipment inventory, at cost.........................................    1,205,245        709,613      1,650,988
 Prepaid expenses and other..........................................................      337,179        152,569        562,970
                                                                                      ------------   ------------   ------------
       Total current assets..........................................................   13,419,990     11,085,645     40,218,770
                                                                                      ------------   ------------   ------------
OIL AND NATURAL GAS PROPERTIES, at cost, using the full cost method
 Undeveloped acreage.................................................................   25,833,370     26,778,702     58,036,033
 Costs subject to depreciation, depletion and amortization...........................  280,233,049    341,382,375    712,196,567
 Less accumulated depreciation, depletion and amortization...........................  (64,057,874)   (89,350,067)  (117,720,959)
                                                                                      ------------   ------------   ------------
       Net oil and natural gas properties............................................  242,008,545    278,811,010    652,511,641
                                                                                      ------------   ------------   ------------
NATURAL GAS GATHERING AND TRANSPORTATION FACILITIES, at cost, net of accumulated depreciation of $470,098 and $739,010 at December 31, 1994 and 1995, respectively,
 and $957,632 at September 30, 1996..................................................    4,533,135      4,913,692      5,146,038
                                                                                      ------------   ------------   ------------
OTHER ASSETS
 Deferred charges and other..........................................................    4,257,597      3,652,769      5,140,813
 Office and transportation equipment and other property, net of accumulated depreciation of $1,473,652 and $2,457,070 at December 31, 1994 and 1995,
   respectively, and $3,265,309 at September 30, 1996................................    4,850,659      3,626,149      4,696,436
 Investment in Oil and Natural Gas Limited Partnership...............................           --             --        975,835
                                                                                      ------------   ------------   ------------
       Total other assets............................................................    9,108,256      7,278,918     10,813,084
                                                                                      ------------   ------------   ------------
       TOTAL ASSETS.................................................................. $269,069,926   $302,089,265   $708,689,533
                                                                                      ============   ============   ============
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts payable
   Trade............................................................................. $  5,008,882   $  4,638,286   $ 11,918,766
   Revenue...........................................................................    3,475,526      2,091,073      6,216,370
   Natural gas purchases.............................................................           --             --      7,738,607
 Accrued expenses
   Ad valorem and production taxes...................................................    2,884,781      4,386,969      3,445,999
   Interest..........................................................................    1,121,219      1,494,667      5,072,653
   Other.............................................................................    2,077,858      2,159,324      2,187,940
 Unearned income.....................................................................    1,206,154             --             --
 Short-term note.....................................................................           --     12,400,000             --
 Current portion of long-term debt...................................................       30,000         30,000         30,000
                                                                                      ------------   ------------   ------------
       Total current liabilities.....................................................   15,804,420     27,200,319     36,610,335
                                                                                      ------------   ------------   ------------
ACCRUED AD VALOREM TAXES AND OTHER...................................................    6,997,461      6,574,405     11,292,785
LONG-TERM OIL AND NATURAL GAS PRODUCTION NOTE PAYABLE................................           --             --        734,696
LONG-TERM BANK DEBT, net of current portion..........................................   29,000,000     51,000,000    317,000,000
9 7/8% SENIOR SUBORDINATED NOTES, due 2003, net of unamortized discount of $521,625 and $463,125 at December 31, 1994 and 1995, respectively, and $419,250 at September
 30, 1996............................................................................   74,478,375     74,536,875     74,580,750
DEFERRED INCOME TAXES................................................................   23,432,058     23,603,540     81,653,770
COMMITMENTS AND CONTINGENCIES (Note 9)
STOCKHOLDERS' EQUITY
 Series A convertible participating preferred stock, $.001 par value; $13.50 stated
   value; $1.00 per share liquidation preference; 15,000,000 shares authorized; no shares issued and outstanding at December 31, 1994 and 1995 and September 30,
   1996..............................................................................           --             --             --
 Common stock, $.001 par value, 30,000,000 shares authorized; 10,948,680 shares issued and outstanding at December 31, 1994 and 1995, respectively and 17,117,861
   at September 30, 1996.............................................................       10,949         10,949         17,118
 Additional paid-in capital..........................................................   97,720,356     97,717,908    162,877,883
 Retained earnings...................................................................   22,210,416     22,484,572     25,677,313
 Treasury stock, at cost, 40,313 shares and 75,077 shares at December 31, 1994 and
   1995, respectively and 141,977 shares at September 30, 1996.......................     (584,109)    (1,039,303)    (1,755,117)
                                                                                      ------------   ------------   ------------
       Total stockholders' equity....................................................  119,357,612    119,174,126    186,817,197
                                                                                      ------------   ------------   ------------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.................................... $269,069,926   $302,089,265   $708,689,533
                                                                                      ============   ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                               HS RESOURCES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
             AND THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996

                                                                                               NINE MONTHS ENDED SEPTEMBER
                                                                                                           30,
                                                                                               ---------------------------
                                                  1993            1994            1995            1995            1996
                                               -----------     -----------     -----------     -----------     -----------
                                                                                                       (UNAUDITED)
REVENUES
  Oil and natural gas sales.................   $45,381,828     $58,827,315     $53,394,029     $41,012,737     $67,168,879
  Other natural gas revenues................     1,964,006       1,334,755       1,782,349       1,454,343       1,780,257
  Trading and transportation................            --              --              --              --      19,536,574
  Interest income...........................       116,378         188,910          95,361          74,679         164,397
  Other.....................................        14,905          50,441          68,149          59,945         112,471
                                               -----------     -----------     -----------     -----------     -----------
        Total revenues......................    47,477,117      60,401,421      55,339,888      42,601,704      88,762,578
                                               -----------     -----------     -----------     -----------     -----------
EXPENSES
  Production taxes..........................     4,222,431       5,133,851       4,050,483       3,176,935       5,059,394
  Lease operating...........................     5,469,963       8,310,409       9,935,809       7,546,731      11,667,023
  Cost of trading and transportation........            --              --              --              --      18,951,357
  Other expenses............................            --              --              --              --          93,713
  Depreciation, depletion and
    amortization............................    15,298,954      25,079,222      26,608,885      20,592,741      29,522,582
  General and administrative................     3,122,962       4,228,472       4,075,581       2,996,747       2,922,600
  Interest..................................     3,117,947       7,538,611      10,218,555       7,575,040      15,387,809
                                               -----------     -----------     -----------     -----------     -----------
        Total expenses......................    31,232,257      50,290,565      54,889,313      41,888,194      83,604,478
                                               -----------     -----------     -----------     -----------     -----------
INCOME BEFORE PROVISION FOR INCOME TAXES....    16,244,860      10,110,856         450,575         713,510       5,158,100
PROVISION FOR INCOME TAXES..................     6,189,291       3,852,236         176,419         276,597       1,965,359
                                               -----------     -----------     -----------     -----------     -----------
NET INCOME..................................   $10,055,569     $ 6,258,620     $   274,156     $   436,913     $ 3,192,741
                                               ===========     ===========     ===========     ===========     ===========
EARNINGS PER SHARE
  Net income per share......................   $      0.93     $      0.53     $      0.02     $      0.04     $      0.24
                                               ===========     ===========     ===========     ===========     ===========
  Net income per share, assuming full
    dilution................................   $      0.92     $      0.53     $      0.02     $      0.04     $      0.24
                                               ===========     ===========     ===========     ===========     ===========
WEIGHTED AVERAGE NUMBER OF COMMON AND
  EQUIVALENT SHARES.........................    10,858,000      11,713,000      11,440,000      11,474,000      13,546,000
                                               ===========     ===========     ===========     ===========     ===========
WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON
  EQUIVALENT SHARES ASSUMING FULL
  DILUTION..................................    10,938,000      11,724,000      11,450,000      11,474,000      13,549,000
                                               ===========     ===========     ===========     ===========     ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                               HS RESOURCES, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                         COMMON STOCK        ADDITIONAL                      TREASURY STOCK
                                     --------------------     PAID-IN       RETAINED     ----------------------
                                       SHARES     AMOUNT      CAPITAL       EARNINGS      SHARES      AMOUNT
                                     ----------   -------   ------------   -----------   --------   -----------
Balance, December 31, 1992..........  9,508,856   $ 9,509   $ 72,976,479   $ 5,896,227    (30,362)  $  (151,635)
  Proceeds from offering............  1,195,000     1,195     24,212,643            --         --            --
  Exercise of warrants..............    215,507       216           (216)           --         --            --
  Common stock options exercised,
     including income tax benefit...     29,317        29        389,087            --         --            --
  Employee stock grant..............         --        --        135,620            --     15,022        72,650
  Purchase from HS Institutional
     Funds..........................         --        --             --            --    (13,573)     (298,606)
  Net income........................         --        --             --    10,055,569         --            --
                                     ----------   -------    -----------   -----------   --------   -----------
Balance, December 31, 1993.......... 10,948,680    10,949     97,713,613    15,951,796    (28,913)     (377,591)
  Common stock options exercised,
     including income tax benefit...         --        --          5,945            --      1,500        19,590
  Purchase of treasury stock........         --        --             --            --    (13,500)     (233,962)
  Exercise of options by issuance of
     treasury stock, including
     income tax benefit.............         --        --            798            --        600         7,854
  Net income........................         --        --             --     6,258,620         --            --
                                     ----------   -------    -----------   -----------   --------   -----------
Balance, December 31, 1994.......... 10,948,680    10,949     97,720,356    22,210,416    (40,313)     (584,109)
  Purchase of treasury stock........         --        --             --            --    (63,700)     (846,625)
  Transfer of treasury stock to
     401(k) Plan....................         --        --          3,328            --     26,536       358,287
  Exercise of options by issuance of
     treasury stock, including
     income tax benefit.............         --        --         (5,776)           --      2,400        33,144
  Net income........................         --        --             --       274,156         --            --
                                     ----------   -------    -----------   -----------   --------   -----------
Balance, December 31, 1995.......... 10,948,680    10,949     97,717,908    22,484,572    (75,077)   (1,039,303)
Purchase of treasury stock..........         --        --             --            --    (77,867)     (850,945)
Issuance of common stock for Tide
  West acquisition..................  6,169,181     6,169     65,158,796            --         --            --
Exercise of options by issuance of
  treasury stock, including income
  tax benefit.......................         --        --          1,179            --     10,967       135,131
Net income..........................         --        --             --     3,192,741         --            --
                                     ----------   -------    -----------   -----------   --------   -----------
Balance, September 30, 1996
  (Unaudited)....................... 17,117,861   $17,118   $162,877,883   $25,677,313   (141,977)  $(1,755,117)
                                     ==========   =======    ===========   ===========   ========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                               HS RESOURCES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
             AND THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996

                                                                                                          NINE MONTHS ENDED
                                                                 YEARS ENDED DECEMBER 31,                   SEPTEMBER 30,
                                                        ------------------------------------------   ----------------------------
                                                            1993           1994           1995           1995           1996
                                                        ------------   ------------   ------------   ------------   -------------
                                                                                                              UNAUDITED
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income........................................... $ 10,055,569   $  6,258,620   $    274,156   $    436,913   $   3,192,741
  Adjustments to reconcile net income to net cash
    provided by operating activities
    Depreciation, depletion and amortization...........   15,298,954     25,079,222     26,608,885     20,592,741      29,522,582
    Amortization of deferred charges and debenture
      issue costs......................................      453,905      1,131,548        615,368        583,188         621,193
    Transfer of treasury stock to 401(k) Plan..........           --             --        378,141        378,141              --
    Gain on sale of fixed assets.......................           --        (65,386)       (52,545)       (52,545)        (12,175)
    Deferred income tax provision......................    5,995,719      3,843,198        171,482        272,810       1,960,486
  Change in assets and liabilities, net of effect from
    purchase of Energy Minerals Corporation, in 1993
    and Tide West, in 1996
    Decrease (increase) in accounts receivable.........   (4,361,237)    (1,465,832)     1,113,301      3,414,523      (5,019,888)
    Increase in accounts payable and accrued
      expenses.........................................    6,532,481      1,252,290      2,596,066      2,999,871       3,367,125
    Increase (decrease) in unearned income, net........      (24,601)       500,488     (1,206,154)    (1,055,321)             --
    Other..............................................     (206,148)        19,330        680,242        788,171         369,191
                                                        ------------   ------------   ------------   ------------   -------------
    Net cash provided by operating activities..........   33,744,642     36,553,478     31,178,942     28,358,492      34,001,255
                                                        ------------   ------------   ------------   ------------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Exploration, development and leasehold costs.........  (70,809,619)   (81,900,942)   (62,094,658)   (30,797,115)    (40,329,316)
  Purchase of unproved and proved properties...........           --             --             --    (12,542,071)   (128,391,646)
  Cash payments for the purchase of Energy Minerals
    Corporation and Tide West, net of cash acquired....  (20,343,471)            --             --             --     (85,125,084)
  Gas gathering and transportation facilities
    additions..........................................   (1,893,793)      (706,611)      (649,469)      (514,221)       (450,968)
  Other property additions.............................     (851,783)    (3,605,825)      (141,881)       (90,372)       (644,219)
  Proceeds from the sale of properties.................           --             --             --             --       9,678,851
  Proceeds from the sale of fixed assets and other
    property...........................................           --             --        419,116        419,116          12,175
  Increase (decrease) in property related payables.....    2,488,875        119,507     (2,817,069)    (3,836,625)      5,582,656
  Other................................................           --        300,868             --             --              --
                                                        ------------   ------------   ------------   ------------   -------------
    Net cash used in investing activities..............  (91,409,791)   (85,793,003)   (65,283,961)   (47,361,288)   (239,667,551)
                                                        ------------   ------------   ------------   ------------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from debt...................................  123,721,896     29,000,000     48,400,000     30,000,000     364,093,596
  Repayments of debt...................................  (75,883,060)       (22,570)   (14,000,000)   (10,000,000)   (149,258,900)
  Tide West acquisition costs..........................           --             --             --             --      (2,696,021)
  Net proceeds from stock offerings....................   24,213,838             --             --             --              --
  Exercise of options..................................      597,386         34,187         10,842             --         136,310
  Debt issuance costs..................................     (698,651)            --             --             --              --
  Purchase of treasury stock...........................     (298,606)      (233,962)      (846,625)      (577,745)       (850,945)
  Other................................................       30,201             --             --             --          69,921
                                                        ------------   ------------   ------------   ------------   -------------
    Net cash provided by financing activities..........   71,683,004     28,777,655     33,564,217     19,422,255     211,493,961
                                                        ------------   ------------   ------------   ------------   -------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS..........................................   14,017,855    (20,461,870)      (540,802)       419,459       5,827,665
CASH AND CASH EQUIVALENTS, beginning of year...........    7,101,398     21,119,253        657,383        657,383         116,581
                                                        ------------   ------------   ------------   ------------   -------------
CASH AND CASH EQUIVALENTS, end of year................. $ 21,119,253   $    657,383   $    116,581   $  1,076,842   $   5,944,246
                                                         ===========    ===========    ===========    ===========    ============
SUPPLEMENTAL CASH FLOW DISCLOSURE
  Interest paid, net of capitalized interest........... $  2,339,449   $  6,507,063   $  9,072,167   $  4,884,909   $  11,202,129
                                                         ===========    ===========    ===========    ===========    ============

During July 1993 the Company purchased all of the capital stock of BMR Corporation, the parent holding company of Energy Minerals Corporation, for $20,452,804 in cash, including transaction expenses of $440,000. In connection with the acquisition, net liabilities of $3,112,040 were assumed. The fair market value of the assets acquired totalled $23,564,844 (net of related deferred taxes of $3,725,167 and current assets of $1,081,976).

  The accompanying notes are an integral part of these consolidated financial statements.

                               HS RESOURCES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- THE COMPANY

     HS Resources, Inc., a Delaware corporation (the "Company") was organized in January 1987. The Company, directly or through subsidiaries, acquires, develops and exploits oil and natural gas properties. The interim financial data are unaudited; however, all adjustments (which are of a normal and recurring nature) have been made which are, in the opinion of management, necessary for a fair statement of the financial position of the Company at September 30, 1996, and its results of operations and cash flows for the interim periods presented. Because of various factors, results of operations for these periods are not necessarily indicative of results to be expected for the full year. For a more complete understanding of the Company's operations and financial position the interim financial data should be read in conjunction with the Company's audited financial statements and notes included herein.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Oil and Natural Gas Properties. The Company accounts for its oil and natural gas activities using the full cost method of accounting. Under the full cost method of accounting, all costs of exploration for and development of oil and natural gas reserves, including costs of surrendered and abandoned leaseholds, delay lease rentals, dry hole costs, geological and geophysical costs and direct overhead related to exploration and development activities are capitalized. Payroll and other internal costs capitalized include salaries and related fringe benefits paid to employees directly engaged in the acquisition, exploration, and development of oil and natural gas properties, as well as all other directly identifiable internal costs associated with these activities, such as rentals, utilities, and insurance. Payroll and other internal costs associated with production, operation and general corporate activities are expensed in the period incurred. Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on prevailing prices and are amortized to expense, along with the capitalized costs discussed above, using the unit-of-production method based upon production and estimates of proved reserve quantities. Accumulated depreciation, depletion and amortization is recorded on the balance sheets as a reduction to net property, plant and equipment costs.

     Capitalized costs associated with undeveloped properties are excluded from amortization until a determination has been made as to the existence of proved reserves or an impairment has occurred. At December 31, 1995 and 1994, the Company excluded costs aggregating $26,778,702 and $25,833,370, respectively, from capitalized costs being amortized. Of the costs excluded at December 31, 1995, $5,951,489 were incurred in 1995, $13,477,886 in 1994, $6,641,361 in 1993, and $707,966 in 1990. The Company capitalizes interest related to its undeveloped properties. During 1995, 1994, and 1993, the Company capitalized $2,001,436, $1,852,633, and $601,248 of interest, respectively.

     Net capitalized costs of oil and natural gas properties less related deferred income taxes may not exceed an amount equal to the present value discounted at 10% of estimated future net revenue from proved oil and natural gas reserves plus the lower of costs or estimated fair market value of unproved properties (the "full cost ceiling"). Should capitalized costs exceed the full cost ceiling, an impairment would be provided. The full cost ceiling may be particularly sensitive to changes in the near term in pricing and production rates. The above limitation is applied on a quarterly basis using current prices at the end of the quarter. No gains or losses are recognized upon the sale or other disposition of oil and natural gas properties unless a significant portion of the reserves are sold.

     Income Taxes. The Company follows the liability method of accounting for income taxes as prescribed by SFAS 109. Accordingly, appropriate deferred tax provisions or benefits are recognized in the financial statements for the change in deferred tax liabilities or assets during each year. The deferred liabilities or assets represent taxes payable or refundable in future years, as measured by the provisions of enacted tax laws, or as a result of temporary differences between the bases of assets and liabilities for financial reporting and tax

                               HS RESOURCES, INC.

reporting purposes. Such differences relate mainly to depreciable and depletable properties and intangible drilling costs.

     Cash Equivalents. Cash and cash equivalents include cash on hand, amounts held in banks and highly liquid investments purchased with an original maturity of three months or less.

     Hedging Activities. During 1995, the Company entered into five agreements with a financial institution to hedge a portion of its monthly oil production. Under the agreements the difference between the current value for the Company's oil, based upon the daily closing price of crude oil futures, and a fixed price was received or paid by the Company. The Company hedged production of 500,000 barrels for prices ranging from $18.00 to $19.92 during the period February 1, 1995 to September 1, 1995. The Company recorded payments received or made under these agreements in its oil and natural gas sales. No hedging agreements were in effect as of year-end.

     In support of the Company's ongoing oil and gas producing operations, the Company enters into various gas and oil product price hedging agreements. Under the agreements the difference between the current value for the Company's oil and gas, based upon current market prices, and a fixed price is received or paid by the Company. The Company records the payments received or made under these agreements in its oil and natural gas sales. In connection with the merger with Tide West, the Company acquired additional agreements of this type.

     Earnings Per Share. Earnings per share is computed based on the weighted average number of common shares actually outstanding plus the shares that would be outstanding assuming exercise of dilutive stock options and warrants, which are considered to be common stock equivalents. The number of shares that would be issued from the assumed exercise of stock options and warrants has been reduced by the number of shares that could have been repurchased from the proceeds at the assumed fair market value price of the Company's stock.

     Accrued Ad Valorem Taxes. The Company considers ad valorem taxes payable within one year to be current. Other ad valorem taxes are classified as non-current because the required payment dates are not within one year.

     Deferred Charges. Legal and accounting fees, printing costs and other expenses associated with the issuance of the Company's debt have been capitalized and are being amortized over the remaining term of the debt.

     Natural Gas Gathering and Transportation Facilities. Depreciation of natural gas gathering and transportation facilities is provided using the straight-line method over estimated useful lives of 20 years.

     Office and Transportation Equipment. Depreciation of office and transportation equipment is provided using the straight-line method over estimated useful lives which range from three to ten years.

     Stock Options and Warrants. Proceeds from the exercise of common stock options and warrants are credited to common stock and additional paid-in capital at the time of exercise.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Reclassification of Prior Year Amounts. Certain prior year amounts have been reclassified to conform with the 1995 presentation.

                               HS RESOURCES, INC.

NOTE 3 -- ACQUISITION OF PROPERTIES FROM FREEDOM ENERGY, INC.

     On December 29, 1995, the Company purchased from Freedom Energy, Inc. its interests in 175 gross wells and its development acreage in the D-J Basin for approximately $12.2 million. The purchase was financed with a short-term note which was repaid subsequent to year-end. As a result of the purchase, the Company added 2.9 million barrels of oil and 29.8 billion cubic feet of natural gas, or 7.9 million Boe to its reserves as of December 31, 1995.

NOTE 4 -- COMMON STOCK OFFERINGS

     In November 1993, the Company sold 1,195,000 shares of its common stock at an offering price of $21.75 per share. The Company received net proceeds of $24,213,838 after deducting underwriting commissions and offering costs. The net proceeds were used to repay indebtedness.

NOTE 5 -- LONG-TERM DEBT

     Debt at December 31, 1994 and 1995 consists of the following:

                                                                     1994          1995
                                                                  -----------   -----------
    LONG-TERM BANK AND OTHER DEBT
    Bank debt...................................................  $29,000,000   $51,000,000
    Other debt..................................................       30,000    12,430,000
                                                                  -----------   -----------
                                                                   29,030,000    63,430,000
    Less -- current portion.....................................      (30,000)  (12,430,000)
                                                                  -----------   -----------
    Long-term bank debt and other debt, net of current
      portion...................................................  $29,000,000   $51,000,000
                                                                  ===========   ===========
    9 7/8% SENIOR SUBORDINATED NOTES, due 2003, net of
      unamortized discount of $521,625 and $463,125 at December
      31, 1994 and 1995, respectively...........................  $74,478,375   $74,536,875
                                                                  ===========   ===========

     Bank Debt. On June 7, 1996, the Company entered into a $180 million revolving and senior term credit facility with The Chase Manhattan Bank, N.A., as Agent. On June 14, 1996, the Company amended the terms of its senior credit facility to increase the maximum credit amount to $350 million. Under the terms of the credit facility, no principal payments are required until June 14, 2001, assuming the Company maintains a borrowing base sufficient to support the outstanding loan balance. The borrowing base, currently $335 million, is based on the underlying value of the Company's oil and gas properties. This facility bears interest at a base rate plus 0% to 0.5% or LIBOR plus 0.75% to 1.5%. As part of the senior credit financing, Tide West's senior bank debt in the amount of $39.5 million was fully repaid.

     During the second quarter of 1995, the Company entered into an interest rate exchange agreement with a financial institution to hedge its interest rate on $40 million of the Company's borrowings at 7.76% through May 2002. Under the terms of the agreement, the difference between the Company's fixed rate at 7.76% and the three-month LIBOR rate plus 1.125% is received or paid by the Company. The Company, through the merger with Tide West, was assigned interest rate exchange agreements with two financial institutions to hedge its interest rate on $40 million of the Company's borrowings at 8.7% for 1996 and 8.8% for 1997 through 1999. Under the terms of the agreement, the difference between the Company's fixed rate and three month LIBOR rate is received or paid by the Company.

     Senior Subordinated Notes. In November 1993, the Company issued $75 million of its 9 7/8% senior subordinated notes due in 2003. The notes were priced to yield 10% and the Company received net proceeds of $71,930,929 after underwriting commissions and offering costs. The proceeds of the notes were used to repay

                               HS RESOURCES, INC.

all outstanding indebtedness under the Company's bank credit facility and for working capital purposes. Under the terms of the notes, there are no sinking fund requirements and the Company is limited as to certain additional indebtedness beyond its existing credit facility if certain financial covenants are not maintained.

     Short-Term Note. In December 1995, the Company signed a $12.4 million non-interest bearing short-term note for the purchase of certain oil and natural gas properties as more fully discussed in Note 3. This note was repaid in 1996 with proceeds from and additional draw on the Company's bank debt.

     Carrying Value. At December 31, 1995, the carrying amount of the Company's long-term debt was $75 million and the estimated fair value was $73.5 million. The fair value of the Company's long-term debt is estimated based on the quoted market prices for the same or similar issues, or on the current rates offered to the Company for debt of the same remaining maturity.

     Based on borrowing rates available for bank loans with similar collateral, the fair values of the borrowings under the bank debt and other debt at December 31, 1995, are estimated to be their carrying value of $51 million and $12.4 million, respectively.

NOTE 6 -- STOCKHOLDERS' EQUITY

     Series A Convertible Participating Preferred Stock. During 1990 and 1991, the Company issued 1,203,705 shares of its Series A convertible participating preferred stock, along with warrants to purchase 384,000 shares of common stock at an initial exercise price of $10.67 per share subject to adjustment.

     In connection with the Company's initial public offering of common stock in 1992, the Series A preferred stock converted into 1,805,556 shares of the Company's common stock. The warrants issued with respect to the Series A sales have been exercised.

     Warrants. The following table summarizes activity with respect to outstanding warrants for the years 1993, 1994 and 1995:

                                                                   SHARES       OPTION PRICE
                                                                  ---------     ------------
    Outstanding at December 31, 1992 (1,130,262 shares
      exercisable)..............................................  1,130,262      $6.67-10.67
    Granted.....................................................         --               --
    Exercised...................................................   (215,507)           10.67
    Canceled....................................................   (168,493)           10.67
                                                                  ---------      -----------
    Outstanding at December 31, 1993 (746,262 shares
      exercisable)..............................................    746,262       6.67- 9.00
    Granted.....................................................         --               --
    Exercised...................................................         --               --
                                                                  ---------      -----------
    Outstanding at December 31, 1994 (746,262 shares
      exercisable)..............................................    746,262       6.67- 9.00
    Granted.....................................................         --               --
    Exercised...................................................         --               --
                                                                  ---------      -----------
    Outstanding at December 31, 1995 (746,262 shares
      exercisable)..............................................    746,262      $6.67- 9.00
                                                                  =========      ===========

                               HS RESOURCES, INC.

NOTE 7 -- PROVISION FOR INCOME TAXES

     The income tax provisions for the years ended December 31, 1993, 1994 and 1995 were entirely deferred. The deferred income tax expense during the years ended December 31, 1993, 1994 and 1995 results from the following:

                                                          1993          1994          1995
                                                      ------------   -----------   -----------
    TYPE OF TEMPORARY DIFFERENCE
    Depletion, depreciation, and amortization........ $    634,740   $   636,192   $    32,871
    Intangible drilling costs........................   15,571,945     4,601,741     4,873,778
    Sales of properties..............................           --            --    (8,268,363)
    Operating loss carryforwards.....................  (10,017,394)   (1,385,697)    3,533,383
                                                      ------------   -----------   -----------
    Deferred tax provision........................... $  6,189,291   $ 3,852,236   $   171,669
                                                      ============   ===========   ===========

     The components of the net deferred tax liability are as follows:

                                                      DECEMBER 31,
                                                          1993          1994          1995
                                                      ------------   -----------   -----------
    DEFERRED TAX LIABILITIES
    Depreciation and basis difference................  $37,445,165   $42,674,060   $39,312,159
                                                       -----------   -----------   -----------
    Deferred tax liability...........................   37,445,165    42,674,060    39,312,159
    DEFERRED TAX ASSETS
    Tax effect of regular net operating loss.........   15,240,000    16,625,697    13,092,314
    Alternative minimum tax credit...................           --            --            --
    Statutory depletion carryforwards................    2,320,290     2,320,290     2,320,290
    Investment tax credit carryforwards..............      522,826       522,826       323,776
    All other........................................      296,015       296,015       296,015
                                                       -----------   -----------   -----------
                                                        18,379,131    19,764,828    16,032,395
    Valuation allowance..............................     (522,826)     (522,826)     (323,776)
                                                       -----------   -----------   -----------
    Deferred tax assets, net.........................   17,856,305    19,242,002    15,708,619
                                                       -----------   -----------   -----------
    Net deferred tax liability.......................  $19,588,860   $23,432,058   $23,603,540
                                                       ===========   ===========   ===========

     The Company recorded $7,549,107 of deferred tax liabilities and $3,823,940 of deferred tax assets in connection with its acquisition of Energy Minerals Corporation ("EMC") (see Note 13).

     The effective tax rate during 1993, 1994 and 1995 differs from the statutory rate of 34% principally because of the effects of state income taxes, net of federal tax benefit.

     The Company has net tax operating loss carryforwards aggregating approximately $34.3 million available at December 31, 1995, to offset future taxable income. These carryforwards, if not previously utilized, expire in 1999 through 2010. Included in these carryforwards are approximately $4 million of losses acquired in the purchase of EMC. The Company's ability to utilize these losses is subject to the "ownership change" limitation. The ownership change rules will limit to approximately $1.1 million annually the amount of EMC's losses that can be used.

     The Company has a percentage depletion carryforward of approximately $6 million and investment tax credit carryforwards (acquired in its purchase of EMC) of approximately $300,000 which expire from 1996 through 1998. The Company has established a valuation allowance to reserve fully for the investment tax credits due to the uncertainty that these credits will be applied against future tax liabilities.

                               HS RESOURCES, INC.

NOTE 8 -- EMPLOYEE BENEFIT PLANS

     401(k) and Profit Sharing Plans. Effective June 30, 1989, the Company adopted two qualified defined contribution plans, the HS Resources, Inc. Employee Investment 401(k) Plan (the "401(k) Plan") and the HS Resources, Inc. Profit Sharing Plan (the "Profit Sharing Plan"). Employees are eligible to participate in both plans after one year of service. Under the 401(k) Plan, participants may make regular pretax contributions of up to 10% of their compensation and receive matching contributions from the Company in an amount determined by the Board of Directors. All contributions are vested 100% upon participation. Under the Profit Sharing Plan only the Company can make contributions. Company contributions are determined by the Board of Directors and are vested to participants over five years of service. Company contributions to both plans are included in general and administrative expenses in the accompanying statements of operations.

     Contributions to these plans were $254,025, $378,141, and $211,596, in 1993, 1994, and 1995, respectively.

     Stock Option Plan. The Company has an Employee Stock Incentive Plan (the "Plan") whereby directors, officers, key employees, and consultants of the Company are entitled to receive incentive stock options, non-qualified stock options, and stock appreciation rights. One million five hundred thousand shares of the Company's common stock are subject to such Plan. Additionally, the Company may grant restricted stock pursuant to the Plan. Options granted pursuant to the Plan shall be exercisable for no more than ten years at no less than fair market value (85% of fair market value in the case of non-qualified stock options) on the date of the grant.

     The following table summarizes activity with respect to outstanding stock options for the years 1993, 1994 and 1995:

                                                                  SHARES      OPTION PRICE
                                                                  -------     ------------
    Outstanding at December 31, 1992 (448,087 shares
      exercisable)..............................................  484,087     $ 6.67-10.00
      Granted...................................................  258,500      12.00-25.00
      Exercised.................................................  (29,317)            6.67
      Forfeited.................................................   (6,000)           14.50
                                                                  -------     ------------
    Outstanding at December 31, 1993 (497,770 shares
      exercisable)..............................................  707,270       6.67-25.00
      Granted...................................................   75,000            20.25
      Exercised.................................................   (2,100)     12.00-14.50
      Forfeited.................................................       --               --
                                                                  -------     ------------
    Outstanding at December 31, 1994 (565,070 shares
      exercisable)..............................................  780,170       6.67-25.00
      Granted...................................................   14,000            17.00
      Exercised.................................................   (2,400)           12.00
      Forfeited.................................................  (47,333)     12.00-25.00
                                                                  -------     ------------
    Outstanding at December 31, 1995 (613,369 shares
      exercisable)..............................................  744,437     $ 6.67-25.00
                                                                  =======     ============

NOTE 9 -- COMMITMENTS AND CONTINGENCIES

     Environmental Matters. In May 1995, the Company was named by the EPA pursuant to a RCRA administrative order as one of two respondents in addition to the owner/operator of an oilfield production water evaporation facility. The order requires that work be performed to abate a perceived endangerment to wildlife, the environment or public welfare. The Company and other non-operator respondents are working together with the EPA to develop interim plans and characterization studies, and have caused the facility to be permanently closed. Based on the Company's current knowledge and estimated costs of reclamation along with its efforts to obtain proportionate reimbursement from other numerous non-named parties who utilized

                               HS RESOURCES, INC.

the facility, the Company does not believe that its share of the reclamation costs will have a material adverse impact on its financial position or results of operations.

     Operating Leases. The Company is obligated under noncancelable operating leases for office space and certain equipment. Total rental expense related to these leases was $516,679, $992,509, and $1,263,930 for December 31, 1993, 1994,
and 1995, respectively. Future minimum lease payments as of December 31, 1995 are:

                 YEAR ENDING
                 DECEMBER 31,
                 ------------
                     1996........................................   $1,282,869
                     1997........................................    1,100,235
                     1998........................................    1,000,932
                     1999........................................      627,931
                     2000........................................      508,152
                     Thereafter..................................    1,664,388
                                                                    ----------
                Total minimum lease payments.....................   $6,184,507
                                                                    ==========

NOTE 10 -- UNEARNED INCOME

     During the twelve months ended December 31, 1993, 1994, and 1995, the Company received $2,300,000, $2,300,000, and $575,000 respectively from an unaffiliated third party as payment for tax credits associated with natural gas production from certain of the Company's oil and natural gas properties. The unaffiliated third party was entitled to these tax credits as natural gas production occurred. The Company recorded the proceeds as unearned income and amortized the amount to other natural gas revenues as the natural gas was produced and the credits were generated. The agreement was terminated as of December 1, 1995. The Company recognized approximately $2,000,000, $1,300,000, and $1,600,000 of other natural gas revenues during the years ended December 31, 1993, 1994, and 1995 respectively, related to the amortization of this unearned income.

NOTE 11 -- OTHER NATURAL GAS REVENUES

     On December 1, 1995, the Company sold to an unaffiliated third party its right, title and interest in certain of its oil and natural gas leases and mineral interests. The sale will enable the third party to earn tax credits associated with future oil and natural gas production. The Company reserved a volumetric production payment that entitles it to 100% of the net cash flows from the properties. The Company will receive periodic payments from the third party based on tax credits generated from the natural gas production on the sold properties. The Company recognized approximately $177,000 of other natural gas revenues associated with the tax credits during the year ended December 31, 1995.

                               HS RESOURCES, INC.

NOTE 12 -- OIL AND NATURAL GAS ACTIVITIES

     Major Purchasers. In 1995, sales to Amoco Production Company and K N Marketing, Inc. accounted for approximately $24,600,000 and $6,120,000 or 46% and 11.5%, respectively. In 1993 and 1994, sales to a major purchaser accounted for approximately $37,931,000 and $46,548,000 or 84% and 79% of total oil and natural gas sales, respectively.

     Costs Incurred. Costs incurred in oil and natural gas operations and the related depreciation, depletion and amortization per equivalent unit-of-production are as follows:

                                                            YEARS ENDED DECEMBER 31,
                                                    -----------------------------------------
                                                       1993           1994           1995
                                                    -----------    -----------    -----------
    Property acquisition costs
      Unproved..................................... $ 8,653,381    $11,443,820    $ 4,342,722
      Proved....................................... $26,044,044    $ 2,600,005    $25,014,756
                                                    ===========    ===========    ===========
    Exploration costs.............................. $ 1,357,511    $ 3,293,367    $ 2,747,920
                                                    ===========    ===========    ===========
    Development costs.............................. $60,449,059    $64,563,750    $29,989,260
                                                    ===========    ===========    ===========
    Depreciation, depletion and amortization....... $14,832,782    $24,080,619    $25,292,193
                                                    ===========    ===========    ===========
    Depreciation, depletion and amortization per
      equivalent unit-of-production................ $      4.34    $      4.80    $      4.97
                                                    ===========    ===========    ===========

NOTE 13 -- ENERGY MINERALS ACQUISITION

     In July 1993, the Company acquired all of the outstanding stock of BMR Corporation ("BMR") for an aggregate consideration of approximately $23,565,000, consisting of $20,013,000 in cash, the assumption of $3,112,000 of net liabilities and $440,000 in transaction expenses. BMR is the parent holding company of EMC. EMC and its subsidiary, Pantera Energy Corporation, own various producing and non-producing oil and gas properties in northern Colorado, including properties in the D-J Basin. Immediately after the acquisition, BMR was merged with and into the Company. The Company accounted for the acquisition as a purchase and began consolidating EMC's results as of July 1, 1993. In 1994, EMC was merged with and into the Company.

NOTE 14 -- RELATED PARTY TRANSACTIONS

     In December 1993, the Company purchased oil and natural gas working interests from affiliated limited partnerships for $2,105,000. The Company believes that the acquisition of these working interests was at fair market value. In connection with such purchases, for total consideration of $298,606 (which was the then-current market price), the Company also acquired 13,573 shares of its common stock from certain affiliated limited partnerships.

NOTE 15 -- BASIN ACQUISITIONS AND TIDE WEST MERGER (UNAUDITED)

     The Company acquired a portion of Basin Exploration, Inc.'s ("Basin") Denver-Julesburg ("D-J") Basin oil and gas properties as of March 1996 for $38 million. Subsequently, the Company sold $23.5 million of such assets to a limited liability company (the "Third Party") under an arrangement whereby the Third Party assumed all of the Company's liability for (and the Company was fully released from) $23.5 million of the Company's debt (the "Chase Asset Monetization Arrangement"). On November 1, 1996, the Company exercised its option to repurchase the properties and assumed the debt of the Third Party. The assumed debt has been reflected as long term bank debt in the September 30, 1996 financial statements.

                               HS RESOURCES, INC.

     On June 7, 1996, the Company completed the acquisition of the remaining D-J Basin assets of Basin comprised of certain oil and natural gas properties located in the Wattenberg field area near Denver, Colorado for approximately $87.5 million. The acquisition was accounted for using the purchase method of accounting. The Company began consolidating the results of these operations as of June 1, 1996.

     On June 17, 1996, the Company completed the merger of Tide West Oil Company ("Tide West") into a wholly owned subsidiary of the Company. Pursuant to the merger, Tide West shareholders received 0.6295 shares of HS Resources common stock and $8.704 cash for each outstanding share of Tide West common stock for an aggregate consideration of $187.7 million. HS Resources issued 6,169,181 shares of common stock, bringing its total shares outstanding to 17.1 million shares. Tide West was an independent oil and natural gas company with principal operations in portions of the Anadarko and Arkoma geologic basins located within Oklahoma and Texas, as well as additional operations located in Southern Oklahoma, Texas and New Mexico. The Company accounted for the merger using the purchase method of accounting and began consolidating Tide West's results as of June 17, 1996

NOTE 16 -- SUPPLEMENTAL OIL AND NATURAL GAS INFORMATION (UNAUDITED)

     Oil and Gas Net Reserves. The following unaudited tables set forth the estimated quantities of proved oil and natural gas reserves for the Company and the changes in total proved reserves as of December 31, 1993, 1994 and 1995. All such reserves are located in the United States. The amounts as of December 31, 1993, 1994 and 1995, were prepared by the Company and were reviewed by Williamson Petroleum Consultants, Inc.

ANALYSIS OF CHANGES IN PROVED RESERVES

                                                                   OIL          NATURAL GAS
                                                                ----------     -------------
                                                                (BARRELS)      (THOUSANDS OF
                                                                                CUBIC FEET)
    Proved developed and undeveloped reserves
      Balance, December 31, 1992..............................  11,358,230       198,278,200
      Revision of previous estimates..........................    (877,548)      (22,565,879)
      Extensions, discoveries and other additions.............   5,309,971        48,405,525
      Production..............................................    (966,575)      (14,683,695)
      Purchases of reserves in place..........................   1,476,372        42,978,449
                                                                ----------       -----------
    Balance, December 31, 1993................................  16,300,450       252,412,600
      Revision of previous estimates..........................    (415,407)      (12,096,649)
      Extensions, discoveries and other additions.............   4,037,122        43,451,028
      Production..............................................  (1,663,745)      (20,107,559)
      Purchases of reserves in place..........................      42,800         1,618,380
                                                                ----------       -----------
    Balance, December 31, 1994................................  18,301,220       265,277,800
      Revision of previous estimates..........................  (1,293,758)       (1,363,766)
      Extensions, discoveries and other additions.............   1,127,196        11,851,415
      Production..............................................  (1,581,586)      (21,049,484)
      Purchases of reserves in place..........................   3,124,140        45,353,782
      Sales of reserves in place..............................     (89,452)       (1,292,347)
                                                                ----------       -----------
    Balance, December 31, 1995................................  19,587,760       298,777,400
                                                                ==========       ===========
    Proved developed reserves
      December 31, 1993.......................................   8,268,984       164,955,800
                                                                ==========       ===========
      December 31, 1994.......................................  10,852,870       187,358,100
                                                                ==========       ===========
      December 31, 1995.......................................  11,557,200       219,262,100
                                                                ==========       ===========

                               HS RESOURCES, INC.

     Standardized Measure. The standardized measure of discounted future net cash flows, and changes therein related to proved oil and natural gas reserves are as follows:

                                                         YEARS ENDED DECEMBER 31,
                                              -----------------------------------------------
                                                  1993             1994             1995
                                              -------------    -------------    -------------
    Future cash inflows...................... $ 748,643,000    $ 755,941,800    $ 857,074,500
    Future production costs..................  (205,899,300)    (201,204,540)    (219,076,680)
    Future development costs.................  (110,683,700)     (91,434,640)    (105,043,800)
                                              -------------    -------------    -------------
    Undiscounted future pre-tax cash flows...   432,060,000      463,302,620      532,954,020
    Undiscounted future income taxes.........   (97,195,359)     (85,709,360)    (129,776,984)
                                              -------------    -------------    -------------
    Discounted future pre-tax cash flows, net
      of future income taxes.................   334,864,641      377,593,260      403,177,036
    10% discount factor......................  (169,079,020)    (183,339,959)    (203,918,587)
                                              -------------    -------------    -------------
    Standardized measure of discounted future
      net cash flows......................... $ 165,785,621    $ 194,253,301    $ 199,258,449
                                              =============    =============    =============

     The estimate of future income taxes is based on the future net cash flows from proved reserves adjusted for the tax basis of the oil and natural gas properties. For standardized measure purposes, future income taxes are estimated using the "year-by-year" method. However, for ceiling test purposes, future income taxes are estimated using the "short-cut" method.

     The following are the principal sources of change in the standardized measure of discounted future net cash flows:

                                                         YEARS ENDED DECEMBER 31,
                                              -----------------------------------------------
                                                  1993             1994             1995
                                              -------------    -------------    -------------
    Standardized measure of discounted future
      net cash flows, beginning of the
      year................................... $ 132,512,311    $ 165,785,621    $ 194,253,301
    Sales and transfers of oil and natural
      gas produced, net of production
      costs..................................   (34,215,225)     (43,962,756)     (38,528,808)
    Sales of reserves in place...............            --               --       (1,338,530)
    Net changes in prices and production
      costs..................................   (20,926,052)     (15,045,652)       3,996,469
    Extensions, discoveries and improved
      recovery, less related costs...........    25,038,322       37,157,649       11,194,559
    Changes in future development costs......       235,532        4,812,549      (14,744,408)
    Development costs incurred during the
      period that reduced future development
      costs..................................    54,790,086       45,086,667       33,402,053
    Revisions of previous quantity
      estimates..............................   (20,614,015)     (10,390,834)      (6,918,919)
    Purchase of reserves in place............    28,315,709        1,451,166       36,213,033
    Accretion of discount....................    17,397,080       21,053,690       23,033,140
    Net change in income taxes...............    (3,292,790)       8,673,180      (21,708,352)
    Changes in production rates (timing) and
      other..................................   (13,455,337)     (20,367,979)     (19,595,089)
                                               ------------     ------------     ------------
    Standardized measure of discounted future
      net cash flows, end of the
      year................................... $ 165,785,621    $ 194,253,301    $ 199,258,449
                                               ============     ============     ============

     Estimated future cash inflows are computed by applying year-end prices of oil and natural gas to year-end quantities of proved reserves. Future price changes are considered only to the extent provided by contractual arrangements. Estimated future development and production costs are determined by estimating the expenditures to be incurred in developing and producing the proved oil and natural gas reserves held by the

                               HS RESOURCES, INC.

Company as of the end of the year, based on year-end costs and assuming continuation of existing economic conditions. Estimated future income tax expenses are calculated by applying year-end statutory tax rates (adjusted for permanent differences) to estimated future pretax net cash flows related to proved oil and natural gas reserves, less the tax basis of the properties involved. No deductions were made for general overhead, depreciation and other indirect costs. The average year-end prices used in the projections were $18.59/Bbl of oil and $1.65/Mcf of natural gas at December 31, 1995, $15.65/Bbl of oil and $1.77/Mcf of natural gas at December 31, 1994, and $12.04/Bbl of oil and $2.19/Mcf of natural gas at December 31, 1993.

     These estimates were determined in accordance with SFAS No. 69. Because of unpredictable variances in expenses and capital forecasts, crude oil and natural gas price changes largely influenced by U.S. and foreign governmental actions, and the fact that the basis for such estimates vary significantly, management believes the usefulness of these projections of cash flow is limited. Estimates of future net cash flows do not represent management's assessment of future profitability or future cash flow to the Company. Management's investment and operating decisions may be based upon reserve estimates that include different price and cost assumptions from those used here.

     Applying current costs and prices and a 10% standard discount rate allows for comparability but does not convey absolute value. The discounted amounts arrived at are only one measure of financial quantification of proved reserves. Reservoir engineering is a process of making educated estimates of underground accumulations of oil and natural gas and the amounts and timing of recovery thereof, which cannot be measured with precision. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Accordingly, reserve estimates are often materially different from the quantities of oil and natural gas which are ultimately recovered. Future development of the properties in which the Company has an interest, including additional drilling activities, production results from wells not yet producing, and additional production results from currently producing wells, may provide information which justify revisions, either upward or downward, of reserve estimates. Such adjustments may be material.

NOTE 17 -- QUARTERLY FINANCIAL DATA (UNAUDITED)

     The Company's quarterly results of operations are summarized as follows (in thousands, except per share data):

                                                                       1995
                                                     -----------------------------------------
                                                     MAR. 31    JUNE 30    SEPT. 30    DEC. 31
                                                     -------    -------    --------    -------
    Oil and natural gas revenues...................  $15,737    $14,810    $ 11,921    $12,709
    Operating expenses.............................    4,029      3,825       2,870      3,263
                                                     -------    -------     -------    -------
    Operating income...............................   11,708     10,985       9,051      9,446
                                                     -------    -------     -------    -------
    Net income (loss)..............................  $   640    $   180    $   (383)   $  (163)
                                                     =======    =======     =======    =======
    Net income (loss) per common and common
      equivalent share assuming full dilution......  $  0.06    $  0.02    $  (0.03)   $ (0.01)
                                                     =======    =======     =======    =======

                                                                       1994
                                                     -----------------------------------------
                                                     MAR. 31    JUNE 30    SEPT. 30    DEC. 31
                                                     -------    -------    --------    -------
    Oil and natural gas revenues...................  $13,977    $14,927    $ 15,738    $15,520
    Operating expenses.............................    3,145      3,274       3,496      3,529
                                                     -------    -------     -------    -------
    Operating income...............................   10,832     11,653      12,242     11,991
                                                     -------    -------     -------    -------
    Net income.....................................  $ 1,729    $ 1,592    $  1,682    $ 1,256
                                                     =======    =======     =======    =======
    Net income per common and common equivalent
      share assuming full dilution.................  $  0.15    $  0.14    $   0.14    $  0.11
                                                     =======    =======     =======    =======

                               HS RESOURCES, INC.

NOTE 18 -- SUMMARY OF GUARANTEES ON 9 1/4% SENIOR SUBORDINATED NOTES (UNAUDITED)

     In November 1996, the Company issued $150 million of its 9 1/4% senior subordinated notes due in 2006. The notes are general, unsecured obligations of the Company, subordinated in right of payment to all existing and any future senior indebtedness of the Company. The notes rank pari passu with existing and any future senior subordinated indebtedness and senior to any future subordinated indebtedness of the Company. The notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured, senior subordinated basis by certain wholly owned subsidiaries of the Company (the "Subsidiary Guarantors"). At the time of the issuance of the notes, Orion Acquisition, Inc. and HSRTW, Inc. were the only Subsidiary Guarantors.

     Sections 13 and 15(d) of the Securities Exchange Act of 1934 require presentation of the following unaudited supplemental condensed consolidating financial statements of the Subsidiary Guarantors. Separate complete financial statements of the respective Subsidiary Guarantors are not material to investors. There are no significant contractual restrictions on distributions from each of the Subsidiary Guarantors to the Company.

     Investments in subsidiaries are accounted for by the parent on the equity method for purposes of the unaudited supplemental condensed consolidating financial statement presentation. Under this method, investments are recorded at cost and adjusted for the parent company's ownership share of the subsidiaries' cumulative results of operations. In addition, investments increase in the amount of contributions to subsidiaries and decrease in the amount of distributions from subsidiaries. The elimination entries eliminate the equity method investment in subsidiaries and equity in earnings of subsidiaries, intercompany payables and receivables and other transactions between subsidiaries including contributions and distributions.

                     CONDENSED CONSOLIDATING BALANCE SHEETS

                               SEPTEMBER 30, 1996

                                     ASSETS

                                                       SUBSIDIARY GUARANTORS            NON-
                                                    ----------------------------     GUARANTOR       ELIMINATION
                                        HSR            HSRTW           ORION        SUBSIDIARIES       ENTRIES       CONSOLIDATED
                                    ------------    ------------    ------------    ------------    -------------    ------------
Cash and cash equivalents.........  $  1,885,921    $    416,929                    $ 3,641,396                      $ 5,944,246
Intercompany receivables..........    12,584,976       5,054,248       1,069,204     21,201,340       (39,909,768)
Other current assets..............    13,573,360       3,422,412       3,504,712     13,774,040                       34,274,524
                                    ------------    ------------    ------------    -----------     -------------    ------------
        Total current assets......    28,044,257       8,893,589       4,573,916     38,616,776       (39,909,768)    40,218,770
                                    ------------    ------------    ------------    -----------     -------------    ------------
Oil and gas properties, net.......   281,866,512     230,511,008     125,478,704     14,655,417                      652,511,641
Gas gathering and transportation
  facilities, net.................                                                    5,146,038                        5,146,038
Office and transportation
  equipment and other
  property, net...................     3,363,757       1,201,311                        131,368                        4,696,436
Investments in subsidiaries and
  other investments...............   343,037,869      11,704,965                                     (353,766,999)       975,835
Other noncurrent assets...........     4,617,568                         365,681        157,564                        5,140,813
                                    ------------    ------------    ------------    -----------     -------------    ------------
        Total assets..............  $660,929,963    $252,310,873    $130,418,301    $58,707,163     $(393,676,767)   $708,689,533
                                    ============    ============    ============    ===========     =============    ============
LIABILITIES, STOCKHOLDERS' EQUITY AND PARTNERS' CAPITAL
Current liabilities...............  $ 22,965,195    $  4,015,896    $    552,984    $ 9,076,260                      $36,610,335
Intercompany payables.............    24,878,742       4,604,299                     10,426,727       (39,909,768)
Long-term bank debt and other
  debt, net of current portion....   317,734,696                                                                     317,734,696
9 7/8% subordinated notes, due
  2003............................    74,580,750                                                                      74,580,750
Other noncurrent liabilities......    11,277,638          15,147                                                      11,292,785
Deferred income taxes.............    22,675,745      57,045,921         772,538      1,159,566                       81,653,770
Stockholders' equity and partners'
  capital.........................   186,817,197     186,629,610     129,092,779     38,044,610      (353,766,999)   186,817,197
                                    ------------    ------------    ------------    -----------     -------------    ------------
        Total liabilities,
          stockholders' equity and
          partners' capital.......  $660,929,963    $252,310,873    $130,418,301    $58,707,163     $(393,676,767)   $708,689,533
                                    ============    ============    ============    ===========     =============    ============

                               HS RESOURCES, INC.

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                           SUBSIDIARY GUARANTORS          NON-
                                                         -------------------------     GUARANTOR      ELIMINATION
                                              HSR           HSRTW         ORION       SUBSIDIARIES      ENTRIES      CONSOLIDATED
                                          -----------    -----------    ----------    ------------    -----------    ------------
Revenues
  Oil and gas sales.....................  $36,296,134    $11,430,612    $8,577,104    $10,865,029                    $67,168,879
  Trading and transportation............    3,465,388                                  16,071,186                     19,536,574
  Other revenues........................    1,911,194         32,997                      112,934                      2,057,125
                                          -----------    -----------    ----------    -----------     -----------    -----------
        Total revenues..................   41,672,716     11,463,609     8,577,104     27,049,149                     88,762,578
                                          -----------    -----------    ----------    -----------     -----------    -----------
Expenses
  Production taxes and lease
    operating...........................    8,318,512      2,414,683     2,975,065      3,018,157                     16,726,417
  Cost of trading and transportation....    3,443,241                                  15,508,116                     18,951,357
  Depreciation, depletion and
    amortization........................   15,654,754      5,089,078     2,520,702      6,258,048                     29,522,582
  General and administrative............    2,324,272        354,167                      244,161                      2,922,600
  Interest and other expenses...........   14,331,830          9,532     1,053,678         86,482                     15,481,522
                                          -----------    -----------    ----------    -----------     -----------    -----------
        Total expenses..................   44,072,609      7,867,460     6,549,445     25,114,964                     83,604,478
                                          -----------    -----------    ----------    -----------     -----------    -----------
Income (loss) before provision for
  income taxes..........................   (2,399,893)     3,596,149     2,027,659      1,934,185                      5,158,100
Provision (benefit) for income taxes....     (914,236)     1,370,133       772,538        736,924                      1,965,359
                                          -----------    -----------    ----------    -----------     -----------    -----------
                                           (1,485,657)     2,226,016     1,255,121      1,197,261                      3,192,741
Equity in earnings of subsidiaries......    4,678,398        709,071                                  (5,387,469)
                                          -----------    -----------    ----------    -----------     -----------    -----------
Net income..............................  $ 3,192,741    $ 2,935,087    $1,255,121    $ 1,197,261     $(5,387,469)   $ 3,192,741
                                          ===========    ===========    ==========    ===========     ===========    ===========

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

                      NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                       SUBSIDIARY GUARANTORS           NON-
                                                    ----------------------------    GUARANTOR      ELIMINATION
                                         HSR           HSRTW           ORION       SUBSIDIARIES      ENTRIES        CONSOLIDATED
                                    -------------   ------------   -------------   ------------   -------------     -------------
Cash flows provided by (used in)
  operating activities............  $  26,012,065   $ 11,393,573   $     119,913   $(3,524,296)                     $  34,001,255
                                    -------------   ------------   -------------   -----------    -------------     -------------
Cash flows from investing
  activities
Exploration, development and
  leasehold costs.................    (35,626,433)    (3,389,169)       (730,429)     (583,285)                       (40,329,316)
Purchase of proved and unproved
  properties......................     (1,122,669)                  (127,268,977)                                    (128,391,646)
Cash payment for the purchase of
  Tide West, net of cash
  acquired........................                   (85,125,084)                                                     (85,125,084)
Contributions to subsidiaries.....   (252,637,973)                                                  252,637,973
Other.............................     14,635,626        (96,814)         41,835      (402,152)                        14,178,495
                                    -------------   ------------   -------------   -----------    -------------     -------------
        Net cash used in investing
          activities..............   (274,751,449)   (88,611,067)   (127,957,571)     (985,437)     252,637,973      (239,667,551)
                                    -------------   ------------   -------------   -----------    -------------     -------------
Cash flows from financing
  activities
Proceeds from debt................    364,093,596                                                                     364,093,596
Repayments of debt................   (109,758,900)   (39,500,000)                                                    (149,258,900)
Contributions from equity
  holders.........................                   117,064,502     127,837,658     7,735,813     (252,637,973)
Other.............................     (3,410,656)        69,921                                                       (3,340,735)
                                    -------------   ------------   -------------   -----------    -------------     -------------
        Net cash provided by
          financing
          activities..............    250,924,040     77,634,423     127,837,658     7,735,813     (252,637,973)      211,493,961
                                    -------------   ------------   -------------   -----------    -------------     -------------
Net increase (decrease) in cash
  and cash equivalents............      2,184,656        416,929                     3,226,080                          5,827,665
Cash and cash equivalents,
  beginning of the year...........       (298,735)                                     415,316                            116,581
                                    -------------   ------------   -------------   -----------    -------------     -------------
Cash and cash equivalents, end of
  the period......................  $   1,885,921   $    416,929                   $ 3,641,396                      $   5,944,246
                                    =============   ============   =============   ===========    =============     =============

Certain non cash transactions have taken place between HSR and its subsidiaries related to the equity contributions. Accordingly, these transactions are not reflected in the statements of cash flows.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("Delaware Law") permits, subject to certain conditions, a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, officer, employee or agent in connection with threatened, pending or completed actions, suits and proceeding (other than actions by or in the right of the corporation) in or to which any of such persons is a party or is threatened to be made a party.

     Article 12 of the Company's Amended and Restated Certificate of Incorporation and Article VI, Section 2 of the Company's Third Amended and Restated Bylaws provide that HSR may indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware Law.

     The Company currently maintains a policy insuring, subject to certain exceptions, its directors and officers [and the directors and officers of its subsidiaries] against liabilities that may be incurred by such persons acting in such capacities.

     Pursuant to indemnification agreements, the Company has agreed to indemnify its directors and certain officers against all costs, charges and expenses incurred by reason of being a director or officer of the Company, provided that indemnification is not prohibited in whole or in part under applicable law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
NUMBER                                 DESCRIPTION OF EXHIBITS
------   ------------------------------------------------------------------------------------
 3.1     Amended and Restated Certificate of Incorporation of the Company. (Incorporated
         herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form
         S-1, No. 33-52774, filed October 2, 1992.)
 3.2*    Third Amended and Restated Bylaws of the Company adopted December 16, 1996.
 4.1     Form of Indenture dated December 1, 1993, entered into between the Company and the
         Trustee. (Incorporated by reference to Exhibit 4.7 to Amendment No. 3 to the
         Company's Registration Statement on Form S-3, No. 33-70354, filed November 23,
         1993.)
 4.2*    Indenture dated November 27, 1996, among the Company, Orion Acquisition, Inc.,
         HSRTW, Inc., and Harris Trust and Savings Bank as Trustee.
 4.3*    First Supplemental Indenture dated November 25, 1996 among the Company, Orion
         Acquisition, Inc., HSRTW, Inc., and Harris Trust and Savings Bank as Trustee.
10.1     Amended Note and Warrant Purchase Agreement dated January 15, 1991, among NGP,
         Resolute Resources, Inc., and the Company. (Incorporated by reference to Exhibit
         4.4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended December
         31, 1990, filed February 14, 1991.)
10.1.1   Amendment No. 1 to Note and Warrant Purchase Agreement dated June 28, 1991, between the Company and NGP. (Incorporated by reference to Exhibit 4.4.2 to the Company's
         Annual Report on Form 10-K for the fiscal year ended June 30, 1991, filed September
         30, 1991.)
10.1.2   Second Amendment to Note and Warrant Purchase Agreement dated August 17, 1992, between the Company and NGP. (Incorporated by reference to Exhibit 4.2.2 to
         Amendment No. 2 to the Company's Registration Statement on Form S-1, No. 33-52774,
         filed November 19, 1992.)
10.1.3   Third Amendment to Note and Warrant Purchase Agreement dated October 21, 1993, between the Company and NGP. (Incorporated by reference to Exhibit 4.1.3 to
         Amendment No. 2 to the Company's Registration Statement on Form S-3, No. 33-70354,
         filed November 23, 1993.)

EXHIBIT
NUMBER                                 DESCRIPTION OF EXHIBITS
------   ------------------------------------------------------------------------------------
10.2     Amended and Restated Warrant Agreement dated January 15, 1991, between NGP and the
         Company. (Incorporated by reference to Exhibit 4.5.1 to the Company's Quarterly
         Report on Form 10-Q for the quarter ended December 31, 1990, filed February 14,
         1991.)
10.3     Amended Warrant No. W-1, dated January 15, 1991, and issued by the Company to NGP.
         (Incorporated by reference to Exhibit 4.6.1 to the Form 8, Second Amendment to Form
         10, filed April 8, 1991.)
10.3.1   Amendment No. 1 to Amended Warrant No. W-1, dated December 30, 1991, and issued by the Company to NGP. (Incorporated by reference to Exhibit 4.6.2 to the Company's
         Quarterly Report on Form 10-Q for the quarter ended December 31, 1991, filed on
         February 14, 1991.)
10.4     Form of Warrant No. W-10, dated January 28, 1992, and issued by the Company to NGP.
         (Incorporated by reference to Exhibit 4.16 to Amendment No. 1 to the Company's
         Registration Statement on Form S-1, No. 33-52774, filed November 9, 1992.)
10.5+    1987 Stock Incentive Plan, as amended December 2, 1996.
10.6     Common Stock Purchase Warrant dated July 12, 1990 by the Company to James E. Duffy.
         (Incorporated by reference to Exhibit 10.5 to the Form 8, Second Amendment to Form
         10, filed April 8, 1991.)
10.7     HS Resources, Inc. Rule 701 Compensatory Benefit Plan. (Incorporated by reference to
         Exhibit 10.5.2 to the Form 8, Second Amendment to Form 10 filed April 8, 1991.)
10.8     1992 Directors' Stock Option Plan. (Incorporated by reference to Exhibit 10.10 to
         Amendment No. 1 to the Company's Registration Statement on Form S-1, No. 33-52774,
         filed November 9, 1992.)
10.8.1   1993 Directors' Stock Option Plan. (Incorporated by reference to Exhibit 10.8.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31,
         1993, filed March 31, 1994 (as amended by Form 10-K/A-1 on April 8, 1994.))
10.9     Form of Indemnification Agreement for Directors of the Company. (Incorporated by
         reference to Exhibit 10.16 to the Company's Annual Report on Form 10-K for the
         fiscal year ended December 31, 1995, filed March 25, 1996.)
10.10    Lease Agreement dated October 6, 1993, between the Company and JMB Group Trust IV and Endowment and Foundation Realty, Ltd. -- JMB III for the premises at One
         Maritime Plaza, San Francisco, California. (Incorporated by reference to Exhibit
         10.13 to the Company's Annual Report on Form 10-K for the fiscal year ended December
         31, 1993, filed March 31, 1994 (as amended by Form 10-K/A-1 on April 8, 1994.))
10.11    Lease Agreement dated March 28, 1994, between the Company and 1999 Broadway
         Partnership for the premises at 1999 Broadway, Denver, Colorado. (Incorporated by
         reference to Exhibit 10.15 to the Company's Quarterly Report on Form 10-Q for the
         quarter ended June 30, 1994, filed August 12, 1994.)
10.12    Interest exchange agreement between The Chase Manhattan Bank, N.A. and the Company dated May 9, 1995. (Incorporated by reference to Exhibit 10.19 to the Company's
         Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, filed August 14,
         1995.)
10.13    Amended and Restated Agreement and Plan of Merger, dated as of April 29, 1996, among the Company, HSR Acquisition, Inc. and Tide West Oil Co. (Incorporated by reference as Annex A to Amendment No. 2 to the Company's Registration Statement on Form S-4,
         No. 333-01991, filed on May 2, 1996.)
10.14    Agreement for Purchase and Sale of Assets [Monetization], dated as of February 24,
         1996, among the Company, Basin Exploration, Inc. ("Basin") and Orion Acquisition,
         Inc. ("Orion"). (Incorporated by reference to Exhibit 2.3 to the Company's Form 8-K, filed March 12, 1996.)

EXHIBIT
NUMBER                                 DESCRIPTION OF EXHIBITS
------   ------------------------------------------------------------------------------------
10.15    Agreement for Purchase and Sale of Assets [Wattenberg], dated as of February 24,
         1996, among the Company, Orion and Basin. (Incorporated by reference to Exhibit A to the Company's Schedule 13D relating to Basin Exploration, Inc. filed on March 6,
         1996.)
10.16    Purchase and Sale Agreement, dated December 1, 1995, between the Company and
         Wattenberg Gas Investments, LLC. (Incorporated by reference to Exhibit 10.26 to the
         Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed March 25, 1996.)
10.17    Rights Agreement, dated as of February 28, 1996, between the Company and Harris
         Trust Company of California as Rights Agent. (Incorporated by reference to Exhibit 1 to the Company's Form 8-A, filed March 11, 1996.)
10.18    Purchase and Sale Agreement dated March 25, 1996 between Orion Acquisition, Inc., the Company and Wattenberg Resources Land, L.L.C. (Incorporated by reference to
         Exhibit 10.28 to the Company's Quarterly Report on Form 10-Q for the quarter ended
         March 31, 1996, filed May 15, 1996.)
10.19    Credit Agreement, dated as of June 7, 1996, among the Company and The Chase
         Manhattan Bank, N.A. ("Chase"), as agent of the Banks signatory thereto.
         (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the
         quarter ended June 30, 1996, filed August 14, 1996.)
10.20    Amended and Restated Credit Agreement dated as of June 14, 1996, among the Company,
         Chase as agent, and the Banks signatory thereto. (Incorporated by reference to the
         Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed
         August 14, 1996.)
10.21    First Amendment to Amended and Restated Credit Agreement dated as of June 17, 1996, by and among the Company and Chase in its individual capacity and as agent for the
         Lenders. (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed August 14, 1996.)
10.22*   Second Amendment to Amended and Restated Credit Agreement dated as of November 27,
         1996 among the Company and Chase in its individual capacity and as agent for the
         Lenders.
10.23    Assignment of Liens and Amendment of Amended, Restated and Consolidated Mortgage,
         Assignment of Production, Security Agreement and Financing Statement, dated June 14,
         1996, among Chase (Assignor), Chase (Assignee) and the Company. (Incorporated by
         reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June
         30, 1996, filed August 14, 1996.)
10.24    Guaranty Agreement by HSR Acquisition, Inc. in favor of Chase, as Agent, dated June
         14, 1996. (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed August 14, 1996.)
10.25    Guaranty Agreement by Orion Acquisition, Inc. in favor of Chase, as Agent, dated
         June 14, 1996. (Incorporated by reference to the Company's Quarterly Report on Form
         10-Q for the quarter ended June 30, 1996, filed August 14, 1996.)
10.26    First Amendment to Guaranty Agreement dated as of June 17, 1996, by and among Orion
         Acquisition, Inc. and Chase, in its individual capacity and as agent for the
         Lenders. (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed August 14, 1996.)
10.27    First Amendment to Guaranty Agreement dated as of June 17, 1996, by and among HSRTW,
         Inc. (formerly HSR Acquisition, Inc.) and Chase, in its individual capacity and as agent for the Lenders. (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed August 14, 1996.)

EXHIBIT
NUMBER                                 DESCRIPTION OF EXHIBITS
------   ------------------------------------------------------------------------------------
10.28    Third Amendment and Supplement to Amended, Restated and Consolidated Mortgage,
         Assignment of Production, Security Agreement and Financing Statement, dated as of
         July 15, 1996, by and between the Company and Chase. (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed August 14, 1996.)
10.29    Hedging Agreement between Chase and the Company dated May 1, 1996. (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June
         30, 1996, filed August 14, 1996.)
10.30    Hedging Agreement between Chase and the Company dated May 1, 1996. (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June
         30, 1996, filed August 14, 1996.)
10.31    Hedging Agreement between Chase and the Company dated June 1, 1996. (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June
         30, 1996, filed August 14, 1996.)
10.32    Purchase and Sale Agreement between the Company and Wattenberg Gas Investments, LLC dated April 25, 1996. (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed August 14, 1996.)
10.33    Purchase and Sale Agreement between Wattenberg Resources Land L.L.C. and Wattenberg
         Gas Investments, LLC dated May 21, 1996. (Incorporated by reference to the Company's
         Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed August 14,
         1996.)
10.34    Purchase and Sale Agreement between Orion Acquisition, Inc. and Wattenberg Gas
         Investments, LLC dated June 14, 1996. (Incorporated by reference to the Company's
         Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed August 14,
         1996.)
10.35    Purchase and Sale Agreement between Wattenberg Resources Land L.L.C. and Wattenberg
         Gas Investments, LLC dated June 14, 1996. (Incorporated by reference to the
         Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed
         August 14, 1996.)
10.36    Purchase and Sale Agreement between Orion Acquisition, Inc. and Wattenberg Gas
         Investments, LLC dated June 14, 1996. (Incorporated by reference to the Company's
         Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed August 14,
         1996.)
10.37    Purchase and Sale Agreement between the Company and Wattenberg Gas Investments, LLC dated June 28, 1996. (Incorporated by reference to the Company's Quarterly Report on
         Form 10-Q for the quarter ended June 30, 1996, filed August 14, 1996.)
10.38    Purchase and Sale Agreement between HSRTW, Inc. and Westtide Investments, LLC dated
         August 9, 1996. (Incorporated by reference to the Company's Quarterly Report on Form
         10-Q for the quarter ended September 30, 1996, filed November 7, 1996.)
10.39    Acquisition Agreement between the Company and TCW Portfolio No. 1555 DR V
         Sub-Custody Partnership, L.P. dated August 30, 1996. (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30,
         1996, filed November 7, 1996.)
10.40*   Purchase Agreement dated November 27, 1996 among the Company, Orion Acquisition,
         Inc., HSRTW, Inc., Salomon Brothers Inc, Chase Securities Inc., Lehman Brothers
         Inc., and Prudential Securities Incorporated.
10.41*   Registration Agreement dated November 27, 1996 among the Company, Orion Acquisition,
         Inc., HSRTW, Inc. and Salomon Brothers Inc in its individual capacity and as agent for Chase Securities Inc., Lehman Brothers Inc., and Prudential Securities
         Incorporated.
23.1*    Consent of Arthur Andersen LLP.
23.2*    Consent of Williamson Petroleum Consultants Inc.
25.1+    Statement of Eligibility of Trustee on Form T-1 with respect to the Exchange Notes.

---------------
* Filed herewith

+ To be filed by amendment

ITEM 22.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form (Form S-4), within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on this 8th day of January, 1997.


                                          HS Resources, Inc.
                                          a Delaware corporation


                                          By: /s/  NICHOLAS J. SUTTON
                                              ----------------------------------
                                              Nicholas J. Sutton
                                              Chairman of the Board and Chief
                                              Executive Officer


                                          HSRTW, Inc.
                                          a Delaware corporation


                                          By: /s/  NICHOLAS J. SUTTON
                                              ----------------------------------
                                              Nicholas J. Sutton
                                              Chairman of the Board and Chief
                                              Executive Officer


                                          Orion Acquisition, Inc.
                                          a Delaware corporation


                                          By: /s/  NICHOLAS J. SUTTON
                                              ----------------------------------
                                              Nicholas J. Sutton
                                              Chairman of the Board and Chief
                                              Executive Officer

                               HS RESOURCES, INC.

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nicholas J. Sutton, P. Michael Highum and James E. Duffy, and each of them his true and lawful attorneys-in-fact and agents with full power and substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including without limitation post-effective amendments) to this registration statement, and to file the same with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite or necessary and advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof to be done in and about the premises, as fully to all intents and purposes and he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the date indicated.

January 8, 1997      By: /s/  NICHOLAS J. SUTTON
Date                     -------------------------------------------
                         Nicholas J. Sutton
                         Chairman of the Board and Chief Executive
                         Officer (Principal Executive Officer)

January 8, 1997      By: /s/  P. MICHAEL HIGHUM
Date                     -------------------------------------------
                         P. Michael Highum
                         President and Director (Principal Executive
                         Officer)

January 8, 1997      By: /s/  JAMES E. DUFFY
Date                     -------------------------------------------
                         James E. Duffy
                         Vice President -- Finance and Chief
                         Financial Officer and Director (Principal
                         Financial Officer)

January 8, 1997      By: /s/  ANNETTE M. MONTOYA
Date                     -------------------------------------------
                         Annette M. Montoya
                         Vice President -- Accounting and Controller
                         (Principal Accounting Officer)

January 8, 1997      By: /s/  KENNETH A. HERSH
Date                     -------------------------------------------
                         Kenneth A. Hersh
                         Director

January 8, 1997      By: /s/  MICHAEL J. SAVAGE
Date                     -------------------------------------------
                         Michael J. Savage
                         Director

January 8, 1997      By: /s/  PHILIP B. SMITH
Date                     -------------------------------------------
                         Philip B. Smith
                         Director

                                  HSRTW, INC.

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nicholas J. Sutton, P. Michael Highum and James E. Duffy, and each of them his true and lawful attorneys-in-fact and agents with full power and substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including without limitation post-effective amendments) to this registration statement, and to file the same with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite or necessary and advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof to be done in and about the premises, as fully to all intents and purposes and he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the date indicated.

January 8, 1997      By: /s/  NICHOLAS J. SUTTON
Date                     -------------------------------------------
                         Nicholas J. Sutton
                         Chairman of the Board and Chief Executive
                         Officer (Principal Executive Officer)

January 8, 1997      By: /s/  P. MICHAEL HIGHUM
Date                     -------------------------------------------
                         P. Michael Highum
                         President and Director (Principal Executive
                         Officer)

January 8, 1997      By: /s/  JAMES E. DUFFY
Date                     -------------------------------------------
                         James E. Duffy
                         Vice President -- Finance and Chief
                         Financial Officer and Director (Principal
                         Financial Officer)

January 8, 1997      By: /s/  ANNETTE M. MONTOYA
Date                     -------------------------------------------
                         Annette M. Montoya
                         Vice President -- Accounting and Controller
                         (Principal Accounting Officer)

                            ORION ACQUISITION, INC.

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nicholas J. Sutton, P. Michael Highum and James E. Duffy, and each of them his true and lawful attorneys-in-fact and agents with full power and substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments (including without limitation post-effective amendments) to this registration statement, and to file the same with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite or necessary and advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof to be done in and about the premises, as fully to all intents and purposes and he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement on Form S-4 has been signed by the following persons in the capacities and on the date indicated.

January 8, 1997      By: /s/  NICHOLAS J. SUTTON
Date                     -------------------------------------------
                         Nicholas J. Sutton
                         Chairman of the Board and Chief Executive
                         Officer (Principal Executive Officer)

January 8, 1997      By: /s/  P. MICHAEL HIGHUM
Date                     -------------------------------------------
                         P. Michael Highum
                         President and Director (Principal Executive
                         Officer)

January 8, 1997      By: /s/  JAMES E. DUFFY
Date                     -------------------------------------------
                         James E. Duffy
                         Vice President -- Finance and Chief
                         Financial Officer and Director (Principal
                         Financial Officer)

January 8, 1997      By: /s/  ANNETTE M. MONTOYA
Date                     -------------------------------------------
                         Annette M. Montoya
                         Vice President -- Accounting and Controller
                         (Principal Accounting Officer)

                                  EXHIBIT INDEX


Exhibit
Number                       Description of Exhibits
-------                      -----------------------

  3.2    Third Amended and Restated Bylaws of the Company adopted December 16,
         1996.

  4.2 Indenture dated November 27, 1996, among the Company, Orion Acquisition, Inc., HSRTW, Inc., and Harris Trust and Savings Bank as Trustee.

  4.3 First Supplemental Indenture dated November 25, 1996 among the Company, Orion Acquisition, Inc., HSRTW, Inc., and Harris Trust and Savings
         Bank as Trustee.

 10.22 Second Amendment to Amended and Restated Credit Agreement dated as of November 27, 1996 among the Company and Chase in its individual capacity and as agent for the Lenders.

 10.40 Purchase Agreement dated November 27, 1996 among the Company, Orion Acquisition, Inc., HSRTW, Inc., Salomon Brothers Inc, Chase Securities Inc., Lehman Brothers Inc., and Prudential Securities Incorporated.

 10.41 Registration Agreement dated November 27, 1996 among the Company, Orion Acquisition, Inc., HSRTW, Inc. and Salomon Brothers Inc in its individual capacity and as agent for Chase Securities Inc., Lehman Brothers Inc., and Prudential Securities Incorporated.

 23.1    Consent of Arthur Andersen LLP.

 23.2    Consent of Williamson Petroleum Consultants Inc.